                          PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement  [ ]  Confidential, for Use of the Commission
                                       Only

[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) OR Rule 14a-12

                            CARSON PIRIE SCOTT & CO.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") Rule 0-11:

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) of the Exchange Act and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

              [LETTERHEAD OF CARSON PIRIE SCOTT & CO.]

                                                               December 12, 1997

Dear Shareholder of Carson Pirie Scott & Co.:

    You are invited to attend a Special Meeting of Shareholders of Carson Pirie Scott & Co. ("CPS") to be held on Friday, January 30, 1998 at 10:00 a.m., Milwaukee time, in the Towne Hall at CPS's principal executive offices, 331 W. Wisconsin Avenue, 4th Floor, Milwaukee, Wisconsin 53203.

    At the CPS Special Meeting you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 29, 1997, among Proffitt's, Inc. ("Proffitt's"), LaSalle Merger Corporation, a wholly-owned subsidiary of Proffitt's ("Sub"), and CPS (the "Merger Agreement").

    The Merger Agreement provides for, among other things, the merger of Sub with and into CPS (the "Merger"), with CPS continuing as the surviving corporation and becoming a wholly-owned subsidiary of Proffitt's, and the conversion of each outstanding share of Common Stock of CPS into a number (the "Conversion Number") of shares of Proffitt's Common Stock, ranging from 1.7 to 1.8, depending on the price of the Proffitt's Common Stock. Cash will be paid in lieu of fractional shares.

    The Merger is subject to a number of conditions, including obtaining the approval of the shareholders of Proffitt's and CPS and obtaining any necessary regulatory waivers or approvals. A summary of the basic terms and conditions of the Merger, certain financial and other information relating to Proffitt's and CPS and a copy of the Merger Agreement are set forth in the accompanying Joint Proxy Statement/Prospectus. The Board of Directors of CPS has received an opinion dated October 29, 1997 from SBC Warburg Dillon Read Inc. that, as of such date, the Conversion Number was fair to the holders of CPS Common Stock from a financial point of view. Please review and consider the enclosed materials carefully.

    THE BOARD OF DIRECTORS OF CPS BELIEVES THAT THE PROPOSED MERGER IS IN THE BEST INTERESTS OF CPS AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    Your vote is very important. Regardless of the number of shares you hold or whether you plan to attend the Special Meeting, we urge you to complete, sign, date and return the enclosed proxy card immediately. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. If you have any questions, please call us at (414) 278-5717. We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          /s/ Stanton J. Bluestone

                                          Stanton J. Bluestone
                                          Chairman of the Board & Chief
                                          Executive Officer

                            CARSON PIRIE SCOTT & CO.

                           331 WEST WISCONSIN AVENUE

                           MILWAUKEE, WISCONSIN 53203

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 30, 1998

Dear Shareholder:

    A Special Meeting of Shareholders of Carson Pirie Scott & Co. ("CPS") will be held on Friday, January 30, 1998 at 10:00 a.m., Milwaukee time, in the Towne Hall at CPS's principal executive offices, 331 W. Wisconsin Avenue, 4th Floor, Milwaukee, Wisconsin 53203, for the following purposes:

        1. to approve the Agreement and Plan of Merger, dated as of October 29, 1997, among Proffitt's, Inc. ("Proffitt's"), LaSalle Merger Corporation, a wholly-owned subsidiary of Proffitt's ("Sub") and CPS, providing for, among other things, the merger of Sub with and into CPS (the "Merger"), with CPS continuing as the surviving corporation and a wholly-owned subsidiary of Proffitt's; and

        2. to act upon any other business that may properly come before the Special Meeting or adjournments or postponements of the Special Meeting.

    A Joint Proxy Statement/Prospectus containing additional information is enclosed with this Notice.

    Only shareholders of record at the close of business on December 5, 1997 will be entitled to notice of and to vote at the Special Meeting or at any postponements or adjournments thereof.

    In connection with the proposed Merger, appraisal rights will be available to those shareholders of CPS who comply with the requirements of Section 5/11.70 of the Illinois Business Corporation Act (the "IBCA"), a copy of which is included as Annex IV to the accompanying Joint Proxy Statement/Prospectus. Reference is made to the section entitled "THE SPECIAL MEETINGS--Appraisal Rights" in the accompanying Joint Proxy Statement/Prospectus for a discussion of the procedures to be followed in asserting appraisal rights under Section 5/11.70 of the IBCA in connection with the proposed Merger.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE A PROXY AT ANY TIME BEFORE IT IS EXERCISED. IF YOU ARE PRESENT AT THE SPECIAL MEETING, YOU MAY VOTE IN PERSON OR BY YOUR PROXY.

                                          By Order of the Board of Directors

                                          /s/ Charles J. Hansen

                                          Charles J. Hansen
                                          Secretary

Milwaukee, Wisconsin
December 12, 1997

                                PROFFITT'S, INC.
                                      AND
                            CARSON PIRIE SCOTT & CO.
                             JOINT PROXY STATEMENT
                            ------------------------

                                PROFFITT'S, INC.
                                   PROSPECTUS
                           --------------------------

              SPECIAL MEETING OF SHAREHOLDERS OF PROFFITT'S, INC.
                         TO BE HELD ON JANUARY 30, 1998
          SPECIAL MEETING OF SHAREHOLDERS OF CARSON PIRIE SCOTT & CO.
                         TO BE HELD ON JANUARY 30, 1998

    This Joint Proxy Statement/Prospectus (this "Joint Proxy Statement/Prospectus") is being furnished to shareholders of Proffitt's, Inc., a Tennessee corporation ("Proffitt's"), and to shareholders of Carson Pirie Scott & Co., an Illinois corporation ("CPS"), in connection with the solicitation of proxies by the Board of Directors of each corporation for use at the Special Meeting of Shareholders of Proffitt's (the "Proffitt's Special Meeting") and the Special Meeting of Shareholders of CPS (the "CPS Special Meeting" and, together with the Proffitt's Special Meeting, the "Special Meetings"), respectively, in each case including any adjournments or postponements thereof. The Special Meetings are both scheduled to be held on January 30, 1998. This Joint Proxy Statement/Prospectus relates to (i) the proposed merger (the "Merger") of LaSalle Merger Corporation, an Illinois corporation and a wholly-owned subsidiary of Proffitt's ("Sub"), with and into CPS pursuant to the Agreement and Plan of Merger, dated as of October 29, 1997 (the "Merger Agreement"), among Proffitt's, Sub and CPS, with CPS, as the surviving corporation in the Merger, to become a wholly-owned subsidiary of Proffitt's; (ii) the issuance (the "Stock Issuance") of common shares, $0.10 par value, of Proffitt's (the "Proffitt's Common Stock") in connection with the Merger; and (iii) a proposed amendment (the "Charter Amendment") to Proffitt's Amended and Restated Charter to be considered at the Proffitt's Special Meeting. PROFFITT'S SHAREHOLDERS' APPROVALS OF THE STOCK ISSUANCE AND THE CHARTER AMENDMENT ARE CONDITIONS TO THE CONSUMMATION OF THE MERGER.

    Subject to certain provisions described herein with respect to certain shares owned by Proffitt's, CPS and Proffitt's wholly-owned subsidiaries and perfection of dissenters' rights, each outstanding share of common stock, par value $0.01 per share, of CPS (the "CPS Common Stock"), will be converted by virtue of the Merger into a number (the "Conversion Number"), of validly issued, fully paid and nonassessable shares of Proffitt's Common Stock, and a corresponding percentage of a right to purchase shares of Proffitt's preferred stock (the "Proffitt's Rights") pursuant to the Proffitt's Rights Agreement (as defined herein). The Conversion Number will fall in a range from 1.7 to 1.8 to be determined as provided in the Merger Agreement, depending on the price of the Proffitt's Common Stock. See "SUMMARY--The Merger Agreement" and "THE MERGER AGREEMENT--Terms of the Merger." Cash will be paid in lieu of fractional shares of Proffitt's Common Stock.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Proffitt's regarding up to 30,513,101 shares of Proffitt's Common Stock issuable to CPS shareholders (other than subsidiaries of CPS) pursuant to the Merger Agreement, and upon exercise of options to purchase CPS Common Stock to be converted into options to purchase Proffitt's Common Stock in accordance with the Merger Agreement.

    The Proffitt's Common Stock is listed for trading on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "PFT," and the CPS Common Stock is listed for trading on the NYSE under the symbol "CRP." On October 28, 1997, the last trading day prior to the announcement of the execution of the Merger Agreement, the last sales prices of Proffitt's Common Stock and CPS Common Stock as reported on the NYSE were $26 3/4 and $37 1/2 per share, respectively. On December 9, 1997, the last trading day prior to the date of this Joint Proxy Statement/ Prospectus, the last sales prices of Proffitt's Common Stock and CPS Common Stock as reported on the NYSE were $28 3/4 and $49 1/2 per share, respectively. If the Conversion Number were determined as of such date, the holders of CPS Common Stock would receive pursuant to the Merger, 1.75 shares of Proffitt's Common Stock with a market value on such date of approximately $50.31 for each share of CPS Common Stock. For a description of Proffitt's Common Stock, see "DESCRIPTION OF PROFFITT'S CAPITAL STOCK" and "COMPARISON OF RIGHTS OF HOLDERS OF PROFFITT'S COMMON STOCK AND CPS COMMON STOCK." Proffitt's and CPS shareholders are urged to obtain current market quotations for the Proffitt's Common Stock and the CPS Common Stock.

    This Joint Proxy Statement/Prospectus, the accompanying forms of proxy and the other enclosed documents are first being mailed to shareholders of Proffitt's and CPS on or about December 12, 1997.

    THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    The date of this Joint Proxy Statement/Prospectus is December 10, 1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS.....................................................          iv
SUMMARY....................................................................................................           1
      The Companies........................................................................................           1
      The Merger Agreement.................................................................................           2
      The Special Meetings.................................................................................           3
      The Merger...........................................................................................           4
      Recent Developments..................................................................................           8
      Selected Financial and Operating Data and Selected Unaudited Pro Forma Financial and Operating
       Data................................................................................................           9
      Comparative Per Share Data...........................................................................          16
      Comparative Stock Prices and Dividends...............................................................          17
INTRODUCTION...............................................................................................          18
THE SPECIAL MEETINGS.......................................................................................          18
      Matters To Be Considered at the Special Meetings.....................................................          18
      Votes Required.......................................................................................          19
      Voting of Proxies....................................................................................          20
      Revocability of Proxies..............................................................................          20
      Record Dates; Stock Entitled To Vote; Quorum.........................................................          20
      Appraisal Rights.....................................................................................          21
      Solicitation of Proxies; General.....................................................................          22
      Holders of CPS Common Stock Should Not Send Stock Certificates.......................................          23
      Accountants..........................................................................................          23
THE MERGER.................................................................................................          24
      General..............................................................................................          24
      Background of the Merger.............................................................................          24
      Recommendations of the Boards of Directors; Reasons for the Merger...................................          26
      Opinions of Financial Advisors.......................................................................          28
      Merger Consideration.................................................................................          36
      Effective Time of the Merger.........................................................................          37
      Conversion of Shares; Procedures for Exchange of Certificates........................................          37
      Governmental and Regulatory Approvals................................................................          39
      Certain Federal Income Tax Consequences..............................................................          39
      Accounting Treatment.................................................................................          41
      Interests of Certain Persons in the Merger...........................................................          41
      NYSE Listing.........................................................................................          45
THE MERGER AGREEMENT.......................................................................................          46
      Terms of the Merger..................................................................................          46
      Surrender and Payment................................................................................          47
      Fractional Shares....................................................................................          47
      Conditions to the Merger.............................................................................          48
      Representations and Warranties.......................................................................          49
      Conduct of Business Pending the Merger...............................................................          50
      CPS Stock Options and Employee Benefits..............................................................          52
      Composition of Proffitt's Board of Directors Post-Merger.............................................          52
      No Solicitation......................................................................................          52
      Indemnification; Directors and Officers Insurance....................................................          53
      Termination..........................................................................................          53

                                                                                                                PAGE
                                                                                                                -----
      Fees and Expenses....................................................................................          55
      Amendment............................................................................................          56
      Waiver...............................................................................................          56
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................................................          57
DESCRIPTION OF PROFFITT'S CAPITAL STOCK....................................................................          66
      General..............................................................................................          66
      Proffitt's Common Stock..............................................................................          66
      Proffitt's Preferred Stock...........................................................................          66
      Rights Agreement.....................................................................................          67
      Effect of Anti-takeover Provisions...................................................................          67
      Registration Rights..................................................................................          67
      Redemption of Debentures.............................................................................          67
      Transfer Agent and Registrar.........................................................................          68
COMPARISON OF RIGHTS OF HOLDERS OF PROFFITT'S COMMON STOCK
  AND CPS COMMON STOCK.....................................................................................          68
      Classified Board of Directors........................................................................          68
      Cumulative Voting....................................................................................          69
      Removal of Directors.................................................................................          69
      Number of Directors..................................................................................          69
      Special Meetings.....................................................................................          69
      Required Vote for Authorization of Certain Actions...................................................          70
      Action by Written Consent............................................................................          70
      Voting of Shares Held by Subsidiaries................................................................          70
      Amendment of By-Laws.................................................................................          70
      Voluntary Dissolution................................................................................          71
      Indemnification of Officers and Directors............................................................          71
      Corporate Constituencies.............................................................................          71
      Fair Price Provisions................................................................................          72
      Control Share Acquisition Act........................................................................          73
      Business Combination Statutes........................................................................          73
      Investor Protection Act..............................................................................          74
      Authorized Corporation Protection Act................................................................          75
      Greenmail Act........................................................................................          75
      Dividends and Other Distributions....................................................................          75
      Dissenters' Rights...................................................................................          75
PROPOSED AMENDMENT TO PROFFITT'S AMENDED AND RESTATED CHARTER..............................................          76
BUSINESS OF PROFFITT'S.....................................................................................          77
BUSINESS OF CPS............................................................................................          77
LEGAL OPINIONS.............................................................................................          78
EXPERTS....................................................................................................          78
AVAILABLE INFORMATION......................................................................................          78
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          79
OTHER INFORMATION AND SHAREHOLDER PROPOSALS................................................................          80

APPENDICES

Appendix I    Agreement and Plan of Merger dated as of October 29, 1997, among Proffitt's,
              Inc., LaSalle Merger Corporation and Carson Pirie Scott & Co.
Appendix II   Opinion of Salomon Brothers Inc
Appendix III  Opinion of SBC Warburg Dillon Read Inc.
Appendix IV   Sections 5/11.65 and 5/11.70 of the Illinois Business Corporation Act of
              1983

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PROFFITT'S OR CPS. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROFFITT'S OR CPS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

    CERTAIN OF THE MATTERS DISCUSSED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT PROFFITT'S OR CPS EXPECTS OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE, INCLUDING SUCH THINGS AS FUTURE CAPITAL EXPENDITURES (INCLUDING THE AMOUNT AND NATURE THEREOF), BUSINESS STRATEGY AND MEASURES TO IMPLEMENT STRATEGY, COMPETITIVE STRENGTHS, GOALS, EXPANSION AND GROWTH OF PROFFITT'S AND ITS SUBSIDIARIES' OR CPS AND ITS SUBSIDIARIES' BUSINESS AND OPERATIONS, REALIZATION OF SYNERGIES AND COST SAVINGS, PLANS, REFERENCES TO FUTURE SUCCESS AND OTHER SUCH MATTERS, ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS MAY INVOLVE UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS AND PERFORMANCE OF PROFFITT'S OR CPS TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. CAUTIONARY STATEMENTS REGARDING THE RISKS ASSOCIATED WITH SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THOSE STATEMENTS INCLUDED UNDER "SUMMARY," "THE MERGER" AND ELSEWHERE HEREIN. AMONG OTHERS, FACTORS THAT COULD ADVERSELY AFFECT ACTUAL RESULTS AND PERFORMANCE INCLUDE LOCAL AND REGIONAL ECONOMIC CONDITIONS IN THE AREAS SERVED BY PROFFITT'S AND CPS, THE LEVEL OF CONSUMER SPENDING FOR APPAREL AND OTHER CONSUMER GOODS, THE EFFECTS OF WEATHER CONDITIONS ON SEASONAL SALES IN PROFFITT'S OR CPS'S TRADE AREAS, COMPETITION AMONG DEPARTMENT STORES AND OTHER RETAILERS, CHANGES IN MERCHANDISE MIXES, SITE SELECTION AND RELATED TRAFFIC AND DEMOGRAPHIC PATTERNS, THE ABILITY TO DETERMINE AND IMPLEMENT BEST PRACTICES, AND MERCHANDISING, INVENTORY MANAGEMENT AND TURNOVER LEVELS, REALIZATION OF PLANNED SYNERGIES AND COST SAVINGS, AND PROFFITT'S SUCCESS IN INTEGRATING OTHER COMPANIES' OPERATIONS FOLLOWING RECENT AND POTENTIAL FUTURE MERGERS, INCLUDING THE OPERATIONS OF CPS.

    ALL WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO PROFFITT'S OR CPS ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOREGOING CAUTIONARY STATEMENT. NEITHER PROFFITT'S NOR CPS ASSUMES ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO. AS USED HEREIN, UNLESS THE CONTEXT OTHERWISE REQUIRES, "CPS" MEANS CARSON PIRIE SCOTT & CO. AND ITS CONSOLIDATED SUBSIDIARIES, "PROFFITT'S" MEANS PROFFITT'S, INC. AND ITS CONSOLIDATED SUBSIDIARIES AND "SUB" MEANS LASALLE MERGER CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PROFFITT'S.

    SHAREHOLDERS OF PROFFITT'S AND CPS ARE URGED TO READ CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO AS WELL AS THE ADDITIONAL DOCUMENTS INCORPORATED BY REFERENCE HEREIN. SEE "AVAILABLE INFORMATION" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH BELOW UNDER THE HEADING "--OTHER SIGNIFICANT CONSIDERATIONS."

THE COMPANIES

    PROFFITT'S AND SUB. Proffitt's is a regional department store chain operating 177 stores in 24 states, primarily in the Southeast and Midwest. Proffitt's operates its stores under five chain names: Proffitt's (19 stores), McRae's (31 stores), Younkers (50 stores), Parisian (40 stores) and Herberger's (37 stores). Each chain operates primarily as a leading branded traditional department store in its communities, with Parisian serving as a better branded specialty department store. Most of the stores are located in premier regional malls in the respective trade areas served. Proffitt's stores offer a wide selection of fashion apparel, accessories, cosmetics and decorative home furnishings, featuring assortments of premier brands and specialty merchandise. Each of Proffitt's chains operates with its own merchandising, marketing and store operations team in order to tailor regional assortments to the local customer. At the same time, Proffitt's coordinates merchandising among the chains and consolidates certain administrative and support functions, where appropriate, to realize scale economies, to promote a competitive cost structure and to increase margins. Proffitt's principal executive offices are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, telephone number (205) 940-4000. For further information concerning Proffitt's, see "-- Selected Financial and Operating Data and Selected Unaudited Pro Forma Financial and Operating Data," "BUSINESS OF PROFFITT'S," "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    Sub was organized as an Illinois corporation on October 27, 1997 for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. Sub has no assets or business and has not carried on any activities to date other than those incident to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement. Sub's principal executive offices are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is (205) 940-4000.

    CPS. CPS is a regional department store chain operating 52 family-oriented department stores and four freestanding furniture stores in four states:
Illinois, Indiana, Minnesota and Wisconsin. The CPS stores operate under the tradenames of Carson Pirie Scott, Boston Store and Bergner's, with one central organization for merchandising, marketing and all administrative functions. Each of these tradenames has strong regional recognition and an operating tradition exceeding 100 years. The CPS stores offer a complete line of apparel, cosmetics, accessories/jewelry, shoes, home textiles and housewares, and home furnishings in select locations. The mix of merchandise emphasizes moderate through better prices and is targeted at the traditional and current fashion customer. CPS's principal executive offices are located at 331 W. Wisconsin Avenue, Milwaukee, Wisconsin 53203, telephone number: (414) 347-4141. For further information concerning CPS, see "--Selected Financial Operating Data and Selected Unaudited Pro Forma Financial and Operating Data," "BUSINESS OF CPS," "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

THE MERGER AGREEMENT

    The Merger Agreement appears as Appendix I to this Joint Proxy Statement/Prospectus. Upon the terms and subject to the conditions contained in the Merger Agreement, Sub will be merged with and into CPS at the time of the Merger (the "Effective Time") and each share of CPS Common Stock issued and outstanding immediately prior to the Effective Time (other than certain shares held by CPS, Proffitt's, or Proffitt's subsidiaries or shares as to which dissenters' rights have been perfected) will be converted into a number of shares of Proffitt's Common Stock equal to the Conversion Number. The Conversion Number will be determined as follows:

PROFFITT'S COMMON STOCK
CLOSING DATE MARKET PRICE                                     CONVERSION NUMBER
----------------------------------------------  ----------------------------------------------

Less than $27.75                                                     1.80

$27.75--$28.56                                    $50.00 divided by the Closing Date Market
                                                                    Price

$28.57--$30.85                                                       1.75

$30.86--$31.76                                    $54.00 divided by the Closing Date Market
                                                                    Price

$31.77 or greater                                                    1.70

    "Closing Date Market Price" means the average closing price for one share of Proffitt's Common Stock during the period of the 20 most recent NYSE trading days ending on the third NYSE trading day prior to the date of the CPS Special Meeting. The closing price on any day will be the last reported sale price of one share of Proffitt's Common Stock on the NYSE. See "THE MERGER AGREEMENT."

    The Conversion Number was determined through arm's length negotiations between Proffitt's and CPS.

    The following chart sets forth the Conversion Number to be applied (Column
2) in determining the equivalent value to be received per share of CPS Common Stock, assuming various Closing Date Market Prices for the Proffitt's Common Stock (Column 1). Calculations are rounded to the nearest hundredth.

                                                                        EQUIVALENT VALUE
   PROFFITT'S COMMON STOCK                                                  PER SHARE
  CLOSING DATE MARKET PRICE           CONVERSION NUMBER                OF CPS COMMON STOCK
------------------------------  ------------------------------  ---------------------------------

            $24.00                           1.80                            $43.20

             26.00                           1.80                             46.80

             28.00                           1.79                             50.12

             30.00                           1.75                             52.50

             31.00                           1.74                             53.94

             32.00                           1.70                             54.40

             34.00                           1.70                             57.80

    Since the actual number of shares of Proffitt's Common Stock issuable to CPS shareholders in the Merger depends on the Closing Date Market Price per share of Proffitt's Common Stock, there is no guarantee as to the number of shares of Proffitt's Common Stock that will be received by CPS shareholders.

    The Merger Agreement may be terminated by CPS if the closing price on the NYSE of Proffitt's Common Stock is less than $22.00 per share on each trading day in any period of 15 consecutive trading days beginning October 5, 1997.

THE SPECIAL MEETINGS

    TIME, DATE AND PLACE. The Proffitt's Special Meeting will be held at 10:00 a.m., local time, on January 30, 1998, at Proffitt's executive offices, 750 Lakeshore Parkway, Birmingham, Alabama 35211. The CPS Special Meeting will be held at 10:00 a.m., Milwaukee time, on January 30, 1998, in the Towne Hall at CPS's principal executive offices, 331 W. Wisconsin Avenue, 4th Floor, Milwaukee, Wisconsin 53203.

    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

    PROFFITT'S SPECIAL MEETING. At the Proffitt's Special Meeting, holders of Proffitt's Common Stock will consider and vote upon proposals to (i) approve the Merger Agreement; (ii) approve the Stock Issuance; and (iii) approve the Charter Amendment. APPROVAL OF THE MERGER AGREEMENT, THE STOCK ISSUANCE AND THE CHARTER AMENDMENT (COLLECTIVELY, THE "PROFFITT'S SHAREHOLDER APPROVALS") ARE ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER. Holders of shares of Proffitt's Common Stock entitled to vote also will consider and vote upon any other matter that may properly come before the Proffitt's Special Meeting or any adjournments and postponements thereof.

    CPS SPECIAL MEETING. At the CPS Special Meeting, holders of shares of CPS Common Stock will consider and vote upon a proposal to approve the Merger Agreement. APPROVAL OF THE MERGER AGREEMENT IS A CONDITION TO THE CONSUMMATION OF THE MERGER. Holders of shares of CPS Common Stock entitled to vote also will consider and vote upon any other matter that may properly come before the CPS Special Meeting or at any adjournments or postponements thereof. See "THE SPECIAL MEETINGS."

    VOTES REQUIRED

    PROFFITT'S. Each holder of Proffitt's Common Stock is entitled to one vote per share held of record on the record date. The approval of the Merger Agreement requires the affirmative vote of a majority of the votes eligible to be cast on the proposal. The affirmative vote of a majority of the votes cast in person or by proxy is required to approve each of the Stock Issuance and the Charter Amendment, provided a quorum is present.

    CPS. Each holder of CPS Common Stock is entitled to one vote per share held of record on the record date. The Merger Agreement must be approved by the affirmative vote of a majority of the outstanding shares of CPS Common Stock. An aggregate of 21,555,068 shares of CPS Common Stock held by CPS's subsidiaries ("Subsidiary Shares") will be voted with respect to each matter in the same proportion as the shares of the CPS Common Stock voted by all other shareholders with respect to that matter. A majority of the outstanding shares of CPS Common Stock entitled to vote on a particular matter that are not Subsidiary Shares must be represented in person or by proxy at the CPS Special Meeting in order for a quorum to be present for consideration of the matter at the CPS Special Meeting.

    RECORD DATE. The record date for the determination of holders of Proffitt's Common Stock and CPS Common Stock entitled to notice of and to vote at the Special Meetings is December 5, 1997. On that date, there were 61,433,314 shares of Proffitt's Common Stock issued and outstanding, and there were 15,745,761 shares of CPS Common Stock issued and outstanding (not including the Subsidiary Shares).

    SECURITY OWNERSHIP OF MANAGEMENT. As of December 5, 1997, directors and executive officers of Proffitt's and their affiliates were beneficial owners of an aggregate of 6,622,863 shares of Proffitt's Common Stock (approximately 10.8% of the outstanding shares) including 1,050,775 shares subject to options exercisable within 60 days. As of December 5, 1997, directors and executive officers of CPS and their affiliates were beneficial owners of an aggregate of 735,798 shares of CPS Common Stock (approximately 4.7% of the outstanding shares other than Subsidiary Shares) including 587,722 shares subject to options exercisable within 60 days.

THE MERGER

    REASONS FOR THE MERGER. The Proffitt's Board and the CPS Board believe that by combining two premier regional department store companies, the Merger will produce an enterprise which is better positioned for future growth. The companies' stores have a contiguous geographical relationship, making the combination a complementary expansion of each company's strong base. The Merger also will lower Proffitt's financial leverage, providing additional flexibility for future growth. Proffitt's debt-to-total capitalization ratio as of August 2, 1997 was 49%. On a pro forma basis, as if the Merger had been consummated, Proffitt's debt-to-total capitalization ratio as of August 2, 1997 would have been 42%. After giving effect to (i) the October 6, 1997 conversion of its 4 3/4% Convertible Subordinated Debentures Due 2003 (the "Debentures") and (ii) the planned refinancing of CPS's existing receivables and working capital facilities, Proffitt's pro forma debt-to-total capitalization ratio would have been 30% as of August 2, 1997. There can be no assurance that such refinancing will be completed as planned.

    Because the companies' operations are similarly organized, Proffitt's expects to realize cost reductions and synergies as a result of the Merger of approximately $10 million, $20 million and $40 million in fiscal 1998, 1999 and 2000, respectively. Cost reductions and synergies related to the Merger are expected to come in several forms, such as through merchandising improvements, credit card revenue increases, interest savings and consolidation and reengineering benefits. Additionally, many best practices of the two companies will be implemented throughout the combined corporation. Examples include shared technology and systems and enhanced logistics management at the distribution facilities. Savings will also be recognized on a combined basis through the purchasing power of increased scale in such areas as property and casualty insurance, associate benefits, advertising media and supply purchasing. The anticipated cost savings and synergies may not be realized due to economic and competitive uncertainties which are largely beyond Proffitt's control.

    RECOMMENDATIONS OF THE BOARDS OF DIRECTORS. The Board of Directors of Proffitt's has determined that the Merger is in furtherance of and consistent with its long-term business strategies and is in the best interests of the holders of shares of Proffitt's Common Stock. Accordingly, the Proffitt's Board has unanimously approved the Merger Agreement and the Merger, including the Stock Issuance and the Charter Amendment, and recommends that Proffitt's shareholders vote in favor of the Merger Agreement, the Stock Issuance and the Charter Amendment at the Proffitt's Special Meeting.

    THE BOARD OF DIRECTORS OF PROFFITT'S RECOMMENDS THAT THE HOLDERS OF PROFFITT'S COMMON STOCK APPROVE THE MERGER AGREEMENT, THE STOCK ISSUANCE AND THE CHARTER AMENDMENT.

    The Board of Directors of CPS believes that the terms of the Merger Agreement are consistent with and in furtherance of CPS's long-term business strategy, and in the best interests of CPS and the shareholders of CPS and unanimously recommends that the shareholders of CPS vote for approval of the Merger Agreement.

    THE BOARD OF DIRECTORS OF CPS RECOMMENDS THAT THE HOLDERS OF CPS COMMON STOCK APPROVE THE MERGER AGREEMENT.

    For additional information with respect to the determinations made by, and the recommendations of, the Proffitt's and CPS Boards of Directors, see "THE MERGER--Recommendations of the Boards of Directors; Reasons for the Merger."

    OPINIONS OF FINANCIAL ADVISORS. Salomon Brothers Inc ("Salomon Brothers") has acted as financial advisor to Proffitt's in connection with the Merger and has delivered a written opinion, dated October 29, 1997, to the Board of Directors of Proffitt's to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Conversion Number was fair, from a financial point of view, to Proffitt's. The full text of the written opinion of Salomon Brothers dated October 29, 1997, which sets forth the assumptions made, matters considered and limitations on the review undertaken, appears as Appendix II to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. Salomon Brothers' opinion is directed only to the fairness of the Conversion Number from a financial point of view to Proffitt's, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Proffitt's Special Meeting. See "THE MERGER--Opinions of Financial Advisors--Salomon Brothers Opinion to the Proffitt's Board of Directors."

    SBC Warburg Dillon Read Inc. ("SBCWDR") has delivered its written opinion, dated October 29, 1997, to the CPS Board of Directors that the Conversion Number was fair to the holders of CPS Common Stock from a financial point of view. The full text of the written opinion of SBCWDR, which describes the basis on which such firm rendered its opinion, appears as Appendix III to this Joint Proxy Statement/ Prospectus and should be read carefully in its entirety. SBCWDR's opinion is directed only to the Conversion Number and does not constitute a recommendation to any shareholder of CPS as to how such shareholder should vote at the CPS Special Meeting. See "THE MERGER--Opinions of Financial Advisors--SBCWDR Opinion to the CPS Board of Directors."

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. The officers and directors of CPS may have interests in the Merger that are different from, or in addition to, the interests of the shareholders of CPS generally. In connection with the Merger, Stanton J. Bluestone, Chairman of the Board and Chief Executive Officer of CPS, will enter into a one-year employment agreement with Proffitt's and CPS pursuant to which he will continue after the Merger to serve as Chairman of the Board of CPS as a division of Proffitt's. Michael R. MacDonald, President and Chief Operating Officer of CPS, has entered into a three-year employment agreement, effective as of the Effective Time, pursuant to which after the Merger he will serve as President and Chief Executive Officer of CPS as a division of Proffitt's. These agreements will replace Mr. Bluestone's and Mr. MacDonald's current agreements with CPS effective with the Merger. In addition, it is a condition to the consummation of the Merger that Proffitt's offer employment agreements to four executive officers and two other employees of CPS. These agreements would replace, effective with the Merger, each such person's current severance agreement with CPS.

    The Merger Agreement provides that at the Effective Time two members of the current CPS Board of Directors will be appointed to Proffitt's Board of Directors to serve until Proffitt's next regularly scheduled annual meeting of shareholders. See "THE MERGER AGREEMENT--Composition of Proffitt's Board of Directors Post-Merger."

    CONDITIONS TO THE MERGER. The obligations of Proffitt's, Sub and CPS to consummate the Merger are subject to various conditions, including, among other things:

    - obtaining the requisite shareholder approvals;

    - clearance under the antitrust laws;

    - approval of the Office of the Comptroller of the Currency (the "OCC") for the change of control of a bank subsidiary of CPS;

    - the continued accuracy of each party's representations and warranties;

    - the performance by each party of its obligations under the Merger
      Agreement;

    - receipt of a letter from Proffitt's independent accountants to the effect that the independent accountants concur with the conclusion of Proffitt's and CPS's managements that no conditions exist with respect to either company which would preclude accounting for the Merger as a "pooling of interests"; and

    - receipt of an opinion from counsel to CPS as to the tax-free nature of the Merger.

    Certain of the conditions to the Merger may not be waived by the parties, including shareholder approvals and clearance under the antitrust laws. Although the receipt of the pooling letter from Proffitt's independent accountants and the tax opinion of CPS's counsel may be waived by the parties, Proffitt's and CPS do not intend to consummate the Merger in the event either the pooling letter or the tax opinion is not or cannot be delivered.

    TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated at any time prior to the Effective Time under certain circumstances, including, among other things, (i) by mutual written consent of Proffitt's and CPS, (ii) by either Proffitt's or CPS if the Merger has not been effected prior to the close of business on April 15, 1998, (iii) by either Proffitt's or CPS if the requisite shareholder approvals are not obtained, (iv) by either Proffitt's or CPS in certain circumstances involving a competing transaction, (v) by either Proffitt's or CPS if the other party's Board of Directors withdraws or modifies its recommendation of the Merger, recommends a competing transaction or fails to recommend against a tender or exchange offer by a third party, and (vi) by CPS if the closing price of the Proffitt's Common Stock is less than $22 per share for a specified period. See "THE MERGER AGREEMENT-- Termination."

    TERMINATION FEES. The Merger Agreement provides that, under certain circumstances, if the Merger Agreement is terminated following the modification or withdrawal by the CPS Board of Directors of its recommendation of the Merger, in certain situations in which the CPS Board of Directors has recommended, or failed to recommend against, a competing transaction with respect to CPS, or in certain situations involving a tender or exchange offer for CPS Common Stock or certain acquisitions of CPS Common Stock, and the CPS shareholders did not approve the Merger prior to such termination, then CPS will pay $20.0 million to Proffitt's. The Merger Agreement also provides that, under certain circumstances, in the event that (i) CPS terminates the Merger Agreement after April 15, 1998, and a competing transaction commenced prior to the CPS Special Meeting and was consummated within 12 months after such termination; (ii) the Merger Agreement is terminated where the shareholders of CPS did not approve the Merger Agreement, and prior to the CPS Special Meeting a competing transaction commenced; (iii) the Merger Agreement is terminated after the Board of Directors of CPS determines that a competing transaction is superior and a competing transaction is consummated within 12 months after such termination; or (iv) Proffitt's terminates the Merger Agreement for the reasons described in clause
(v) of the preceding paragraph and a competing transaction is consummated within 12 months after such termination, CPS will pay a fee of $20.0 million to Proffitt's.

    Proffitt's has agreed to pay CPS a $30.0 million termination fee if the Merger Agreement is terminated under circumstances relating to Proffitt's of the same type as described above with respect to CPS, except that the termination fee will be $25.0 million if the circumstances are of the type described in clause (ii) in the preceding paragraph. In addition, if the closing price per share of Proffitt's Common Stock is less than $22 per share for a specified period and (i) the Board of Directors of CPS determines not to terminate the Merger Agreement or withdraw its recommendation of the approval thereof, (ii) SBCWDR does not withdraw its opinion, and (iii) the Merger Agreement is not approved at the CPS Special Meeting and, as a result, the Merger Agreement is then terminated, Proffitt's will pay $20.0 million into an escrow account to be released to CPS if a competing transaction involving CPS does not occur within six months of the CPS Special Meeting, and otherwise returned to Proffitt's.

    SHAREHOLDERS' RIGHTS OF APPRAISAL. In accordance with the Tennessee Business Corporation Act ("TBCA"), shareholders of Proffitt's will not be entitled to appraisal rights in connection with the Merger. In accordance with the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), the shareholders of CPS are entitled to certain dissenters' rights of appraisal. See "THE SPECIAL MEETINGS--Appraisal Rights."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The obligation of CPS to consummate the Merger is conditioned upon the receipt of an opinion of its counsel, to the effect, among other things, that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by Proffitt's, CPS or the CPS shareholders upon the receipt of Proffitt's Common Stock in exchange for CPS Common Stock (except with respect to cash received in lieu of fractional shares of Proffitt's Common Stock). See "THE MERGER--Certain Federal Income Tax Consequences."

    ACCOUNTING TREATMENT OF THE MERGER. The Merger is expected to be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles. The obligations of Proffitt's, Sub and CPS to consummate the Merger are subject to the receipt by Proffitt's of a letter dated as of the Effective Time from Proffitt's independent accountants to the effect that the independent accountants concur with the conclusion of Proffitt's and CPS's managements that no conditions exist with respect to either company which would preclude accounting for the Merger as a pooling of interests. See "THE MERGER--Accounting Treatment" and "THE MERGER AGREEMENT--Conditions to the Merger."

    OTHER SIGNIFICANT CONSIDERATIONS. In determining whether to approve the transactions contemplated by the Merger Agreement, Proffitt's and CPS shareholders should consider that the price of Proffitt's Common Stock may vary from the price at the Effective Time, as well as from the prices at the date of this Joint Proxy Statement/Prospectus and at the date of the Special Meetings. Such variations may be the result of changes in the business, operations or prospects of Proffitt's or CPS, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic considerations and other factors. Because the Effective Time may occur at a later date than the date of the Special Meetings, there can be no assurance that the sales price of Proffitt's Common Stock on the date of the Special Meetings will be indicative of the sales price of Proffitt's Common Stock at the Effective Time or thereafter.

    Shareholders of Proffitt's and CPS also should consider that the Conversion Number is a number which will vary with changes in the market price of Proffitt's Common Stock during a specified period. As a result, the Conversion Number will not be fixed until the close of the third NYSE trading day before the CPS Special Meeting. Proffitt's and CPS shareholders are urged to obtain current market quotations for the Proffitt's Common Stock and the CPS Common Stock.

    Anticipated non-recurring charges related to direct costs of the Merger are estimated at $6.0 million. This includes estimated investment banking fees of $4.5 million payable by Proffitt's and CPS and estimated legal, accounting and other transaction costs of $1.5 million. These non-recurring costs would represent a reduction in pro forma fully diluted earnings per share of the Proffitt's Common Stock of $.07 for the year ended February 1, 1997, and $.07 per share for the six months ended August 2, 1997. These charges do not include any charges or benefits related to the combination of the operations of the businesses.

    Immediately prior to the Effective Time, there will be approximately 61,430,000 shares of Proffitt's Common Stock outstanding, assuming the absence of any exercise of options. Immediately following the Effective Time, there will be approximately 88,980,000 shares of Proffitt's Common Stock outstanding (not including 37,720,000 shares held by subsidiaries of CPS), assuming the absence of any exercise of stock options. The shares of Proffitt's Common Stock issued to shareholders of CPS (other than shares issued to subsidiaries of CPS) pursuant to the Merger Agreement will comprise approximately 31.0% of the total number of shares of Proffitt's Common Stock outstanding (not including shares held by subsidiaries of CPS) after the Merger (and approximately 31.3% on a fully diluted basis, assuming exercise of all options to purchase Proffitt's Common Stock or CPS Common Stock exercisable within 60 days of the record date for the Special Meetings).

RECENT DEVELOPMENTS

    PROFFITT'S THIRD QUARTER RESULTS. On November 20, 1997, Proffitt's reported operating results for the quarter ended November 1, 1997. Net sales for the quarter were $592.2 million, compared to net sales of $453.3 million for the third quarter of the prior year, an increase of 30.6%. On a comparable stores basis (excluding Parisian), total Proffitt's sales increased 5% in the third quarter of 1997 compared to the same prior year period. Prior to certain non-recurring and unusual items, net income for the quarter ended November 1, 1997 was $19.4 million, or $.32 per share, compared to $13.2 million, or $.25 per share, for the same prior year period. After non-recurring and unusual items, Proffitt's realized net income of $9.9 million, or $.16 per share, for the quarter ended November 1, 1997, compared to $12.1 million, or $.23 per share, for the third quarter of the prior year.

    For the nine months ended November 1, 1997, net sales were $1,610.9 million, compared to net sales of $1,161.8 million for the same prior year period, an increase of 38.7%. On a comparable stores basis (excluding Parisian), total Proffitt's sales increased 5% in the nine months ended November 1, 1997 compared to the first nine months of the prior year. Prior to certain non-recurring and unusual items, net income for the nine months ended November 1, 1997 was $39.4 million, or $.66 per share, compared to $24.5 million, or $.48 per share, for the first nine months of the prior year. After non-recurring and unusual items, Proffitt's realized net income of $25.7 , or $.44 per share, for the nine months ended November 1, 1997, compared to $22.0 million, or $.43 per share, for the first nine months of fiscal 1996.

    The foregoing per share net income data gives effect to Proffitt's two-for-one stock split paid October 27, 1997 to shareholders of record as of October 15, 1997.

    ESOP TERMINATION. In August 1997, Proffitt's announced the planned termination of the Herberger's Employee Stock Ownership Plan ("ESOP"). The planned termination resulted in a third quarter 1997 charge (primarily non-cash) of approximately $8.6 million due to certain unallocated common shares of Proffitt's held by the ESOP being allocated to the ESOP participants. In connection with the planned termination of the ESOP, Proffitt's received approximately $10 million in cash representing payment of notes receivable from the ESOP. Subsequent to this one-time charge, Proffitt's will incur no future ESOP related charges.

    CPS THIRD QUARTER RESULTS. On November 13, 1997, CPS reported operating results for the quarter ended November 1, 1997. Net sales for the quarter were $281.7 million, compared to net sales of $266.2 million for the third quarter of the prior year, an increase of 5.8%. On a comparable stores basis, total CPS sales increased 4.0% in the third quarter of 1997 compared to the same prior year period. Prior to certain non-recurring items, net income for the quarter ended November 1, 1997 was $6.5 million, or $.39 per share, compared to $5.2 million, or $.31 per share, for the same prior year period. After non-recurring items, CPS realized net income of $5.4 million, or $.33 per share, for the quarter ended November 1, 1997, compared to a net loss of $1.2 million, or $.07 per share, for the third quarter of the prior year.

    For the nine months ended November 1, 1997, net sales were $783.6 million, compared to net sales of $728.0 million for the same prior year period, an increase of 7.6%. On a comparable stores basis, total CPS sales increased 4.4% in the nine months ended November 1, 1997 compared to the first nine months of the prior year. Prior to certain non-recurring and unusual items, net income for the nine months ended November 1, 1997 was $13.2 million, or $.80 per share, compared to $10.4 million, or $.61 per share, for the first nine months of the prior year. After non-recurring and unusual items, CPS realized net income of $9.7 million, or $.59 per share, for the nine months ended November 1, 1997, compared to $11.3 million, or $.67 per share, for the first nine months of fiscal 1996.

                     SELECTED FINANCIAL AND OPERATING DATA
                                      AND
           SELECTED UNAUDITED PRO FORMA FINANCIAL AND OPERATING DATA

    Set forth on the following pages are selected historical financial and operating data of Proffitt's and CPS, and selected unaudited pro forma combined financial and operating data of Proffitt's, Parisian, Inc. ("Parisian") and CPS. The historical data with respect to Proffitt's and CPS are derived from the respective historical consolidated financial statements of Proffitt's and CPS and should be read in conjunction with the consolidated financial statements and notes of Proffitt's and the consolidated financial statements and notes of CPS, respectively, incorporated herein by reference.

    The selected unaudited pro forma combined financial and operating data should be read in conjunction with the unaudited pro forma combined financial statements, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

SELECTED FINANCIAL AND OPERATING DATA FOR PROFFITT'S(1)

    The selected financial and operating data below should be read in conjunction with the consolidated financial statements and notes thereto of Proffitt's and with Proffitt's Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this Joint Proxy Statement/Prospectus. The selected financial and operating data as of and for the six months ended August 3, 1996 and August 2, 1997 are derived from unaudited financial statements as of such dates and for such periods, but in the opinion of management, include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of such data.

                                             FISCAL YEAR ENDED (2)                        SIX MONTHS ENDED (3)
                        ---------------------------------------------------------------  ----------------------
                        JANUARY 30,  JANUARY 29,  JANUARY 28,  FEBRUARY 3,  FEBRUARY 1,  AUGUST 3,   AUGUST 2,
                           1993         1994         1995         1996         1997        1996        1997
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------

                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
  DATA:
  Net sales(4)........   $ 858,754   $ 1,063,488  $ 1,513,444  $ 1,661,056  $ 1,889,779  $ 708,538  $ 1,018,657
  Cost and expenses:
    Cost of sales.....     523,444       690,083      986,028    1,087,619    1,230,454    458,240      648,755
    Selling, general,
      and
      administrative
      expenses........     220,889       255,856      352,448      398,999      440,502    175,733      250,875
    Other operating
      expenses........      64,157        88,792      122,583      130,560      142,124     61,350       86,474
    Expenses related
      to hostile
      takeover
      defense(5)......                                               3,182
    Long-lived assets
      impairment or
      disposition(6)..                                              19,121       (1,094)    (2,260)          30
    Merger,
      restructuring
      and integration
      costs(7)........                                              20,822       15,929      4,270        3,102
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------
      Operating
        income........      50,264        28,757       52,385          753       61,864     11,205       29,421
  Other income:
    Finance charge
      income, net of
      allocation to
      purchasers of
      accounts
      receivable(8)...      16,151        19,312       27,934       31,273       32,305     14,879       21,647
    Interest
      expense.........     (11,701)      (11,286)     (23,286)     (29,389)     (26,756)    (9,911)     (21,691)
    Other income,
      net.............         233         4,063        4,826        4,051        1,572        713          389
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------
      Income before
        provision for
        income taxes,
        extraordinary
        loss and
        cumulative
        effect of
        accounting
        changes.......      54,947        40,846       61,859        6,688       68,985     16,886       29,766
  Provision for income
    taxes.............      20,631        16,122       24,411        6,047       31,586      7,045       12,844
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------
      Income before
        extraordinary
        loss and
        cumulative
        effect of
        accounting
        changes.......      34,316        24,724       37,448          641       37,399      9,841       16,922
  Extraordinary loss
    on extinguishment
    of debt (net of
    tax)..............                    (1,088)                   (2,060)                              (1,120)
  Cumulative effect of
    accounting changes
    (net of tax)(9)...      (1,794)        1,904
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------
      Net income
        (loss)........      32,522        25,540       37,448       (1,419)      37,399      9,841       15,802
  Preferred stock
    dividends(10).....                                  1,694        1,950          796        796
  Payment for early
    conversion of
    preferred
    stock(10).........                                                            3,032      3,032
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------
      Net income
        (loss)
        available to
        common
       shareholders...   $  32,522   $    25,540  $    35,754  $    (3,369) $    33,571  $   6,013  $    15,802
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------

EARNINGS PER SHARE
  RESTATED FOR THE
  OCTOBER 27, 1997
  2-FOR-1 SPLIT(11):
    Earnings (loss)
      per common share
      before
      extraordinary
      loss and
      cumulative
      effect of
      changes in
      accounting
      methods:
      Primary.........   $    0.99   $      0.56  $      0.78  $      (.03) $      0.66  $    0.13  $      0.30
      Fully diluted...   $    0.99   $      0.56  $      0.76  $      (.03) $      0.71  $    0.20  $      0.29
    Earnings (loss)
      per common
      share:
    Primary...........   $    0.94   $      0.58  $      0.78  $      (.08) $      0.66  $    0.13  $      0.28
      Fully diluted...   $    0.94   $      0.58  $      0.76  $      (.08) $      0.71  $    0.20  $      0.27
    Weighted average
      common shares
      outstanding (in
      thousands)(12):
    Primary...........      34,792        44,334       46,092       46,314       51,128     47,740       57,374
      Fully diluted...      34,792        44,334       52,602       46,332       56,408     50,194       57,984

                                             FISCAL YEAR ENDED (2)                        SIX MONTHS ENDED (3)
                        ---------------------------------------------------------------  ----------------------
                        JANUARY 30,  JANUARY 29,  JANUARY 28,  FEBRUARY 3,  FEBRUARY 1,  AUGUST 3,   AUGUST 2,
                           1993         1994         1995         1996         1997        1996        1997
                        -----------  -----------  -----------  -----------  -----------  ---------  -----------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
  Comparable store net
    sales
    increase(13)......          7%            5%           3%           3%           3%         3%           5%
  Stores open at end
    of
    period(12)(13)....         106           115          146          144          173        134          175
  Capital
   expenditures(12)...   $  48,078   $    86,192  $    53,293  $    51,469  $    61,031  $  24,952  $    53,896

BALANCE SHEET DATA:
  Working capital.....   $ 203,977   $   306,853  $   301,270  $   235,194  $   344,410  $ 226,480  $   396,148
  Total assets........   $ 536,603   $   653,680  $   967,667  $   919,013  $ 1,403,796  $ 922,200  $ 1,512,814
  Senior long-term
    debt, less current
    portion...........   $ 216,985   $   117,588  $   225,232  $   168,937  $   276,810  $ 153,555  $   338,548
  Subordinated debt...               $    86,250  $   100,269  $   100,505  $   225,767  $ 100,633  $   197,511
  Shareholders'
    equity............   $ 122,582   $   275,104  $   337,007  $   327,371  $   539,898  $ 333,636  $   572,191

NOTES TO SELECTED FINANCIAL AND OPERATING DATA FOR PROFFITT'S

(1) Effective February 1, 1997 and February 3, 1996, G.R. Herberger's, Inc. ("Herberger's") and Younkers, Inc. ("Younkers"), respectively, were acquired by Proffitt's. These acquisitions were accounted for under the pooling-of-interests method. Accordingly, Proffitt's financial statements were restated for all periods to include the results of operations and financial position of Herberger's and Younkers. Effective October 11, 1996, Proffitt's acquired Parisian and the transaction was accounted for as a purchase. Accordingly, the financial results of the operations of Parisian have been included in Proffitt's results of operations since the acquisition date.

(2) Proffitt's fiscal year ends on the Saturday nearest January 31. Fiscal years presented consisted of 52 weeks except for the fiscal year ended February 3, 1996, which consisted of 53 weeks (except for the period ended January 30, 1993 which includes 53 weeks for Younkers).

(3) The business of Proffitt's is seasonal, and results for any period within a fiscal year are not necessarily indicative of the results that may be achieved in a full fiscal year.

(4) Net sales include leased department sales, which represent sales by retail vendors that lease store space. Leased department sales accounted for approximately 3% to 5% of net sales for the periods presented.

(5) Expenses incurred were related to the defense of the attempted hostile takeover of Younkers by CPS.

(6) Proffitt's adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in the fourth quarter of fiscal 1995. As a result of adopting this new accounting standard and as a result of closing certain stores and warehouses, Proffitt's incurred impairment charges related to the write-down in carrying value of six stores due to poor operating results, abandonment of a duplicate warehouse and leasehold improvements related to the Parks-Belk Company ("Parks-Belk") and Younkers chains, and a loss on abandonment of leasehold improvements related to closed stores. For the period ended February 1, 1997, Proffitt's incurred additional charges of $1.4 million for closed or underperforming stores of the Herberger's chain. These losses in fiscal 1996 were offset by gains from sales of assets totaling $2.5 million consisting principally of land, building and fixtures related to two Younkers stores sold to CPS.

(7) In connection with the Younkers, Herberger's, and Parisian acquisitions, Proffitt's incurred certain costs to effect such acquisitions and other costs to restructure and integrate the combined operating companies. The costs incurred included, among other costs, merger transaction costs, severance and related benefits, abandonment and elimination of duplicate administrative office space, property, data processing equipment and software.

(8) Finance charge income includes finance charges and late payment fees earned on Proffitt's proprietary credit cards, less the portion of such income allocated to third party purchasers of such credit card receivables.

(9) Effective as of the beginning of the fiscal year ended January 30, 1993, Younkers recognized a cumulative effect adjustment of $1.8 million (net of income taxes of $1.2 million) due to the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions," under which employers recognize the cost of retiree health and life insurance benefits over the employees' periods of service.

    Effective January 31, 1993, Proffitt's changed its method of accounting for inventory to include certain purchasing and distributions costs. Previously, these costs were charged to expense in the period incurred rather than in the period in which the merchandise was sold. The cumulative effect of this change was to increase net income $2.3 million (net of income taxes of $1.5 million). Also effective January 31, 1993, Proffitt's changed its method of accounting for store preopening costs to expensing such costs when incurred. The cumulative effect of this change was to decrease net income $0.4 million (net of income taxes of $0.2 million). Previously, these costs were amortized over the twelve months immediately following the individual store openings.

    In 1992, the Financial Accounting Standards Board issued SFAS No. 109 "Accounting for Income Taxes," which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Proffitt's adopted the new accounting standard effective January 31, 1993. Adoption of the new standard had no effect on Proffitt's financial position or results of operations. There would have been no impact on the year ended January 30, 1993 had the standard been applied retroactively.

    Effective January 30, 1994, Proffitt's changed its method of accounting for inventory to the last-in, first-out (LIFO) method for a substantial portion of its inventories. Previously, all inventories were valued using the first-in, first-out (FIFO) method. The cumulative effect of this change is not presented because it is not determinable.

(10) On June 12, 1996, the holder of Proffitt's preferred stock converted its 600 shares of Series A Preferred Stock into 1,422 shares of Proffitt's Common Stock. Proffitt's paid $3.0 million to such holder as an inducement to the conversion.

(11) On August 21, 1997, Proffitt's declared a 2-for-1 stock split in the form of a 100% stock dividend payable on October 27, 1997 to recordholders of Proffitt's Common Stock at the close of business on October 15, 1997.

(12) The increases during the periods presented are primarily due to Proffitt's acquisitions of: Macco Investments, Inc. ("Macco") (parent company of McRae's, Inc.) in March 1994; Parks-Belk in March and April 1995; and Parisian in October 1996.

(13) Comparable store data for the fiscal year or period within a fiscal year are adjusted so that all amounts relate to a 52-week year. New stores become comparable stores in the first full month following the anniversary of the opening of those stores. Renovated, expanded, or relocated stores are classified as comparable stores and not as new stores. Where operations within a particular mall are divided among two or more buildings, the combined operation is counted as one store.

SELECTED FINANCIAL AND OPERATING DATA FOR CPS (1)

    The selected financial and operating data below should be read in conjunction with the consolidated financial statements and notes thereto of CPS and with CPS's Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this Joint Proxy Statement/ Prospectus. The selected financial and operating data as of and for the six-months ended August 3, 1996 and August 2, 1997 are derived from unaudited financial statements as of such dates and for such periods but, in the opinion of management, include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of such data.

                                           NINE          THREE                                                SIX MONTHS ENDED (3)
                          FISCAL YEAR     MONTHS        MONTHS               FISCAL YEAR ENDED (2)
                             ENDED         ENDED         ENDED      ---------------------------------------   ---------------------
                          JANUARY 30,   OCTOBER 30,   JANUARY 29,   JANUARY 28,   FEBRUARY 3,   FEBRUARY 1,   AUGUST 3,   AUGUST 2,
                            1993(1)       1993(1)       1994(1)        1995          1996          1997         1996        1997
                          -----------   -----------   -----------   -----------   -----------   -----------   ---------   ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
  DATA:
  Net sales (4).........  $ 1,155,198    $ 760,760     $387,679     $ 1,161,612   $ 1,083,812   $ 1,102,826   $ 461,755   $ 501,899
  Cost and expenses:
    Cost of sales.......      733,166      488,101      245,446         745,360       700,435       700,080     295,206     322,023
    Selling, general,
      and administrative
      expenses (5)......      340,723      238,586       90,250         325,847       295,724       307,133     142,710     150,484
    Other operating
      expenses..........       33,714       26,989        2,156           7,328        11,180        16,613       8,198      14,061
    Long-lived assets
      impairment or
      disposition (6)...                                                              (55,179)
    Settlement of
      reorganization
      payables (7)......                                                (18,300)         (725)       (1,280)
                          -----------   -----------   -----------   -----------   -----------   -----------   ---------   ---------
      Operating
        income..........       47,595        7,084       49,827         101,377       132,377        80,280      15,641      15,331
  Other income
    (expense):
    Interest expense....      (12,053)      (9,552)      (4,545)        (17,624)      (17,974)      (15,910)     (7,135)     (8,318)
    Reorganization items
      (1)...............      (52,266)    (219,857)
    Other income
      (expense), net
      (8)...............                                                               (6,835)        1,540      12,065
                          -----------   -----------   -----------   -----------   -----------   -----------   ---------   ---------
      Income (loss)
        before provision
        for income
        taxes,
        extraordinary
        gain and
        cumulative
        effect of
        accounting
        changes.........      (16,724)    (222,325)      45,282          83,753       107,568        65,910      20,571       7,013
  Provision for income
    taxes...............                                 18,110          33,501        43,027        26,100       8,105       2,777
                          -----------   -----------   -----------   -----------   -----------   -----------   ---------   ---------
      Income (loss)
        before
        extraordinary
        gain and
        cumulative
        effect of
        accounting
        changes.........      (16,724)    (222,325)      27,172          50,252        64,541        39,810      12,466       4,236
  Loss from discontinued
    operations (1)......       (6,885)
  Extraordinary gain on
    extinguishment of
    debt (net of tax)
    (1).................                   212,139
  Cumulative effect of
    accounting
    changes (9).........                   (13,994)
                          -----------   -----------   -----------   -----------   -----------   -----------   ---------   ---------
      Net income
        (loss)..........  $   (23,609)   $ (24,180)    $ 27,172     $    50,252   $    64,541   $    39,810   $  12,466   $   4,236
                          -----------   -----------   -----------   -----------   -----------   -----------   ---------   ---------
                          -----------   -----------   -----------   -----------   -----------   -----------   ---------   ---------
  Earnings per common
    share:..............
    Primary.............                                  $1.35           $2.48         $3.75         $2.39       $0.74       $0.26
    Fully diluted.......                                  $1.34           $2.48         $3.75         $2.39       $0.74       $0.26
  Weighted average
    common shares
    outstanding (10) (in
    thousands):
    Primary.............                                 20,136          20,289        17,218        16,667      16,791      16,479
    Fully diluted.......                                 20,231          20,304        17,218        16,687      16,820      16,513
OPERATING DATA:
  Comparable store net
    sales
    increase (11).......           1%           1%           6%              4%            3%            2%          2%          5%
  Stores open at end of
    period..............           62           63           59              61            54            57          55          56
  Capital
    expenditures........  $    18,633    $  35,559     $  9,360     $    54,732   $    38,614   $    52,887   $  27,243   $  27,556
BALANCE SHEET DATA:
  Working capital
    (12)................  $   345,530    $ 251,422     $318,041     $   351,931   $   320,007   $   319,188   $ 269,823   $ 292,466
  Total assets..........  $   965,168    $ 806,267     $712,295     $   723,338   $   692,102   $   724,047   $ 663,984   $ 713,517
  Senior long-term debt,
    less current
    portion.............  $   205,660    $ 256,958     $251,025     $   237,405   $   192,705   $   159,635   $ 146,431   $ 139,825
  Shareholders'
    equity..............  $    24,180    $ 205,000     $232,524     $   286,078   $   319,816   $   358,817   $ 320,438   $ 357,874

NOTES TO SELECTED FINANCIAL AND OPERATING DATA FOR CPS

(1) CPS, its then parent corporation, P.A. Bergner & Co. Holding Company (the "CPS Predecessor") and most of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Wisconsin (the "Bankruptcy Court") on August 23, 1991. On October 12, 1993, CPS, its affiliated debtors, and several of its creditors filed with the Bankruptcy Court a Fourth Amended Joint Plan of Reorganization that was consummated on October 29, 1993. Therefore, the periods presented subsequent to October 30, 1993 represent the results of operations on a post bankruptcy basis.

(2) CPS's fiscal year ends on the Saturday nearest January 31. Fiscal years presented include 52 weeks except for the fiscal year ended February 3, 1996 which contains 53 weeks.

(3) The business of CPS is seasonal, and results for any period within a fiscal year are not necessarily indicative of the results that may be achieved in a full fiscal year.

(4) Net sales include leased department sales which represent sales by retail vendors that lease store space. Leased department sales accounted for approximately 8.0% to 9.0% of net sales for the periods presented.

(5) Included within selling, general, and administrative expenses is service charge income from receivables of $45.7 million, $45.8 million, $43.8 million, $10.5 million, $31.7 million and $36.3 million for fiscal 1996, 1995 and 1994, the three months ended January 29, 1994, the nine months ended October 30, 1993 and fiscal 1992, respectively. Service charge income for the six months ended August 2, 1997 and August 3, 1996 was $25.3 million and $22.4 million, respectively.

(6) In March 1995, CPS sold certain stores located in Minnesota for net proceeds of $70.8 million and realized a gain of $55.2 million.

(7) During fiscal 1994, 1995, and 1996, CPS reduced its reorganization payable reserve to reflect the favorable resolution of claims.

(8) Other expense in fiscal 1995 primarily represents the costs related to CPS's abandoned attempt to acquire Younkers. Other income in the six months ended August 3, 1996 primarily relates to a $14.9 million gain associated with the sale of 1,026,550 shares of Proffitt's Common Stock. Other income for fiscal 1996 includes the aforementioned gain on the Proffitt's Common Stock offset in part by the writedown of $10.5 million relating to County Seat Holdings, Inc. 9% Junior Subordinated Exchange Debentures due 2004 held by CPS.

(9) Effective as of the beginning of the fiscal period ended October 30, 1993, CPS recognized a cumulative effect adjustment of $14.0 million due to the adoption of SFAS No. 106, under which employers recognize the cost of retiree health and life insurance benefits over the employees' periods of service.

(10) Shares outstanding and net loss per share are not presented for periods prior to October 30, 1993 because the CPS Predecessor's common stock was not publicly held. Shares outstanding represent weighted average common shares and common share equivalents used in calculating primary and fully diluted net income per share.

(11) Comparable store sales growth is normally calculated using sales of stores and merchandise departments that have been open for the full fiscal period being calculated and the full prior fiscal period. However, for fiscal 1995, even though eight of the nine Minnesota stores (the "Minnesota Stores") were not open for all of fiscal 1995, comparable sales includes the Minnesota Stores' clearance sales because these clearance sales would normally have occurred across all stores.

(12) Working capital excludes cash and cash equivalents and the current maturities of long-term debt.

SELECTED UNAUDITED PRO FORMA FINANCIAL AND OPERATING DATA

    The selected unaudited pro forma financial and operating data below have been prepared on a consolidated basis based upon the historical financial statements of Proffitt's and CPS for all periods and also on the historical financial statements for Parisian for the year ended February 1, 1997 and for the six-month period ended August 3, 1996. The pro forma combined information gives effect to the Merger accounted for as a pooling of interests, based on an assumed Conversion Number of 1.75 shares of Proffitt's Common Stock for each share of CPS Common Stock. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

                                                               FISCAL YEAR ENDED              SIX MONTHS ENDED
                                                     -------------------------------------  --------------------
                                                     JANUARY 28,  FEBRUARY 3,  FEBRUARY 1,  AUGUST 3,  AUGUST 2,
                                                        1995         1996         1997        1996       1997
                                                     -----------  -----------  -----------  ---------  ---------

                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
  Net sales........................................   $2,675,056   $2,744,868   $3,423,781  $1,478,247 $1,520,556
  Costs and expenses:
    Cost of sales..................................   1,766,282    1,822,108    2,245,270     963,505    987,424
    Selling, general, and administrative
      expenses.....................................     816,586      848,609    1,067,534     502,386    510,295
    Expenses related to Younkers takeover..........                   10,017
    Long-lived assets impairment or disposition....                  (36,058)       1,406         240         30
    Merger, restructuring, and integration costs...                   20,822       15,929       4,270      3,102
    Settlement of reorganization payables..........     (18,300)        (725)      (1,280)
                                                     -----------  -----------  -----------  ---------  ---------
        Operating income...........................     110,488       80,095       94,922       7,846     19,705
  Other income (expense):
    Finance charge income, net of allocation to
      purchasers of accounts receivable............      71,708       77,073       83,617      41,507     46,994
    Interest expense...............................     (40,910)     (47,363)     (60,612)    (29,948)   (30,009)
    Other income (expense), net....................       4,826        4,051       (9,943)     (1,837)       389
                                                     -----------  -----------  -----------  ---------  ---------
        Income before provision for income taxes
          and extraordinary loss on the early
          extinguishment of debt...................     146,112      113,856      107,984      17,568     37,079
  Provision for income taxes.......................      58,112       48,914       48,698       8,526     15,741
                                                     -----------  -----------  -----------  ---------  ---------
        Income before extraordinary loss on the
          extinguishment of debt...................      88,000       64,942       59,286       9,042     21,338
  Extraordinary loss on extinguishment of debt, net
    of tax.........................................                   (2,060)                             (1,120)
                                                     -----------  -----------  -----------  ---------  ---------
        Net income.................................      88,000       62,882       59,286       9,042     20,218
  Preferred stock dividends........................       1,694        1,950          796         796
  Payment for early conversion of preferred
    stock..........................................                                 3,032       3,032
                                                     -----------  -----------  -----------  ---------  ---------
        Net income available to common
          shareholders.............................   $  86,306    $  60,932    $  55,458   $   5,214  $  20,218
                                                     -----------  -----------  -----------  ---------  ---------
                                                     -----------  -----------  -----------  ---------  ---------
  Earnings per share:
    Earnings per common share before
      extraordinary loss
      Primary......................................   $    1.06    $    0.82    $    0.66   $    0.06  $    0.25
      Fully diluted................................   $    1.03    $    0.82    $    0.69   $    0.11  $    0.25
    Earnings per common share:
      Primary......................................   $    1.06    $    0.80    $    0.66   $    0.06  $    0.23
      Fully diluted................................   $    1.03    $    0.80    $    0.69   $    0.11  $    0.23
    Weighted average common shares outstanding (in
      thousands)
      Primary......................................      81,596       76,446       84,481      83,218     86,212
      Fully diluted................................      88,134       76,464       89,795      85,723     86,882
OPERATING DATA:
  Comparable store net sales increases.............           3%           3%           3%          3%         5%
  Stores open at end of period.....................         207          198          230         189        231
  Capital expenditures.............................   $ 108,025    $  90,083    $ 113,918   $  52,195  $  81,452
BALANCE SHEET DATA:
  Working capital..................................                                                    $ 707,136
  Total assets.....................................                                                    $2,188,136
  Long-term debt, less current portion.............                                                    $ 478,373
  Subordinated debt................................                                                    $ 197,511
  Shareholders' equity.............................                                                    $ 931,965

COMPARATIVE PER SHARE DATA

    Set forth below are income from continuing operations and before extraordinary items and book value per common share data of Proffitt's and CPS on both an historical and a pro forma combined basis. Neither Proffitt's nor CPS has paid any dividends on its common stock. Proffitt's and CPS presently follow the policy of retaining earnings to provide funds for the operation and expansion of the business and have no present intention to declare cash dividends in the foreseeable future. Pro forma combined income from continuing operations per share is derived from the pro forma combined information presented elsewhere herein, which gives effect to the Merger under the pooling-of-interests method of accounting as if the Merger had occurred at January 30, 1994, combining the results of Proffitt's and CPS for the periods presented. The equivalent pro forma combined data for CPS is based upon an assumed Conversion Number of 1.75 shares of Proffitt's Common Stock for each share of CPS Common Stock. Book values per share for CPS and for the pro forma combined presentation are based upon outstanding common shares as of the date presented, adjusted in the case of the pro forma combined presentation to include the shares of Proffitt's Common Stock to be issued in the Merger. The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Proffitt's, Parisian and CPS incorporated by reference in this Joint Proxy Statement/Prospectus and presented under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

                                                                                                         EQUIVALENT
                                                                                                          PRO FORMA
                                                                                                          COMBINED
                                                                                          PROFFITT'S/   PER SHARE OF
                                                              PROFFITT'S                      CPS            CPS
                                                              HISTORICAL        CPS        PRO FORMA       COMMON
                                                                  (1)       HISTORICAL   COMBINED (1)       STOCK
                                                             -------------  -----------  -------------  -------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  AND BEFORE EXTRAORDINARY ITEMS: (2)
    January 28, 1995 (3)...................................    $     .78     $    2.48     $    1.06      $    1.86
    February 3, 1996.......................................    $    (.03)    $    3.75     $     .82      $    1.44
    February 1, 1997 (4)...................................    $     .66     $    2.39     $     .66      $    1.16
    August 2, 1997 (six months) (5)........................    $     .30     $     .26     $     .25      $     .44
BOOK VALUE (AT END OF PERIOD):
    February 1, 1997.......................................    $    9.64     $   22.52     $   10.70      $   18.73
    August 2, 1997.........................................    $   10.01     $   22.65     $   10.99      $   19.23

------------------------

(1) Proffit's Historical reflects certain reclassifications and adjustments. See Notes 2 and 13 to the Notes to Unaudited Pro Forma Condensed Combined Income Statements under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

(2) The historical and pro forma per share amounts have been calculated giving effect to the Proffitt's two-for-one stock split that was effective October 27, 1997.

(3) On a fully diluted basis, Proffitt's Historical was $.76, the Proffitt's/CPS Pro Forma Combined is $1.03 and the Equivalent Pro Forma Combined per Share of CPS Common Stock is $1.80.

(4) On a fully diluted basis, Proffitt's Historical was $.71, the Proffitt's/CPS Pro Forma Combined is $.69 and the Equivalent Pro Forma Combined per Share of CPS Common Stock is $1.21.

(5) On a fully diluted basis, Proffitt's Historical was $.29, the Proffitt's/CPS Pro Forma Combined is $.25 and the Equivalent Pro Forma Combined per Share of CPS Common Stock is $.44.

COMPARATIVE STOCK PRICES AND DIVIDENDS

    The Proffitt's Common Stock and the CPS Common Stock are listed and traded on the NYSE (symbols: "PFT" and "CRP," respectively). Proffitt's Common Stock was traded on the Nasdaq National Market under the symbol "PRFT" prior to July 7, 1997. The following table sets forth for the periods indicated the reported sales prices for Proffitt's Common Stock and CPS Common Stock. The source of these quotations is the New York Stock Exchange Composite Tape, and for Proffitt's Common Stock prior to July 7, 1997, the Monthly Statistical Report of the National Association of Securities Dealers, Inc. With respect to Proffitt's Common Stock prior to July 7, 1997, such quotations represent inter-dealer prices for actual transactions, without adjustment for retail markup, markdown or commission. Neither Proffitt's nor CPS has declared or paid any dividends on its common stock. Prices of Proffitt's Common Stock have been adjusted to give effect to the October 1997 two-for-one stock split.

                                                                                                    SALES PRICE
                                                                                               ---------------------
PROFFITT'S COMMON STOCK                                                                           HIGH        LOW
---------------------------------------------------------------------------------------------  ----------  ---------
1995
  First Quarter..............................................................................  13 1/4      10 3/8
  Second Quarter.............................................................................  16 1/2      12
  Third Quarter..............................................................................  17 1/8      11 9/16
  Fourth Quarter.............................................................................  14 1/2      10 3/4
1996
  First Quarter..............................................................................  16 7/8      11 3/4
  Second Quarter.............................................................................  20          15 3/4
  Third Quarter..............................................................................  21          17 3/4
  Fourth Quarter.............................................................................  21 3/8      16 5/16
1997
  First Quarter..............................................................................  20 11/16    15 5/8
  Second Quarter.............................................................................  26 27/32    18 7/8
  Third Quarter (prior to October 29, 1997)..................................................  30 5/8      24 7/8
  Third Quarter (from and after October 29, 1997)............................................  29          26
  Fourth Quarter (through December 9, 1997)..................................................  32 7/16     28 1/4

                                                                                                     SALES PRICE
                                                                                                ---------------------
CPS COMMON STOCK                                                                                   HIGH        LOW
----------------------------------------------------------------------------------------------  ----------  ---------
1995
  First Quarter...............................................................................  18 1/8      15
  Second Quarter..............................................................................  17 1/8      15 1/4
  Third Quarter...............................................................................  20 3/4      16 1/2
  Fourth Quarter..............................................................................  20 3/4      15 3/8
1996
  First Quarter...............................................................................  26 1/2      16 1/2
  Second Quarter..............................................................................  28 7/8      21 7/8
  Third Quarter...............................................................................  27 3/8      22 3/8
  Fourth Quarter..............................................................................  28 5/8      23 1/4
1997
  First Quarter...............................................................................  32 7/8      26 1/4
  Second Quarter..............................................................................  33 3/4      29 3/4
  Third Quarter (prior to October 29, 1997)...................................................  40 1/8      32 7/8
  Third Quarter (from and after October 29, 1997).............................................  48 1/4      42
  Fourth Quarter (through December 9, 1997)...................................................  54 7/16     48 3/8

                                  INTRODUCTION

    This Joint Proxy Statement/Prospectus is being furnished to shareholders of Proffitt's in connection with the solicitation of proxies by the Proffitt's Board of Directors for use at the Proffitt's Special Meeting to be held at Proffitt's executive offices, 750 Lakeshore Parkway, Birmingham, Alabama 35211, on January 30, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

    This Joint Proxy Statement/Prospectus is being furnished to shareholders of CPS in connection with the solicitation of proxies by the CPS Board of Directors for use at the CPS Special Meeting to be held at the Towne Hall at CPS's principal executive offices, 331 W. Wisconsin Avenue, 4th Floor, Milwaukee, Wisconsin 53203, on January 30, 1998, at 10:00 a.m., Milwaukee time, and at any adjournments or postponements thereof.

    This Joint Proxy Statement/Prospectus constitutes a prospectus of Proffitt's with respect to up to 30,513,101 shares of Proffitt's Common Stock issuable to CPS shareholders (other than subsidiaries of CPS) pursuant to the Merger Agreement and upon exercise of options to purchase CPS Common Stock to be converted into options to purchase shares of Proffitt's Common Stock.

                              THE SPECIAL MEETINGS

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

    PROFFITT'S SPECIAL MEETING. At the Proffitt's Special Meeting, holders of shares of Proffitt's Common Stock will consider and vote upon proposals to approve the Merger Agreement, the Stock Issuance and the Charter Amendment. Holders of shares of Proffitt's Common Stock entitled to vote also will consider and vote upon any other matter that may properly come before the Proffitt's Special Meeting or at any adjournments or postponements thereof. RECEIPT OF EACH OF THE PROFFITT'S SHAREHOLDER APPROVALS IS A CONDITION TO THE CONSUMMATION OF THE MERGER.

    THE BOARD OF DIRECTORS OF PROFFITT'S HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK ISSUANCE, AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE STOCK ISSUANCE. SEE "THE MERGER--RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER." THE BOARD OF DIRECTORS OF PROFFITT'S HAS ALSO UNANIMOUSLY APPROVED THE CHARTER AMENDMENT AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL RELATING THERETO. SEE "PROPOSED AMENDMENT TO PROFFITT'S AMENDED AND RESTATED CHARTER."

    CPS SPECIAL MEETING. At the CPS Special Meeting, holders of shares of CPS Common Stock entitled to vote at the CPS Special Meeting will consider and vote upon a proposal to approve the Merger Agreement. Holders of shares of CPS Common Stock entitled to vote also will consider and vote upon any other matter that may properly come before the CPS Special Meeting or at any adjournments or postponements thereof. APPROVAL OF THE MERGER AGREEMENT BY THE SHAREHOLDERS OF CPS IS A CONDITION TO THE CONSUMMATION OF THE MERGER.

    THE BOARD OF DIRECTORS OF CPS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT, AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER--RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER."

    Subject to certain provisions described herein with respect to certain shares owned by CPS, Proffitt's, and Proffitt's subsidiaries, in the Merger each issued and outstanding share of CPS Common Stock will be converted into a number of validly issued, fully paid and nonassessable shares of Proffitt's Common Stock, including the corresponding percentage of a Proffitt's Right, equal to the Conversion Number. Cash will be paid in lieu of fractional shares of Proffitt's Common Stock. See "THE MERGER--Merger Consideration" and "THE MERGER AGREEMENT--Fractional Shares."

VOTES REQUIRED

    PROFFITT'S. Each holder of Proffitt's Common Stock is entitled to one vote per share held of record on the Proffitt's Record Date (as defined herein). The approval of the Merger Agreement requires the affirmative vote of a majority of the votes eligible to be cast on the proposal. The approval of each of the Stock Issuance and the Charter Amendment requires the affirmative vote of a majority of the votes cast, provided a quorum is present.

    Abstentions will be counted as shares present for purposes of determining the presence of a quorum at the Proffitt's Special Meeting. See "--Record Dates; Stock Entitled to Vote; Quorum." Abstentions with respect to the Merger Agreement will have the effect of votes against the approval of such matter. In addition, brokers who hold shares of Proffitt's Common Stock as nominees will not have discretionary authority to vote shares of Proffitt's Common Stock in the absence of instructions from the beneficial owners thereof. Votes which are not cast for this reason ("broker non-votes") will have the effect of a vote against the Merger Agreement. Abstentions and broker non-votes with respect to the Stock Issuance and the Charter Amendment will not have the effect of either a vote for or against the matter.

    Shareholders of Proffitt's should be aware that a shareholder who votes to approve the Merger Agreement, the Stock Issuance or the Charter Amendment may be deemed to have ratified the terms of the Merger and the Stock Issuance or the Charter Amendment, including the fairness thereof, and, under certain circumstances, such shareholder may be precluded from challenging the fairness of the Merger, the Stock Issuance or the Charter Amendment in a subsequent legal proceeding. Proffitt's may use a shareholder's affirmative vote in favor of the Merger Agreement, the Stock Issuance or the Charter Amendment as a defense to any subsequent challenge to the Merger, the Stock Issuance or the Charter Amendment. An abstention, in and of itself, will not be considered such a ratification; however, no assurance can be given as to the effect that such an abstention would have on the shareholder's rights to challenge the Merger, the Stock Issuance or the Charter Amendment.

    As of December 5, 1997, directors and executive officers of Proffitt's and their affiliates were beneficial owners of an aggregate of approximately 6,620,000 shares (approximately 10.8% of the outstanding shares of Proffitt's Common Stock), including approximately 1,050,000 shares subject to options exercisable within 60 days.

    CPS. Each holder of CPS Common Stock is entitled to one vote per share held of record on the CPS Record Date (as defined herein). The Merger Agreement must be approved by the affirmative vote of a majority of the outstanding shares of CPS Common Stock. The Subsidiary Shares will be voted with respect to each matter in the same proportion as the shares of the CPS Common Stock voted by other shareholders with respect to that matter. A majority of the outstanding shares of CPS Common Stock entitled to vote on a particular matter that are not Subsidiary Shares must be represented in person or by proxy at the CPS Special Meeting in order for a quorum to be present for consideration of the matter at the CPS Special Meeting.

    Abstentions will be counted as shares present for purposes of determining a quorum. See "--Record Dates; Stock Entitled to Vote; Quorum." Abstentions will have the effect of votes against approval of the Merger Agreement. In addition, brokers who hold shares of CPS Common Stock as nominees will not have discretionary authority to vote shares of CPS Common Stock in the absence of instructions from the beneficial owners thereof. Broker non-votes will have the effect of votes against approval of the Merger Agreement.

    As of December 5, 1997, directors and executive officers of CPS and their affiliates were beneficial owners of an aggregate of approximately 740,000 shares (approximately 4.7% of the outstanding shares of CPS Common Stock other than Subsidiary Shares), including approximately 590,000 shares subject to options exercisable within 60 days.

VOTING OF PROXIES

    Shares represented by properly executed proxies received in time for the Special Meetings and which have not been revoked will be voted at such Special Meetings in the manner specified by the holders thereof. Proxies which do not contain an instruction to vote for or against or to abstain from voting on a particular matter described in the proxy will be voted in favor of such matter.

    It is not expected that any matter other than those referred to in this Joint Proxy Statement/ Prospectus will be brought before either of the Special Meetings. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed Proffitt's or CPS form of proxy does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by submitting a later dated proxy with respect to the same shares, by filing with the Secretary of Proffitt's a duly executed revocation (in the case of a Proffitt's shareholder) or by written notice to CPS stating that the proxy is revoked (in the case of a CPS shareholder) or by voting in person at the respective Special Meeting. Attendance at the respective Special Meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATES; STOCK ENTITLED TO VOTE; QUORUM

    PROFFITT'S. Only holders of record of Proffitt's Common Stock at the close of business on December 5, 1997 (the "Proffitt's Record Date") will be entitled to receive notice of and to vote at the Proffitt's Special Meeting. On the Proffitt's Record Date, Proffitt's had outstanding 61,433,314 shares of Proffitt's Common Stock. The holders of Proffitt's Common Stock are entitled to one vote per share on each matter submitted to a vote at the Proffitt's Special Meeting. The holders of a majority of the shares of Proffitt's Common Stock entitled to vote must be present in person or by proxy at the Proffitt's Special Meeting in order for a quorum to be present. Shares of Proffitt's Common Stock represented by proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum at the Proffitt's Special Meeting. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum but will not be treated as shares having voted at the Proffitt's Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

    In the event a quorum is not present in person or by proxy at the Proffitt's Special Meeting, the Proffitt's Special Meeting is expected to be adjourned or postponed; provided, however, that proxies directing votes AGAINST the Merger will not be used to vote FOR adjournment of the Proffitt's Special Meeting by the persons named therein as proxies.

    CPS. Only holders of record of CPS Common Stock at the close of business on December 5, 1997 (the "CPS Record Date") will be entitled to receive notice of and to vote at the CPS Special Meeting. On the CPS Record Date, CPS had outstanding 15,745,761 shares of CPS Common Stock (not including the 21,555,068 Subsidiary Shares). The holders of CPS Common Stock are entitled to one vote per share on each matter submitted to a vote at the CPS Special Meeting. The Subsidiary Shares will be voted with respect to each matter submitted to a vote in the same proportion as the shares of CPS Common Stock voted by all other shareholders with respect to that matter. The holders of a majority of the shares of CPS Common Stock entitled to vote on a particular matter that are not Subsidiary Shares must be present in person or by proxy at the CPS Special Meeting in order for a quorum to be present. Shares of CPS Common Stock represented by proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares having voted at the CPS Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

    In the event a quorum is not present in person or by proxy at the CPS Special Meeting, the CPS Special Meeting is expected to be adjourned or postponed. Proxies directing votes AGAINST adoption of the Merger Agreement will not be used to vote FOR adjournment of the CPS Special Meeting by the persons named therein as proxies.

APPRAISAL RIGHTS

    At the Proffitt's Special Meeting, holders of shares of Proffitt's Common Stock will consider and vote upon proposals to approve the Merger Agreement, the Stock Issuance and the Charter Amendment. Because shares of Proffitt's Common Stock are listed on the NYSE, holders of Proffitt's Common Stock will not be entitled to appraisal rights under the TBCA.

    The IBCA provides appraisal rights for certain mergers and consolidations. Sections 5/11.65 and 5/11.70 of the IBCA entitle any CPS shareholder who objects to the Merger and who follows the prescribed procedures to receive cash equal to the "fair value" of such shareholder's shares of CPS Common Stock in lieu of receiving the consideration proposed under the Merger. Set forth below is a summary of the procedures relating to the exercise of such dissenters' rights. This summary does not purport to be a complete statement of dissenters' rights and is qualified in its entirety by reference to Sections 5/11.65 and 5/11.70 of the IBCA, which are reproduced in full as Appendix IV attached to this Joint Proxy Statement/Prospectus.

    ANY SHAREHOLDER OF CPS CONTEMPLATING THE POSSIBILITY OF DISSENTING FROM THE MERGER SHOULD CAREFULLY REVIEW THE TEXT OF APPENDIX IV (PARTICULARLY THE SPECIFIC PROCEDURAL STEPS REQUIRED TO PERFECT DISSENTERS' RIGHTS) AND SHOULD CONSULT SUCH SHAREHOLDER'S LEGAL COUNSEL. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 5/11.70 OF THE IBCA ARE NOT FULLY AND PRECISELY SATISFIED.

    Under the IBCA, each holder of shares of CPS Common Stock may assert appraisal rights only by delivering to CPS, before any vote at the CPS Special Meeting is taken, a written demand for payment for the holder's shares if the Merger is consummated. If the Merger is consummated and such shareholder did not vote in favor of the Merger, CPS will, within the later of 10 days after the Effective Time or 30 days after the shareholder delivered the written demand for payment, send to such shareholder a statement setting forth (i) CPS's opinion as to the estimated fair value of such shareholder's shares, (ii) (A) CPS's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, (B) CPS's statement of income for that year and (C) CPS's latest available interim financial statements, and (iii) a commitment to pay such estimated fair value for such shares upon the transmittal to CPS of the relevant Certificate (as defined herein) or Certificates.

    A SHAREHOLDER WHO MAKES A WRITTEN DEMAND FOR PAYMENT PURSUANT TO SECTION 5/11.70 OF THE IBCA RETAINS ALL OTHER RIGHTS OF A SHAREHOLDER UNTIL THOSE RIGHTS ARE CANCELED OR MODIFIED BY THE CONSUMMATION OF THE PROPOSED MERGER.

    Pursuant to the IBCA, "fair value" with respect to a dissenting shareholder's shares of CPS Common Stock, means the value of those shares immediately before the consummation of the Merger (not including any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable).

    If the dissenting shareholder does not agree with CPS's opinion as to the estimated fair value of such shareholder's shares (or the amount of interest due), such shareholder shall, within 30 days of the delivery of CPS's statement of fair value, notify CPS in writing of such dissenting shareholder's estimate of fair value (and the amount of interest due) and demand payment for the difference between the shareholder's estimate of fair value (and interest due) and the amount of CPS's payment. If the dissenting shareholder and CPS have not agreed in writing as to the value of the shares (and interest due) within 60 days of the delivery of such shareholder's notification of estimate of fair value to CPS, CPS must either (i) pay the difference in value demanded by the shareholder or (ii) file a petition in a court of appropriate jurisdiction in Illinois requesting the court to determine the fair value of the shares (and interest due). All dissenting shareholders whose demands for payment remain unsettled will be made parties to the proceeding. Failure of CPS to commence such an action will not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law. The court is authorized to appoint appraisers to assist it in the determination of the fair value of the shares.

    Each dissenting shareholder will be entitled to judgment against CPS for the amount, if any, by which the court finds the fair value of such shareholder's shares exceeds the value paid by CPS, together with interest from the Effective Time to the date of payment at the average rate currently paid by CPS on its principal bank loans or, if none, at a rate determined by the court to be fair and equitable. If (i) the fair value determined by the court materially exceeds the amount which CPS estimated to be fair value (or if no such estimate was made by CPS), or (ii) the amount by which a dissenting shareholder estimated fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or part of the costs of the proceeding, including reasonable compensation and expenses of the appraisers, if any, but excluding fees and expenses of counsel for any party and experts employed by any party, may be assessed against CPS (in the case of clause (i)) or against such shareholder (in the case of clause (ii)). The court may also assess fees for experts and attorneys for the respective parties, in amounts the court finds equitable, pursuant to the provisions of Section 5/11.70(i) of the IBCA.

    A shareholder who votes to approve the Merger Agreement waives all of his dissenters' rights with respect to the Merger. If a proxy is returned but not voted "For," "Against" or "Abstain" with respect to approval of the proposal to approve the Merger Agreement, the proxy will be voted for such proposal, and will thus constitute a waiver of dissenters' rights. A vote against the Merger Agreement will not, by itself, satisfy the requirements with respect to any written demand for payment referred to above. Such written demand must be in addition to and separate from any proxy or vote against the Merger Agreement. Other than as described above, shareholders will not be notified of the date by which such demand must be made.

    The rights of any holder of CPS Common Stock to be paid the fair value of such shareholder's shares (and interest due, if any) with respect to the Merger will terminate if for any reason the Merger is not consummated or such shareholder fails to serve an appropriate timely written demand upon CPS.

    EACH OF THE ACTIONS SUMMARIZED ABOVE AND SET FORTH IN THE IBCA MUST BE TAKEN IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE STATUTE IN ORDER FOR ANY CPS SHAREHOLDER TO PERFECT DISSENTERS' RIGHTS. ANY WRITTEN OBJECTION, DEMAND OR NOTICE REQUIRED IN CONNECTION WITH THE EXERCISE OF DISSENTERS' RIGHTS SHOULD BE SENT TO THE ATTENTION OF THE CORPORATE SECRETARY, CARSON PIRIE SCOTT & CO., 331 W. WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53203. IT IS RECOMMENDED THAT ALL REQUIRED DOCUMENTS TO BE DELIVERED TO CPS BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. SEE "COMPARISON OF RIGHTS OF HOLDERS OF PROFFITT'S COMMON STOCK AND CPS COMMON STOCK--DISSENTERS' RIGHTS."

SOLICITATION OF PROXIES; GENERAL

    Subject to the Merger Agreement, each of Proffitt's and CPS will bear the cost of the solicitation of proxies from its own shareholders, except that Proffitt's and CPS will share equally the cost of printing and mailing this Joint Proxy Statement/Prospectus, including related filing fees. In addition to solicitation by mail, the directors, officers and employees of each corporation and its subsidiaries may solicit proxies from shareholders of such corporation by telephone, in person or by other means. These directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and Proffitt's and CPS will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    Proffitt's has retained Georgeson & Company Inc. ("Georgeson") for solicitation and advisory services in connection with the solicitation, for which Georgeson is to receive a fee estimated at $8,000, together with reimbursement for its reasonable out-of-pocket expenses. Proffitt's has also agreed to indemnify Georgeson against certain liabilities and expenses, including liabilities under the federal securities laws. It is anticipated that Georgeson will employ approximately 15 persons to solicit shareholders for the Proffitt's Special Meeting.

    CPS has also retained Georgeson for solicitation and advisory services in connection with the solicitation, for which Georgeson is to receive a fee estimated at $8,000, together with reimbursement for its reasonable out-of-pocket expenses. CPS has also agreed to indemnify Georgeson against certain liabilities and expenses, including liabilities under the federal securities laws. It is anticipated that Georgeson will employ approximately 10 persons to solicit shareholders for the CPS Special Meeting.

HOLDERS OF CPS COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES

    If the requisite shareholder approvals are obtained and the Merger is consummated, materials for submitting CPS stock certificates in exchange for Proffitt's stock certificates will be provided to the CPS shareholders. DO NOT SEND IN YOUR CPS STOCK CERTIFICATES AT THIS TIME.

ACCOUNTANTS

    Representatives of Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP are expected to be present at the Proffitt's Special Meeting and the CPS Special Meeting, respectively, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                   THE MERGER

    The description of the Merger and the Merger Agreement contained in this Joint Proxy Statement/ Prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which appears as Appendix I to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

GENERAL

    Proffitt's, Sub and CPS have entered into the Merger Agreement, which provides that, subject to the satisfaction or waiver (where permissible) of the conditions set forth therein (see "THE MERGER AGREEMENT--Conditions to the Merger"), Sub will be merged into CPS, and CPS will be the surviving corporation and a wholly-owned subsidiary of Proffitt's. As promptly as practicable after the satisfaction or waiver (where permissible) of the conditions under the Merger Agreement, the Articles of Merger will be filed with the Secretary of State of the State of Illinois, and the time of the issuance of a Certificate of Merger by the Secretary of State of the State of Illinois will be the Effective Time unless otherwise provided in the Certificate of Merger.

BACKGROUND OF THE MERGER

    In recent years, Proffitt's has grown primarily through the acquisition of regional department store chains. The following table sets forth certain information concerning Proffitt's significant mergers and acquisitions:

COMPANY ACQUIRED/MERGED                                                    DATE OF TRANSACTION     NUMBER OF STORES
-------------------------------------------------------------------------  --------------------  ---------------------
McRae's, Inc.............................................................  March 31, 1994                     28
Younkers, Inc............................................................  February 3, 1996                   51
Parisian, Inc............................................................  October 11, 1996                   38
G.R. Herberger's, Inc....................................................  February 1, 1997                   39

    Proffitt's believes that its philosophy of retaining the local identity and merchandising organization of merged and acquired companies makes Proffitt's an attractive acquirer and merger partner for regional department store companies. Proffitt's criteria in evaluating strategic opportunities include (i) strong market presence; (ii) prime real estate locations; (iii) similar merchandising strategies targeted toward middle to upper income consumers; (iv) geographic proximity to Proffitt's core markets; (v) compatible corporate culture; and (vi) favorable demographics in the regions served.

    Over the last several years, CPS has pursued a three-pronged growth strategy. The first component of this growth strategy, CPS's operating strategy, has been a comprehensive approach designed to improve the sales productivity and profit performance of CPS's existing stores. The second component, the pursuit of existing market enhancement opportunities, has focused on adding single store locations and freestanding furniture store locations within or contiguous to CPS's existing trade areas to provide greater convenience to customers and to enhance profitability by leveraging fixed costs. The third component has been expansion into new trade areas with a view toward generating economies of scale, and, in connection with this strategy, CPS has sought opportunities to acquire a small to medium size department store chain in a geographically contiguous market. Consistent with this strategy, in January 1995, CPS made an unsolicited offer to acquire Younkers, then an independent department store chain based in Des Moines, Iowa. Although CPS was ultimately unsuccessful in acquiring Younkers, which was acquired by Proffitt's in a negotiated merger transaction in February 1996, CPS has continued to explore opportunities for growth through acquisitions or other strategic alliances. In connection with Proffitt's acquisition of Younkers, CPS agreed among other things, to vote all of its shares of the common stock of Younkers (the "Younkers Common Stock") in favor of the transaction with Proffitt's. In a separate agreement, Younkers agreed to sell to CPS two Younkers stores in Rockford, Illinois.

    Through his participation in the department store industry, R. Brad Martin, Chairman of the Board and Chief Executive Officer of Proffitt's, has known Mr. Bluestone, Chairman of the Board and Chief Executive Officer of CPS, for a number of years. On August 29, 1997, Mr. Martin visited Mr. Bluestone in Milwaukee. During that visit, Mr. Martin proposed the idea of a combination of the two businesses. Several days later, Mr. Bluestone indicated to Mr. Martin that CPS would only be interested in pursuing further discussions if Mr. Martin would be willing to begin discussions in a range that would be acceptable to CPS. Mr. Martin did not indicate that he would be willing to meet under those conditions and the discussions were terminated. At the next regularly scheduled meeting of the Board of Directors of CPS held on September 17, 1997, Mr. Bluestone reported to the Board on his meeting with Mr. Martin and the nature of the discussions which had been terminated.

    On October 7, 1997, Mr. Martin spoke with Mr. Bluestone by telephone and indicated that he would like to discuss a possible transaction on terms in a range that might be acceptable to CPS. On October 13, 1997, Mr. Bluestone, Mr. MacDonald, Mr. Martin and Douglas E. Coltharp, Executive Vice President and Chief Financial Officer of Proffitt's, met to discuss a possible transaction. On October 15, 1997, Proffitt's and CPS entered into confidentiality agreements and thereafter the managements of CPS and Proffitt's met to conduct due diligence of the business and prospects of the two companies. A draft merger agreement was provided to CPS by counsel to Proffitt's on October 17, 1997. Further discussions and negotiations continued over the succeeding days.

    As a result of the foregoing discussions, Mr. Bluestone convened a telephonic meeting of the Executive Committee of the Board of Directors of CPS on October 21, 1997, the members of which are Mr. Bluestone and Mark Dickstein, and the Executive Committee authorized management to continue negotiations with Proffitt's. Negotiations and due diligence between the management and representatives of CPS and Proffitt's continued over the course of the next week through the time of the Board meetings on October 29, 1997.

    At a special meeting of the CPS Board of Directors held on October 29, 1997, the CPS Board received presentations concerning, and reviewed the terms of, the Merger Agreement with members of CPS's management and its legal and financial advisors. The CPS Board also received presentations from CPS's management, and representatives of SBCWDR, concerning the business and prospects of CPS, the potential combination of CPS and Proffitt's and the fairness of the Conversion Number to the shareholders of CPS. At the meeting, the CPS Board unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interest of, the shareholders of CPS. Accordingly, the CPS Board has unanimously approved the Merger Agreement and unanimously recommends that the holders of CPS Common Stock vote for approval of the Merger Agreement at the CPS Special Meeting.

    At a special meeting held on October 29, 1997, the Board of Directors of Proffitt's by unanimous vote determined that the Merger is in furtherance of and consistent with Proffitt's long-term business strategies and is in the best interests of the holders of shares of Proffitt's Common Stock, approved the Merger Agreement, the Merger and the other transactions contemplated thereby and resolved to recommend that the holders of shares of Proffitt's Common Stock vote in favor of the Merger Agreement, the Stock Issuance and the Charter Amendment.

    Following the meetings of the Boards of Directors of Proffitt's and CPS, Proffitt's and CPS executed the Merger Agreement. In addition, Proffitt's, CPS and Mr. Bluestone and Proffitt's and Mr. MacDonald entered into arrangements with respect to the employment of Messrs. Bluestone and MacDonald following the Merger. Proffitt's and CPS announced the proposed Merger immediately after the execution of the Merger Agreement.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER

    The Proffitt's Board and the CPS Board believe that by combining two premier regional department store companies, the Merger will produce an enterprise which is better positioned for future growth. The companies' stores have a contiguous geographical relationship, making the combination a complementary expansion of each company's strong base. The Merger also will lower Proffitt's financial leverage, providing additional flexibility for future growth. Proffitt's debt-to-total capitalization ratio as of August 2, 1997 was 49%. On a pro forma basis, as if the Merger had been consummated, Proffitt's debt-to-total capitalization ratio as of August 2, 1997 would have been 42%. After giving effect to (i) the October 6, 1997 conversion of the Debentures and (ii) the planned refinancing of CPS's existing receivables and working capital facilities, Proffitt's pro forma debt-to-total capitalization ratio would have been 30% as of August 2, 1997. There can be no assurance that such refinancing will be completed as planned.

    Because the companies' operations are similarly organized, Proffitt's expects to realize synergies as a result of the Merger of approximately $10 million, $20 million and $40 million in 1998, 1999 and 2000, respectively, as described below.

    RECOMMENDATIONS OF THE PROFFITT'S BOARD OF DIRECTORS; REASONS FOR THE MERGER. At the special meeting of the Proffitt's Board of Directors, the Board heard from Proffitt's management regarding the advisability of the Merger and the synergies expected to result from the Merger. Proffitt's management analyzed the financial performance of CPS and provided to the Proffitt's Board its determination that the achievement of approximately $10 million in the fiscal year ending January 30, 1999, $20 million in the fiscal year ending January 29, 2000, and $40 million in the fiscal year ending February 3, 2001, in cost savings and synergies (compared to the cost structure of Proffitt's and CPS on an independent basis for the fiscal year ending January 31, 1998) would be a reasonable assumption. Those amounts assume merchandising improvements, credit card revenue increases, interest savings and consolidation, reengineering and best practices benefits in the approximate amounts shown on the following table:

            ASSUMED COST SAVINGS AND SYNERGIES (AMOUNTS IN MILLIONS)

                                                                                         FISCAL YEAR ENDING
                                                                             -------------------------------------------
                                                                              JANUARY 30,    JANUARY 29,    FEBRUARY 3,
                                                                                 1999           2000           2001
                                                                             -------------  -------------  -------------
Merchandising improvements.................................................    $     3.0      $     6.0      $    12.5
Credit card revenue increases..............................................          2.5            6.0            9.0
Interest savings...........................................................          1.5            4.0            4.0
Consolidation, reengineering, and best-practices benefits..................          3.0            4.0           14.5
                                                                                   -----          -----          -----
                                                                               $    10.0      $    20.0      $    40.0

The Proffitt's Board believes that the transaction will be modestly accretive to the Proffitt's shareholders, even without realization of synergies, in the fiscal year ending January 30, 1999.

    The Proffitt's Board also received a presentation from representatives of Salomon Brothers concerning the business and prospects of CPS and Proffitt's, the potential combination of CPS and Proffitt's and the fairness, from a financial point of view, of the Conversion Number to Proffitt's.

    Proffitt's believes that it will realize operating cost savings and synergies as a result of the Merger through (i) sharing of management personnel,
(ii) shared business strategies, (iii) established vendor relationships, (iv) development of private label merchandise, (v) enhanced buying power of the combined companies, (vi) enhancements to Proffitt's capital structure and lower borrowing costs due to an improved credit profile, (vii) consolidation and reengineering of certain administrative functions on a corporate or regional basis, and (viii) adoption of "best practices." "Best practices" involves the systematic evaluation of key operating and administrative procedures of each of the combining companies, and implementation of the more efficient methods in all operating divisions of the combined company, to the extent practicable. Examples include shared technology and systems and enhanced logistics management at the distribution facilities. The anticipated cost savings and synergies may not be realized due to economic and competitive uncertainties which are largely beyond Proffitt's control.

    In reaching its conclusions with respect to the Merger, the Proffitt's Board of Directors considered, with the assistance of management and its legal and financial advisors, the following material factors:

        (i) information concerning the financial performance and condition, business operations, assets, liabilities and prospects of Proffitt's and CPS and their respective projected future values and prospects as separate entities and on a combined basis;

        (ii) the possible strategic growth opportunities that might be available to Proffitt's absent the Merger, including possible future acquisitions of specialty retail department stores;

       (iii) the strategic fit between Proffitt's and CPS and the complementary nature of their respective businesses;

        (iv) operating synergies and cost savings the combined company expects to achieve through best practices and economies of scale;

        (v) current industry, economic and market conditions, including the consolidation in the retail department store industry;

        (vi) the structure of the transaction, including the expected accounting treatment of the Merger as a pooling of interests (thereby avoiding the reduction in earnings due to the amortization of goodwill which would result under purchase accounting);

       (vii) the terms of the Merger Agreement, including the amount and the form of consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Merger Agreement;

      (viii) the analyses and recommendation of the transaction by Proffitt's management; and

        (ix) the financial analyses of its financial advisor, Salomon Brothers, and the opinion of Salomon Brothers as to the fairness to Proffitt's of the Conversion Number from a financial point of view (see "--Opinions of Financial Advisors--Salomon Brothers Opinion to the Proffitt's Board of Directors").

    The foregoing discussion of the information and factors considered and given weight by the Proffitt's Board of Directors is not intended to be exhaustive. In addition, no assurance can be given that the operating synergies and cost savings described in (iv) above will be achieved. In view of the variety of factors considered in connection with its evaluation of the Merger, the Proffitt's Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Proffitt's Board of Directors may have given different weights to different factors.

    THE PROFFITT'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF PROFFITT'S COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT, THE STOCK ISSUANCE AND THE CHARTER AMENDMENT.

    RECOMMENDATION OF THE CPS BOARD OF DIRECTORS; REASONS FOR THE MERGER. At a special meeting of the CPS Board of Directors held on October 29, 1997, the CPS Board received presentations concerning, and reviewed the terms of, the Merger Agreement with members of CPS's management and its legal and financial advisors. The CPS Board also received presentations from CPS's management, and representatives of SBCWDR, concerning the business and prospects of CPS, the potential combination of CPS and Proffitt's and the fairness, from a financial point of view, of the proposed Conversion Number to the shareholders of CPS. At the meeting, the CPS Board unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the shareholders of CPS. Accordingly, the CPS Board has unanimously approved the Merger Agreement and unanimously recommends that the holders of CPS Common Stock vote for approval of the Merger Agreement at the CPS Special Meeting.

    In reaching their conclusions, the members of the CPS Board considered, among other things, (1) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of each company, and the projected future financial performance of CPS as a separate entity and as combined with Proffitt's; (2) current industry, economic and market conditions and trends; (3) the importance of scale and scope to a regional department store company's ability to compete effectively; (4) the tax-free structure of the Merger; (5) the possibility that achieving cost savings, operating efficiencies and synergies as a result of consummating the Merger at this time might not be available to the same degree to either company on its own; (6) the terms of the Merger Agreement including the ability of each of CPS and Proffitt's to consider alternative business combination proposals and the termination fees payable by either company in certain circumstances (see "THE MERGER AGREEMENT--Conditions to the Merger" and "--Termination"); (7) the current and historical market prices of the common stock of each company and the premium to the market price of the CPS Common Stock represented by the Merger consideration; (8) the ability of CPS to terminate the transaction without the payment of any fee if the closing price of Proffitt's Common Stock is less than $22.00 on each trading day in any period of fifteen consecutive trading days;
(9) the opinion of SBCWDR as to the fairness, from a financial point of view, of the Conversion Number (which was determined through arm's-length negotiations between the parties) to the shareholders of CPS; (10) CPS's and Proffitt's respective businesses, assets, product mixes, liabilities, managements, strategic objectives, competitive positions and prospects; (11) the challenges of combining the businesses of CPS and Proffitt's; (12) the Merger's structure as a pooling of interests transaction in accordance with generally accepted accounting principles; and (13) the impact of the Merger on the customers and employees of CPS. In reaching its decision to approve the Merger Agreement and to recommend the Merger to the shareholders of CPS for approval, the CPS Board did not assign any relative or specific weights to the various factors considered, and individual directors may have given differing weights to different factors.

    THE CPS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF OUTSTANDING SHARES OF CPS COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

    SALOMON BROTHERS OPINION TO THE PROFFITT'S BOARD OF DIRECTORS

    At the meeting of the Board of Directors of Proffitt's held on October 29, 1997, Salomon Brothers delivered its oral opinion, which opinion was subsequently confirmed in a written opinion dated as of October 29, 1997 (the "Salomon Brothers Opinion"), to the effect that, as of such date and subject to the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinion, the Conversion Number was fair to Proffitt's from a financial point of view.

    PROFFITT'S SHAREHOLDERS ARE URGED TO READ THE SALOMON BROTHERS OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW MADE BY SALOMON BROTHERS IN RENDERING THE SALOMON BROTHERS OPINION. REFERENCES TO THE SALOMON BROTHERS OPINION HEREIN AND THE SUMMARY OF THE SALOMON BROTHERS OPINION SET FORTH BELOW ARE QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE SALOMON BROTHERS OPINION, WHICH IS ATTACHED HERETO AS APPENDIX II. THE SALOMON BROTHERS OPINION DOES NOT CONSTITUTE A RECOMMENDATION CONCERNING (A) HOW HOLDERS OF PROFFITT'S COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT, THE MERGER, THE STOCK ISSUANCE OR THE CHARTER AMENDMENT OR (B) HOW HOLDERS OF CPS COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT AND THE MERGER.

    In connection with rendering the Salomon Brothers Opinion, Salomon Brothers reviewed certain publicly available information concerning Proffitt's and CPS and certain other financial information concerning Proffitt's and CPS, including financial forecasts that were provided to Salomon Brothers by Proffitt's and CPS, respectively. Salomon Brothers discussed the past and current business operations, financial condition and prospects of Proffitt's and CPS with certain officers and employees of Proffitt's and representatives of CPS, respectively. Salomon Brothers also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

    In its review and analysis and in arriving at its opinion, Salomon Brothers assumed and relied upon the accuracy and completeness of the information reviewed by it for purposes of the Salomon Brothers Opinion and Salomon Brothers did not assume any responsibility for independent verification of such information. With respect to the financial forecasts (including the synergy estimates) prepared by Proffitt's and CPS, Salomon Brothers assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Proffitt's and CPS, and Salomon Brothers expressed no opinion with respect to such forecasts (including the synergy estimates) or the assumptions on which they are based. Salomon Brothers did not assume any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Proffitt's or CPS. Salomon Brothers assumed that the Merger would be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

    The Salomon Brothers Opinion is based upon conditions as they existed and could be evaluated on the date of such opinion. The Salomon Brothers Opinion does not imply any conclusion as to the likely trading range for Proffitt's Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The Salomon Brothers Opinion does not address Proffitt's underlying business decision to effect the Merger, and is directed only to the fairness, from a financial point of view, to Proffitt's of the Conversion Number.

    The following is a summary of the report (the "Salomon Report") presented on October 29, 1997 by Salomon Brothers to the Proffitt's Board of Directors in connection with the rendering of its opinion:

    STOCK PRICE PERFORMANCE. Salomon Brothers reviewed the share price performance of Proffitt's Common Stock and CPS Common Stock for the period from October 24, 1995 through October 24, 1997, as compared to the performance of an index (the "Selected Department Store Index") comprised of Dayton Hudson Corporation ("Dayton Hudson"), Dillard Department Stores, Inc., Federated Department Stores, Inc. ("Federated"), JC Penney Company, Inc. ("JC Penney"), The May Department Stores Company ("May") and Mercantile Stores Company, Inc. (collectively, the "Selected Department Store Companies"). Salomon Brothers also reviewed the trading price and volume history of Proffitt's Common Stock and CPS Common Stock over the same two year period.

    COMPARABLE COMPANY ANALYSIS. Salomon Brothers compared the operating results of Proffitt's and CPS with that of the Selected Department Store Companies. Salomon Brothers examined: fiscal year end ("FYE") February 1, 1997 revenue per gross selling square foot; FYE February 1, 1997 comparable store sales growth; second quarter 1997 comparable store sales growth; earnings before interest, taxes, depreciation and amortization ("EBITDA") as a percentage of revenues for the latest 12 months ("LTM") (collectively the "LTM EBITDA margin"); merchandise LTM EBITDA margin (excluding gross finance charge income); and LTM capital expenditures as a percentage of LTM revenues. This analysis showed: FYE February 1, 1997 revenue per gross selling square foot ranging from $159 to $223 for the Selected Department Store Companies (median of $180), as compared to $178 for Proffitt's and $137 for CPS; FYE February 1, 1997 comparable store sales growth rates ranging from 2.0% to 4.3% for the Selected Department Store Companies (median of 3.1%), as compared to 3.0% for Proffitt's and 2.2% for CPS; second quarter 1997 comparable store sales growth rates ranging from 2.1% to 5.0% for the Selected Department Store Companies (median of 4.6%), as compared to 6.0% for Proffitt's and 5.5% for CPS; LTM EBITDA margins ranging from 7.9% to 16.1% for the Selected Department Store Companies

(median of 10.7%), as compared to 9.7% for Proffitt's and 8.9% for CPS; merchandise LTM EBITDA margins (excluding gross finance charge income) ranging from 7.1% to 13.7% for the Selected Department Store Companies (median of 8.1%), as compared to 7.1% for Proffitt's and 4.8% for CPS; and LTM capital expenditures as a percentage of LTM revenues ranging from 2.8% to 7.5% for the Selected Department Store Companies (median of 4.8%), as compared to 4.1% for Proffitt's and 4.7% for CPS.

    Salomon Brothers also compared the financial and market performance of Proffitt's and CPS with that of the Selected Department Store Companies, in particular: the projected five year growth in earnings per share ("EPS") based on I/B/E/S estimates; the ratio ("P/E Ratio") of current stock prices per share to estimated EPS for the fiscal year ending January 30, 1999 ("FY 1998") and the fiscal year ending January 29, 2000 ("FY 1999"); the multiple of market capitalization plus total debt, preferred stock and minority interests less cash (collectively, "Firm Value") to LTM revenues; and the ratio of Firm Value to EBITDA. This analysis showed: projected five year EPS growth rates ranging from 8.0% to 15% for the Selected Department Store Companies (a median of 12.0%), as compared to 20.0% for Proffitt's and 10.0% for CPS; FY 1998 P/E Ratios ranging from 15.2 to 19.3 for the Selected Department Store Companies (a median of 16.6), as compared to 19.1 for Proffitt's and 14.2 for CPS; FY 1999 P/E Ratios ranging from 13.6 to 16.9 for the Selected Department Store Companies (a median of 14.9), as compared to 15.9 for Proffitt's and 13.1 for CPS; Firm Value as a percentage of LTM revenues ranging from 73% to 141% for the Selected Department Store Companies (a median of 83%), as compared to 113% for Proffitt's and 64% for CPS; and ratios of Firm Value to LTM EBITDA ranging from 7.4 to 8.8 for the Selected Department Store Companies (a median of 8.4), as compared to 11.7 for Proffitt's and 7.3 for CPS. The analysis above suggested ranges of public trading prices for CPS equal to: 7.0x to 8.5x multiples of LTM EBITDA or $35.33 to $44.26 per share of CPS Common Stock; 14.0x to 16.0x multiples of FY 1998 EPS or $36.40 to $41.60 per share of CPS Common Stock; and 13.0x to 15.0x multiples of FY 1999 EPS or $36.66 to $42.30 per share of CPS Common Stock. Salomon Brothers noted that these prices did not reflect a change of control premium. The analysis above also suggested ranges of public trading prices for Proffitt's equal to: 19.0x to 22.0x FY 1998 EPS or $53.96 to $62.48 per share of Proffitt's Common Stock before giving effect to Proffitt's two-for-one stock split ("pre-split") and $26.98 to $31.24 after giving effect to such stock split ("post-split") and 16.0x to 19.0x FY 1999 EPS or $54.56 to $64.79 per share of Proffitt's Common Stock pre-split ($27.28 to $32.40 post-split).

    PRECEDENT TRANSACTION REVIEW. Salomon Brothers also reviewed publicly available information regarding eleven recent department store industry acquisitions: Proffitt's acquisition of Herberger's (1996); Proffitt's acquisition of Parisian (1996); JC Penney's terminated agreement to acquire Dayton Hudson (1996); May's acquisition of Strawbridge and Clothier ("Strawbridge") (1996); Proffitt's acquisition of Younkers (1995); Federated's acquisition of Broadway Stores ("Broadway") (1995); the combined JC Penney and May acquisition of Woodward & Lothrop (1995); CPS's offer to acquire Younkers
(1995); Federated's acquisition of R.H. Macy & Co. Inc. (1994); Federated's acquisition of Joseph Horne Co. (1994); and Proffitt's acquisition of McRae's, Inc. (1994). Salomon Brothers focused on the 1996 transactions which suggested a reference range of 8.0x-9.0x LTM EBITDA, which results in implied equity values per share of CPS Common Stock of $41.28 to $47.24.

    DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow ("DCF") methodology, Salomon Brothers calculated the present value of the projected future unlevered free cash flows for each of CPS and Proffitt's (without giving effect to the Merger or any expected operating or other efficiencies). The DCF analysis of CPS was based on two plans, one prepared by CPS management and one prepared by Proffitt's management (the Proffitt's prepared plan included two additional years of forecasts and excluded six new stores in the CPS prepared plan). The Proffitt's DCF analysis was based on the plan prepared by Proffitt's management. For each entity and under each case, Salomon Brothers aggregated (x) the present value of the free cash flows over the applicable forecast period with (y) the present value of the range of terminal values described below. The range of terminal values were generally calculated by applying multiples (ranging from 7.0x-9.0x for CPS and 8.0x-10.0x for Proffitt's) to each entity's EBITDA for the last year of the forecast period. This range of terminal values represented, for each of CPS and Proffitt's, their respective value beyond the applicable forecast period. As part of the DCF analysis, Salomon Brothers used discount rates ranging from 11.0% to 12.0% for each of CPS and Proffitt's. The CPS DCF analysis resulted in values ranging from $40.00 to $48.00 per share of CPS Common Stock based on the CPS prepared plan and $37.00 to $45.00 based on the Proffitt's prepared plan. The DCF analysis of Proffitt's resulted in values ranging from $54.00 to $65.00 per share of Proffitt's Common Stock pre-split ($27.00 to $32.50 post-split).

    SYNERGY VALUATION. Salomon Brothers reviewed synergy estimates provided by Proffitt's management and valued these estimates using a range of discount rates (11.0% to 12.0%) and a range of terminal multiples of EBITDA (7.0x-9.0x). Based on this analysis Salomon Brothers arrived at synergy values equal to $14.00 to $16.00 per share of CPS Common Stock.

    IMPLIED EXCHANGE RATIO. Based on the analysis above, Salomon Brothers arrived at reference ranges for CPS and Proffitt's. Salomon Brothers arrived at a CPS reference range of $40.00 to $45.00 per share of CPS Common Stock on a stand-alone basis. Salomon Brothers then added 50% of Proffitt's share of the synergy value (67% to 69% based on the pro forma ownership of Proffitt's after the transaction), which equaled $4.50 to $5.50 per share of CPS Common Stock, to arrive at a reference range of $44.50 to $50.50 per share of CPS Common Stock. Salomon Brothers arrived at a pre-split Proffitt's reference range of $54.00 to $65.00 per share of Proffitt's Common Stock ($27.00 to $32.50 post-split) on a stand-alone basis. Based on these reference ranges Salomon Brothers arrived at a range of implied pre-split exchange ratios equal to 0.68 to 0.94 (1.36 to 1.88 post-split). Salomon Brothers noted that the high, low and average pre-split exchange ratio over the last two years was 0.92, 0.60 and 0.72, respectively (1.84, 1.20 and 1.44 post-split).

    In addition, Salomon Brothers reviewed a contribution analysis and the pro forma consequences of the Merger.

    CONTRIBUTION ANALYSIS. Salomon Brothers reviewed the relative revenue, EBITDA and net income contribution, taking into account certain leverage adjustments, from each of CPS and Proffitt's. The analysis was based on historical and projected results between and including the LTM period ending August 2, 1997 and the FYE January 31, 2002 period (the CPS and Proffitt's results were based on Proffitt's projections for each business). The CPS contribution was between 31% and 38% in each case (adjusted for leverage and synergies) which was consistent with the CPS shareholders' pro forma ownership of Proffitt's (31%-33%).

    PRO FORMA MERGER CONSEQUENCES. Salomon Brothers analyzed certain pro forma effects on Proffitt's resulting from the Merger for the fiscal years ending January 31, 1999 through 2002. This analysis, based upon the Proffitt's prepared plans and the synergy estimates provided by Proffitt's management, showed accretion to the shareholders of Proffitt's in EPS (including the synergies) for each of the fiscal years ending January 31, 1999 through 2002. Salomon Brothers noted that Proffitt's EBITDA to interest expense, debt to EBITDA and debt to total capitalization credit ratios improved as a result of the transaction (due to the large equity issuance and lower leverage levels at CPS).

    The preparation of a fairness opinion is not susceptible to partial analysis or summary descriptions. Salomon Brothers believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in the Salomon Brothers Opinion and the Salomon Report. The ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Salomon Brothers of the actual value of Proffitt's or CPS.

    In performing its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Proffitt's or CPS. The analyses which Salomon Brothers performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Salomon Brothers' analysis of the fairness, from a financial point of view, of the Conversion Number to Proffitt's. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future.

    In the ordinary course of its business, Salomon Brothers actively trades the equity securities of Proffitt's and CPS for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Pursuant to an engagement letter, Proffitt's agreed to pay Salomon Brothers for its services in connection with the Merger an advisory fee equal to $3,000,000 due upon consummation of the Merger. Proffitt's also agreed, under certain circumstances, to reimburse Salomon Brothers for certain out-of-pocket expenses incurred by Salomon Brothers in connection with the Merger, and agreed to indemnify Salomon Brothers and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

    Salomon Brothers is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Brothers regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. Proffitt's retained Salomon Brothers because of its reputation, expertise in the valuation of companies and substantial experience in transactions such as the Merger.

    SBCWDR OPINION TO THE CPS BOARD OF DIRECTORS

    On October 29, 1997, SBCWDR delivered its oral opinion to the CPS Board, which opinion was subsequently confirmed in a written opinion dated October 29, 1997 that, as of the date of such opinion, the Conversion Number was fair to the holders of CPS Common Stock from a financial point of view.

    The full text of the written opinion of SBCWDR, dated October 29, 1997, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix III to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. CPS shareholders should read such opinion in its entirety. SBCWDR's opinion is directed only to the Conversion Number and does not constitute a recommendation to any shareholder of CPS as to how such shareholder should vote at the CPS Special Meeting. The summary of the opinion of SBCWDR set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

    In arriving at its opinion, SBCWDR has, among other things: (i) reviewed certain publicly available business and financial information relating to CPS and Proffitt's, (ii) reviewed certain management estimates for fiscal 1997 and financial projections provided by the managements of CPS and Proffitt's, (iii) reviewed certain publicly available financial forecasts of analysts relating to CPS and Proffitt's, (iv) reviewed certain financial information and other data provided to SBCWDR by CPS that is not publicly available relating to the business and prospects of the Company, (v) reviewed certain financial information and other data provided to SBCWDR by Proffitt's that is not publicly available relating to the business and prospects of Proffitt's, (vi) conducted discussions with members of the senior management of CPS and Proffitt's with respect to the operations, financial condition, history and prospects of each company, (vii) reviewed publicly available financial and stock market data with respect to certain other retail companies SBCWDR believed to be generally comparable to CPS and Proffitt's, (viii) reviewed the historical market prices of the CPS Common Stock and the Proffitt's Common Stock, (ix) compared the financial terms of the Merger with the financial terms of certain other transactions which SBCWDR believed to be generally comparable to the Merger, (x) reviewed the Merger Agreement, and (xi) conducted such other financial studies, analyses, and investigations, and considered such other information as it deemed appropriate.

    In conducting its review and arriving at its opinion, SBCWDR relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it or publicly available, and has not assumed any responsibility in any respect for the accuracy, completeness or reasonableness of, or any obligation to verify, the same or to conduct any appraisal of assets. Without limiting the generality of the foregoing, SBCWDR relied with the consent of the CPS Board upon the CPS management as to the reasonableness and achievability of the financial and operating forecasts and assumed that such forecasts and projections reflected the best currently available estimates and judgments of management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by management. SBCWDR's opinion necessarily is based upon economic, market and other conditions as they existed and could be evaluated on the date thereof and the information made available to SBCWDR through the date thereof. SBCWDR has assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

    The following paragraphs summarize the material analyses performed by SBCWDR in arriving at its opinion.

    ACQUISITION SUMMARY. SBCWDR noted that with a Conversion Number of 1.80 shares of Proffitt's Common Stock per share of CPS Common Stock (or $48.15 per share of CPS Common Stock) as of October 28, 1997 the Merger would provide for a total implied equity value of $801.4 million. With the assumption of $124.7 million in net debt, the Merger would provide for an implied value for the assets of $926.1 million, and with the assumption of the capitalized value of outstanding operating lease obligations of $115.8 million, the Merger would provide for an implied value for the assets including capitalized operating leases of $1,041.9 million. SBCWDR summarized certain acquisition multiples by observing that the implied equity value as a multiple of CPS's net income was
20.7 for the fiscal year ended February 1, 1997 (referred to as fiscal year
1996), 19.8 for the 12 months ended August 2, 1997, 19.7 for the estimated fiscal year ending January 31, 1998 (referred to as fiscal year 1997), and 19.2 for the estimated fiscal year ending January 30, 1999 (referred to as fiscal year 1998) based upon management estimates. The implied equity value as a multiple of CPS's book value was 2.2 for the fiscal year 1996, 2.2 for the 12 months ended August 2, 1997, 2.0 for the estimated fiscal year 1997 and 1.9 for the estimated fiscal year 1998 based upon management estimates. SBCWDR also noted that the implied value for the assets as a multiple of CPS's net sales was
0.84 for the fiscal year 1996, 0.81 for the 12 months ended August 2, 1997, 0.79 for the estimated fiscal year 1997 and 0.75 for the estimated fiscal year 1998 based upon management estimates. The implied value for assets as a multiple of CPS's EBITDA was 9.7 for the fiscal year 1996, 9.1 for the 12 months ended August 2, 1997, 8.8 for the estimated fiscal year 1997 and 8.0 for the estimated fiscal year 1998 based upon management estimates. The implied value for the assets as a multiple of earnings before interest and taxes ("EBIT") was 11.6 for the fiscal year 1996, 11.0 for the 12 months ended August 2, 1997, 10.9 for the estimated fiscal year 1997 and 10.1 for the estimated fiscal year 1998 based upon management estimates. SBCWDR also observed that the implied value for the assets including capitalized operating leases as a multiple of CPS's net sales was 0.94 for the fiscal year 1996, 0.91 for the 12 months ended August 2, 1997,
0.89 for the estimated fiscal year 1997 and 0.85 for the estimated fiscal year 1998. The offer for assets including capitalized operating leases as a multiple of earnings before income taxes, depreciation, amortization and rent ("EBITDAR") was 9.5 for the fiscal year 1996, 9.0 for the 12 months ended August 2, 1997,
8.7 for the estimated fiscal year 1997 and 8.0 for the estimated fiscal year 1998 based upon management estimates.

    PRO FORMA ANALYSIS. SBCWDR prepared pro forma analyses of the financial impact on Proffitt's of the Merger. A contribution analysis based on management's estimated fiscal 1997 financial performance showed that on a pro forma basis for the Merger CPS would contribute 32.9% to the combined company's net sales, 29.5% to the combined company's EBITDA, 31.9% to the combined company's net income, and would receive 32.9% of the share ownership based upon shares outstanding. Using earnings estimates for

CPS and Proffitt's prepared by their respective managements and synergies estimates prepared by Proffitt's management, the analysis showed that the proposed transaction would be neither accretive nor dilutive to Proffitt's stockholders in fiscal year 1998 and accretive in the fiscal year ending January 29, 2000 (referred to as fiscal year 1999).

    HISTORICAL CPS STOCK TRADING ANALYSIS. SBCWDR examined the history of the trading prices for the shares of CPS Common Stock in relation to the Selected Companies (as defined herein) and the S&P 400 index for the past four years. SBCWDR noted that the CPS Common Stock reached a low price of $11.00 per share on November 5, 1993 and a high price of $39.94 on September 19, 1997 based on weekly closing stock prices.

    COMPARABLE COMPANY FINANCIAL ANALYSIS. SBCWDR reviewed and compared certain financial information relating to CPS to corresponding financial information and ratios for certain retail companies consisting of The Bon-Ton Stores, Inc., Dayton-Hudson Corporation, Dillard Department Stores, Inc., Federated, Jacobson Stores Inc., Kohl's Corporation, May, Mercantile Stores Company, Inc., The Neiman Marcus Group, Inc., Nordstrom, Inc., Proffitt's and Saks Holdings, Inc. (the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis SBCWDR considered generally comparable to CPS. No company in the Selected Companies is identical to CPS. Accordingly, any analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors affecting the companies being compared. SBCWDR calculated and compared various financial multiples and ratios for CPS and each of the Selected Companies based on the most recent publicly available information. Among other things, the analysis showed that CPS's three-year compounded annual growth rates in net sales, EBITDAR, EBIT and net income, its EBITDAR margin for the 12 months ended August 2, 1997 and its three-year average EBITDAR margin, and analysts' estimates of its projected five-year earnings growth were below the average of the Selected Companies.

    COMPARABLE COMPANY TRADING ANALYSIS. SBCWDR analyzed and compared certain equity market multiples relating to CPS to corresponding equity market multiples for the Selected Companies. SBCWDR calculated various financial multiples for CPS and each of the Selected Companies based on the most recent publicly available information. This analysis showed that based on closing stock prices as of October 28, 1997, the CPS Common Stock traded below the average of the Selected Companies. On an equity value basis, CPS traded at 15.3x latest 12 months (LTM) earnings per share versus an average of 22.5x; at 14.4x estimated fiscal year 1997 earnings per share versus an average of 20.2x; at 13.3x estimated fiscal year 1998 earnings per share versus an average of 16.4x; and at 1.7x latest book value versus an average of 2.9x, in each case based upon management estimates. On the basis of enterprise value including capitalized operating leases (market capitalization plus total debt less cash and equivalents plus capitalized operating lease obligations), CPS traded at 0.73x LTM net sales versus an average of 1.06x and at 7.2x LTM EBITDAR versus an average of 10.1x. On an enterprise value excluding capitalized operating leases basis, CPS traded at 0.63x LTM net sales versus an average of 0.94x; at 7.1x LTM EBITDA versus an average of 10.9x and at 8.5x LTM EBIT versus an average of 13.8x.

    Based upon the Proffitt's closing stock price of $26.75 as of October 28, 1997 and a Conversion Number of 1.8, the implied equity value of $48.15 per share yielded multiples that were at or somewhat below the average of the Selected Companies. On an implied equity value basis, CPS was valued at 19.7x LTM earnings per share, at 18.5x estimated fiscal year 1997 earnings per share, at 17.1x estimated fiscal year 1998 earnings per share (based upon management estimates) and at 2.1x latest book value. On an implied value for assets basis including capitalized operating leases (implied equity value plus total debt less cash and equivalents plus capitalized operating lease obligations), CPS was valued at 0.88x LTM net sales and at 8.6x LTM EBITDAR. On an implied value for assets basis excluding capitalized operating leases, CPS was valued at 0.77x LTM net sales, at 8.7x LTM EBITDA and at 10.5x LTM EBIT.

    COMPARABLE COMPANY ACQUISITIONS ANALYSIS. SBCWDR analyzed seven other acquisition transactions in the retail sector over the past four years including Federated's acquisition of R.H. Macy & Co., Proffitt's acquisition of McRae's, Federated's acquisition of Broadway, Proffitt's merger with Younkers, May's acquisition of Strawbridge, Proffitt's acquisition of Parisian, and Proffitt's merger with Herberger's (the "Selected Transactions"). Such analysis, based on publicly available information for the 12 months preceding the announcement of the transaction, indicated that for the Selected Transactions the median of the implied value for assets including capitalized operating leases was 0.85x LTM net sales and 8.2x LTM EBITDAR versus multiples for CPS in the Merger of 0.91x and 9.0x respectively. The implied value for assets excluding capitalized operating leases was 0.58x LTM net sales, 1.2x net assets, 8.9x LTM EBITDA and 10.3x LTM EBIT versus multiples for CPS in the Merger of 0.81x, 1.9x, 9.1x and 11.0x respectively. The implied equity value was 18.4x LTM net income and 1.7x latest book value versus multiples for CPS in the Merger of 19.8x and 2.2x respectively.

    DISCOUNTED CASH FLOW ANALYSIS. SBCWDR performed discounted cash flow analyses to determine the present value per share of CPS Common Stock utilizing management projections through 2000 and extrapolations by SBCWDR for 2000 through 2002. For purposes of the analysis, SBCWDR utilized discount rates ranging from 10.5% to 11.5% and terminal value EBITDA multiples ranging from 7.0x to 10.0x. The analysis indicated a range of values for the CPS Common Stock from $28.12 to $47.57.

    LEVERAGED BUYOUT ANALYSIS. SBCWDR analyzed the possible equity return in a hypothetical leveraged buyout of CPS at $50 per share utilizing the CPS management projections noted above. Under the criteria normally used to finance a leveraged buyout, the five-year equity returns at 7.0x to 9.0x 2002 EBITDA would, in the judgment of SBCWDR, be insufficient to attract such leveraged buyout investors.

    HISTORICAL STOCK TRADING ANALYSIS OF PROFFITT'S. SBCWDR examined the history of the trading prices for the shares of Proffitt's Common Stock in relation to the Selected Companies and the S&P 400 index for the past four years. SBCWDR noted that the Proffitt's Common Stock reached a low price of $16.13 on May 20, 1994 and a high price of $60.88 on September 26, 1997 based on weekly closing stock prices (on a pre-split basis).

    COMPARABLE COMPANY FINANCIAL ANALYSIS OF PROFFITT'S. SBCWDR reviewed and compared certain financial information relating to Proffitt's to corresponding financial information and ratios for the Selected Companies. For purposes of these analyses, SBCWDR excluded Proffitt's from the Selected Companies and included CPS. SBCWDR calculated and compared various financial multiples and ratios for Proffitt's and each of the Selected Companies based on the most recent publicly available information. Among other things, the analysis showed that Proffitt's three-year compounded annual growth rates in net sales, EBITDAR, EBIT and net income, its EBITDAR margin for the 12 months ended August 2, 1997 and its three-year average EBITDAR margin, and analysts' estimates of its projected five-year earnings growth were above the average of the Selected Companies.

    COMPARABLE COMPANY TRADING ANALYSIS OF PROFFITT'S. SBCWDR analyzed and compared certain equity market multiples relating to Proffitt's to corresponding equity market multiples for the Selected Companies. SBCWDR calculated various financial multiples for Proffitt's and each of the Selected Companies based on the most recent publicly available information. This analysis showed that based on closing stock prices as of October 28, 1997, the Proffitt's Common Stock generally traded above the average of the Selected Companies. On an equity value basis, Proffitt's traded at 24.7x LTM EPS versus an average of 21.6x; at 18.8x estimated fiscal year 1997 EPS versus an average of 19.8x; at 15.7x estimated fiscal year 1998 EPS versus an average of 16.2x; and at 2.5x latest book value versus an average of 2.8x, in each case based upon management estimates. On the basis of enterprise value including capitalized operating leases, Proffitt's traded at 1.17x LTM net sales versus an average of 1.02x and at 10.6x LTM EBITDAR versus an average of 9.8x. On the basis of enterprise value excluding capitalized operating leases, Proffitt's traded at 0.94x LTM net sales versus an average of 0.92x; at 11.5x LTM EBITDA versus an average of 10.6x; and at 15.1x LTM EBIT versus an average of 13.2x.

    SBCWDR believes that its analyses must be considered as a whole and that selecting portions of its analyses and other factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. SBCWDR did not quantify the effect of each factor upon its opinion. SBCWDR made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond CPS's, Proffitt's and SBCWDR's control. Any estimates contained in SBCWDR's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold. Because such estimates inherently are subject to uncertainty, neither CPS, Profitt's, SBCWDR nor any other person assumes responsibility for their accuracy. In rendering its opinion, SBCWDR expressed no view as to the range of values at which the Proffitt's Common Stock may trade following the consummation of the Merger, nor did SBCWDR make any recommendations to the CPS shareholders with respect to how such holders should vote on the Merger, or the advisability of disposing of or retaining such Proffitt's Common Stock following the Merger.

    SBCWDR is an internationally recognized investment banking firm which, as a part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, SBCWDR has traded CPS Common Stock for its own account and for the accounts of customers and has traded Proffitt's Common Stock for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Pursuant to an engagement letter, dated October 17, 1997, between CPS and SBCWDR, upon delivery of the fairness opinion CPS agreed to pay SBCWDR a fee of $900,000 for services rendered in connection with the preparation of its fairness opinion. CPS has also agreed to reimburse SBCWDR for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify SBCWDR and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws.

MERGER CONSIDERATION

    Subject to certain provisions described herein with respect to certain shares of CPS Common Stock owned by Proffitt's, Proffitt's subsidiaries or CPS, upon consummation of the Merger each issued and outstanding share of CPS Common Stock will be converted into a number of validly issued, fully paid and nonassessable shares of Proffitt's Common Stock including the corresponding percentage of a Proffitt's Right, equal to the Conversion Number. See "THE MERGER AGREEMENT--Terms of the Merger."

    Fractional shares of Proffitt's Common Stock will not be issued in the Merger. Holders of CPS Common Stock otherwise entitled to a fractional share of Proffitt's Common Stock will be paid cash in lieu of such fractional shares determined and paid as described in "THE MERGER AGREEMENT-- Fractional Shares" below.

    The Conversion Number was determined through arm's-length negotiations between Proffitt's and CPS. Based on the number of shares of CPS Common Stock and the number of CPS stock options outstanding on the CPS Record Date, a maximum of 30,513,101 shares of Proffitt's Common Stock may be issued in respect of shares of CPS Common Stock (not including an additional 38,799,122 shares which may be issued to subsidiaries of CPS) in the Merger or upon exercise of options to purchase shares of CPS Common Stock to be converted into options to purchase shares of Proffitt's Common Stock in connection with the Merger.

    Any shares of CPS Common Stock owned by CPS or by Proffitt's, Sub or any other subsidiary of Proffitt's will automatically be canceled at the Effective Time and will cease to exist and no capital stock of Proffitt's or other consideration will be delivered in exchange therefor.

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the issuance of a Certificate of Merger by the Secretary of State of the State of Illinois or such later date, but in no event later than 30 days subsequent to the date of issuance of the Certificate of Merger, as may be provided for in the Merger Agreement. The filing of Articles of Merger will occur as promptly as practicable following the satisfaction or waiver (where permissible) of the conditions set forth in the Merger Agreement. See "--General" and "THE MERGER AGREEMENT--Terms of the Merger" and "--Conditions to the Merger."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    The conversion of CPS Common Stock into Proffitt's Common Stock will occur at the Effective Time. Each certificate for CPS Common Stock shall, from and after the Effective Time until surrendered in exchange for Proffitt's Common Stock, for all purposes be deemed to represent the number of shares of Proffitt's Common Stock calculated by multiplying the number of shares represented by the certificate by the Conversion Number. As soon as practicable after the Effective Time, Proffitt's will deposit with Union Planters National Bank ("Union Planters"), as exchange agent (the "Exchange Agent"), in trust for the holders of certificates which immediately prior to the Effective Time represented shares of CPS Common Stock (the "Certificates") certificates representing the shares of Proffitt's Common Stock issuable in exchange for outstanding shares of CPS Common Stock and cash as required to make payments in lieu of any fractional shares of Proffitt's Common Stock (such cash and shares of Proffitt's Common Stock, together with any dividends or distributions with respect thereto payable as described below, being hereinafter referred to as the "Exchange Fund").

    Shares of CPS Common Stock held by a holder who perfects and does not withdraw or lose its right to an appraisal will not be converted into Proffitt's Common Stock. Rather, such holders will be entitled only to those rights granted under the IBCA and will not be entitled to vote or exercise any other rights as a shareholder of CPS except as provided in the IBCA. If any holder who has perfected appraisal rights withdraws or loses such holder's right to appraisal, its shares of CPS Common Stock will be converted into and exchanged for Proffitt's Common Stock pursuant to the terms of the Merger Agreement. See "THE SPECIAL MEETINGS--Appraisal Rights."

    As soon as practicable after the Effective Time, Proffitt's will cause the Exchange Agent to mail to each holder of record of a Certificate whose shares are converted into shares of Proffitt's Common Stock a letter of transmittal (which will be in customary form, specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual delivery of the Certificates to the Exchange Agent and will contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Proffitt's Common Stock and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Proffitt's Common Stock into which the shares represented by the surrendered Certificate have been converted at the Effective Time pursuant to the Merger, and cash in lieu of fractional shares and certain dividends and other distributions as described below, and the Certificate so surrendered will be canceled.

    CPS SHAREHOLDERS SHOULD NOT FORWARD THE CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

    No dividends or other distributions that are declared on or after the Effective Time on Proffitt's Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Proffitt's Common Stock until such person surrenders the related Certificate or Certificates, as provided above, and no cash payment in lieu of fractional shares will be paid to any such person until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there will be paid to each record holder of a new certificate representing such Proffitt's Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Proffitt's Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Proffitt's Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Proffitt's Common Stock to which such holder is entitled. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Proffitt's Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Proffitt's Common Stock in a name other than that of the registered holder of the Certificate surrendered, or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    LOST CERTIFICATES. If any Certificate has been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Proffitt's Common Stock, any cash in lieu of fractional shares of Proffitt's Common Stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled if the person claiming ownership of such lost, stolen or destroyed Certificate (i) presents an affidavit of that fact and (ii) if required by the surviving corporation, the person posts a bond, in an amount reasonably determined by the surviving corporation, as indemnity against any claim, if any, made against the surviving corporation with respect to such Certificate.

    Proffitt's or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of CPS Common Stock such amounts as Proffitt's or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Proffitt's or the Exchange Agent, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of CPS Common Stock in respect of which such deduction and withholding was made by Proffitt's or the Exchange Agent.

    Certificates representing shares of CPS Common Stock surrendered for exchange by an "affiliate" of CPS for purposes of Rule 145(c) under the Securities Act, and the rules and regulations promulgated thereunder and for purposes of applicable interpretations regarding pooling of interests accounting, will not be exchanged until Proffitt's receives an affiliate letter from such affiliate. Shares of Proffitt's Common Stock issued to or held by "affiliates" will not be transferable until the financial results covering at least 30 days of combined operations of Proffitt's and CPS have been published in the manner provided by policies of the Securities and Exchange Commission ("Commission") regardless of whether the affiliate has provided an affiliate letter to Proffitt's, except to the extent permitted by generally accepted accounting principles. Shares of Proffitt's Common Stock shall not be transferable, regardless of whether the affiliate has provided an affiliate letter to Proffitt's, if such transfer, either alone or in the aggregate with other transfers by the affiliate, would preclude Proffitt's ability to account for the Merger as a pooling of interests.

GOVERNMENTAL AND REGULATORY APPROVALS

    The Merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Certain aspects of the Merger will require notification to, and filings with, certain securities and other authorities in certain states, including jurisdictions where Proffitt's and CPS currently operate.

    HSR ACT. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On November 17, 1997, Proffitt's and CPS filed notification and report forms under the HSR Act with the FTC and the Antitrust Division. The waiting period under the HSR Act will expire on December 17, 1997 unless additional information is requested by the FTC or the Antitrust Division. At any time before or after consummation of the Merger, notwithstanding that the waiting period under the HSR Act has been terminated, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Proffitt's or CPS. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Proffitt's and CPS. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

    Based on information available to them, Proffitt's and CPS believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Proffitt's and CPS would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger. The obligations of Proffitt's and CPS to consummate the Merger are subject to the condition that there shall be no preliminary or permanent injunction or other order by any court or governmental or regulatory authority making the Merger or any of the transactions contemplated by the Merger Agreement illegal. Each party has agreed to use its reasonable best efforts to defend any such challenge or order and to seek to have any such order vacated or reversed.

    ACQUISITION OF BANK. CPS indirectly owns National Bank of the Great Lakes, a national bank (the "Bank") whose activities are limited by the federal Bank Holding Company Act of 1956, as amended, to engaging in credit card operations and taking time and savings deposits from one office in minimum denominations of $100,000. The Bank owns all Carson Pirie Scott, Bergner's and Boston Store credit card accounts and extends all credit with respect to those accounts. Proffitt's has applied to the OCC under the federal Change in Bank Control Act of 1978 for permission to acquire control of the Bank as a result of the Merger. Favorable action by the OCC on this application is a condition to the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of the material federal income tax consequences of the Merger to holders of CPS Common Stock who or which hold their shares as capital assets. This discussion deals only with holders who or which are (i) citizens or residents of the United States; (ii) domestic corporations; or (iii) otherwise subject to United States federal income tax on a net income basis in respect of shares of CPS Common Stock ("U.S. Holders"). This discussion may not be applicable to certain classes of taxpayers, including, without limitation, insurance companies, tax exempt organizations, financial institutions, dealers in securities, foreign persons, persons who exercise appraisal rights, persons who acquired CPS Common Stock pursuant to an exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of CPS Common Stock as part of a straddle or conversion transaction. The discussion also does not address state, local or foreign tax consequences of the Merger. Consequently, each holder should consult such holder's own tax advisor as to the specific tax consequences of the Merger to such holder.

    The obligation of CPS to consummate the Merger is conditioned on the receipt by CPS of an opinion of its counsel, Wachtell, Lipton, Rosen & Katz, in form and substance satisfactory to CPS, dated the Effective Time, to the effect that the federal income tax consequences of the Merger will be as described herein. See "THE MERGER AGREEMENT--Conditions to the Merger." Such tax opinion will be based upon certain customary representations and assumptions which are consistent with the state of facts existing as of the Effective Time to be referred to in the opinion letter. Subject to the receipt of such customary representations, Wachtell, Lipton, Rosen & Katz anticipate that they will render such tax opinion. Neither CPS nor Proffitt's has requested or will request a ruling from the Internal Revenue Service as to the tax consequences of the Merger.

    The following discussion of the material federal income tax consequences of the Merger is based on current laws, regulations, rulings, practice and judicial decisions in effect on the date of this Joint Proxy Statement/Prospectus and the above-referenced opinion of Wachtell, Lipton, Rosen & Katz. Legislative, judicial or administrative changes or interpretations may, however, be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes may or may not be retroactive and could affect the tax consequences to U.S. Holders described herein.

    Based on the foregoing, the following will be the material federal income tax consequences of the Merger to U.S. Holders of CPS Common Stock:

        (i) no gain or loss will be recognized by U.S. Holders, except as described below with respect to U.S. Holders of CPS Common Stock who receive cash in lieu of fractional shares of Proffitt's Common Stock;

        (ii) the aggregate adjusted tax basis of shares of Proffitt's Common Stock (including fractional shares of Proffitt's Common Stock deemed received and redeemed as described below) received by a U.S. Holder will be the same as the aggregate adjusted tax basis of the shares of CPS Common Stock exchanged therefor;

       (iii) the holding period of the shares of Proffitt's Common Stock (including the holding period of fractional shares of Proffitt's Common Stock) received by a U.S. Holder will include the holding period of the CPS Common Stock exchanged therefor; and

        (iv) a U.S. Holder of CPS Common Stock who receives cash in the Merger in lieu of fractional shares of Proffitt's Common Stock will be treated as having received such fractional shares and then as having received such cash in redemption of such fractional shares. Under Section 302 of the Code, provided that such deemed distribution is "substantially disproportionate" with respect to such U.S. Holder or is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share interest in Proffitt's Common Stock. Holders of CPS Common Stock are urged to consult their own tax advisers concerning changes to the taxation of capital gains contained in the Taxpayer Relief Act of 1997.

    EACH SHAREHOLDER OF CPS IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Proffitt's and CPS will be carried forward to the combined corporation at their recorded amounts, income of the combined corporation will include income of Proffitt's and CPS for the entire fiscal year in which the combination occurs, and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation.

    The obligations of Proffitt's, Sub and CPS to consummate the Merger are subject to the receipt by Proffitt's of a letter dated as of the Effective Time from Coopers & Lybrand L.L.P., Proffitt's independent accountants, in form and substance reasonably satisfactory to Proffitt's and CPS, to the effect that the independent accountants concur with the conclusion of Proffitt's and CPS's managements that no conditions exist with respect to either company which would preclude accounting for the Merger as a pooling of interests.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the CPS Board, CPS shareholders should be aware that, as described below, certain members of CPS's management and the CPS Board may have interests in the Merger that are different from, or in addition to, the interests of CPS shareholders generally and which may create potential conflicts of interest. The CPS Board was aware of the interests of its directors and officers when it approved the Merger and the Merger Agreement.

    Such interests relate to or arise from, among other things, the terms of the Merger Agreement providing for (1) the inclusion of two of the current CPS directors on the Board of Directors of Proffitt's, (2) continuing employment agreements with CPS and Proffitt's following the Merger for certain of the executive officers of CPS, and (3) the indemnification of existing directors and officers of CPS. See "THE MERGER AGREEMENT--Composition of Proffitt's Board of Directors Post-Merger."

    AGREEMENT WITH THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF
CPS. As of October 29, 1997, Mr. Bluestone, CPS and Proffitt's entered into an agreement providing, subject to the consummation of the Merger, for Mr. Bluestone, CPS and Proffitt's to enter into an employment agreement (the "Bluestone Employment Agreement") at the closing under the Merger Agreement, to replace Mr. Bluestone's existing employment agreement with CPS. The Bluestone Employment Agreement provides for Mr. Bluestone to serve as Chairman of CPS, as a division of Proffitt's, until January 29, 1999, unless the Bluestone Employment Agreement is earlier terminated according to its terms or unless extended by the written agreement of the parties. The Bluestone Employment Agreement further provides that Proffitt's will cause Mr. Bluestone to be elected to the Board of Directors of Proffitt's as a member of the class of directors whose terms expire in 1998, to serve until the next regularly scheduled annual meeting of Proffitt's, and to cause its Board to renominate Mr. Bluestone for election to the class of directors whose terms expire in 2001, and to endorse Mr. Bluestone for election to such class. In the event that Mr. Bluestone terminates his employment prior to January 29, 1999, he will be required to submit his resignation as a director of Proffitt's. As long as Mr. Bluestone serves as a director of Proffitt's, he will also be permitted to serve as a member of the board of directors of CPS.

    The Bluestone Employment Agreement provides for Mr. Bluestone to receive compensation in the form of (a) an annual base salary equal to the sum of (1) $800,000 per annum plus (2) the greater of (A) $240,000 or (B) the bonus paid by CPS to Mr. Bluestone for the fiscal year ending January 31, 1998, (b) the opportunity to earn an annual bonus pursuant to a mutually agreed-upon formula, such bonus not to exceed 60% of the total annual base salary described in (a), and (c) the right to participate, at the highest participation levels available to Proffitt's executives, in all life insurance, medical insurance and other employee benefit plans, and to participate in all incentive, savings and retirement plans, policies and programs of CPS. The bonus to be paid will be based upon the results of CPS for such fiscal year as compared with projected results or such other criteria as Mr. Bluestone and CPS may agree, such formula to be substantially similar to the formula most recently used by CPS to determine Mr. Bluestone's annual bonus. The benefits to be provided shall not be materially less than the benefits provided to Mr. Bluestone under his current agreement with CPS. The Bluestone Employment Agreement also provides for purchase by CPS of certain additional life insurance coverage.

    Pursuant to the Bluestone Employment Agreement and in connection with his employment with the combined companies, Proffitt's has agreed to grant Mr. Bluestone, as of the date of such agreement, an option to purchase 60,000 shares of Proffitt's Common Stock under Proffitt's 1997 Stock-Based Incentive Plan, at an exercise price equal to the closing price of Proffitt's Common Stock on the date of grant. Such option shall be initially exercisable as to 20% of the shares covered thereby, with an additional 20% becoming exercisable on each of the first, second and third anniversaries thereof, and as to any remaining shares, on the fourth anniversary thereof. Such option shall become 100% exercisable in the event that Mr. Bluestone terminates employment with CPS, and, along with any options to purchase CPS Common Stock converted into options to purchase Proffitt's Common Stock in connection with the Merger, shall remain exercisable until one year following the later of (a) the termination of Mr. Bluestone's employment under the Bluestone Employment Agreement or (b) such time as Mr. Bluestone ceases to be a director of Proffitt's.

    CPS may terminate the employment of Mr. Bluestone at any time for cause or in the event of total disability (as provided in the Bluestone Employment Agreement). Mr. Bluestone may voluntarily terminate his employment under the Bluestone Employment Agreement at any time for any reason.

    Pursuant to the Bluestone Employment Agreement, if the employment of Mr. Bluestone is terminated for any reason, CPS is required to pay in a lump sum within 15 days of the date of termination, three times Mr. Bluestone's annual base salary plus three times his midpoint bonus (30% of his total annual base salary) and a prorated midpoint bonus for the year of termination, provided that such prorated amount will not be paid if Mr. Bluestone is employed through January 29, 1999 and receives the annual bonus provided under the Bluestone Employment Agreement. At the same time, CPS would be required to pay Mr. Bluestone cash equal to the sum of his unvested amounts in CPS's 401(k) plan and the actuarial equivalent of any unvested accrued benefit under the CPS pension plan. CPS also would be required to continue Mr. Bluestone's employee health and welfare benefits for 36 months or such longer term as provided under the respective benefit plan and to credit Mr. Bluestone with additional hours under CPS's pension plan equal to the least of (a) the greater of (1) 501 hours and
(2) the maximum number of hours of benefit service attributable to severance pay on the date of termination, (b) the maximum number of hours permitted by law, and (c) 3,000 hours. The Bluestone Employment Agreement also provides for the acceleration of vesting of certain benefits and awards, and the payment of previously deferred compensation.

    Pursuant to the Bluestone Employment Agreement, CPS is required to pay Mr. Bluestone a gross-up payment (as described in the Bluestone Employment Agreement) to reimburse him for the full amount of any excise tax that may be applicable to any payment or distribution under the Bluestone Employment Agreement. Mr. Bluestone has also agreed to certain restrictions on the solicitation of employees of CPS, on the treatment of confidential information and on entering into competing employment following termination of his employment under the Bluestone Employment Agreement.

    As described above, the Bluestone Employment Agreement will, at the Effective Time, replace and supersede Mr. Bluestone's current employment agreement with CPS. Mr. Bluestone's current employment agreement contains, among other things, a "change of control" provision which would have entitled him to receive three years of salary, plus bonus and other benefits upon his resignation for good reason (which would have applied as a result of the Merger) or termination of his employment by CPS (other than for cause) within two years following the Merger.

    AGREEMENT WITH THE PRESIDENT AND CHIEF OPERATING OFFICER OF CPS. Mr. MacDonald and Proffitt's have entered into an employment agreement, subject to the consummation of the Merger (the "MacDonald Employment Agreement") to replace Mr. MacDonald's existing employment agreement with CPS. The MacDonald Employment Agreement provides that Mr. MacDonald will serve as President and Chief Executive Officer of CPS, as a division of Proffitt's, for a period of three years from the date of the Merger. The term of the MacDonald Employment Agreement may be extended for up to several weeks beyond three years until the end of Proffitt's fiscal year ending in 2001. The agreement provides for Mr. MacDonald to receive compensation in the form of (a) an annual base salary in an amount not less than $550,000 for the first year, not less than $600,000 for the second year and not less than $650,000 for the third year of the employment period, (b) the opportunity to earn an annual bonus pursuant to a mutually agreed-upon formula, such bonus not to exceed 50% of the annual base salary in any such fiscal year and (c) the right to participate in all employee, pension, welfare, fringe and other benefit plans, practices, policies and programs provided by Proffitt's to the senior management of Proffitt's, to receive credit for service and other requirements under the corresponding CPS plan for the period prior to the Merger, and to continue participation in certain CPS executive benefit plans or materially equivalent benefit plans. The bonus to be paid shall be based upon the results of CPS for the applicable fiscal year as compared with projected results or such other criteria as Mr. MacDonald and Proffitt's may agree.

    As of the date of the Merger and in connection with his employment with the combined companies, Proffitt's has agreed to grant Mr. MacDonald an option to purchase 35,000 shares of Proffitt's Common Stock under Proffitt's 1994 Long-Term Incentive Plan (the "1994 LTIP"), at an exercise price equal to the closing price of Proffitt's Common Stock on the date of grant or the first business day thereafter. Such option shall have a ten-year term and shall be initially exercisable as to 20% of the shares covered thereby, with an additional 20% becoming exercisable on each of the first and second anniversaries thereof, and as to an additional 40%, on the third anniversary thereof. During the term of the MacDonald Employment Agreement, Mr. MacDonald shall be eligible for future employee stock option grants on the same basis as other senior management of Proffitt's. In the event of a change of control of Proffitt's (as defined in the 1994 LTIP) any stock option granted to Mr. MacDonald will immediately vest. As of the date of the Merger and in connection with his employment with the combined companies, Mr. MacDonald will receive a grant of 100,000 shares of restricted Proffitt's Common Stock pursuant to Proffitt's 1997 Stock-Based Incentive Plan. Such restricted stock will vest as to 20% of the shares immediately, and as to an additional 20% on each of the first, second and third anniversaries of the grant date and an additional 20% on the conclusion of the employment period. The MacDonald Employment Agreement provides that a pro rata portion of the next 20% of the restricted stock scheduled to vest will vest immediately if Proffitt's terminates Mr. MacDonald's employment other than for cause (as defined in the MacDonald Employment Agreement), or Mr. MacDonald terminates his employment for good reason (as defined in the MacDonald Employment Agreement) or as a result of death. All such restricted stock shall become immediately vested upon a change of control of Proffitt's.

    If Proffitt's terminates the employment of Mr. MacDonald for cause or if Mr. MacDonald terminates his employment voluntarily (other than for good reason), the Company is required to pay Mr. MacDonald his annual salary to the date of termination of employment together with certain accrued or deferred and unpaid compensation and benefits. If the employment of Mr. MacDonald is terminated for total disability or by reason of death, he or his estate will receive (a) the amount of his annual base salary and average bonus (as defined in the MacDonald Employment Agreement) prorated to the date of termination and (b) certain accrued or deferred and unpaid compensation and benefits.

    If the employment of Mr. MacDonald is terminated by Proffitt's without cause or by Mr. MacDonald for good reason, then Proffitt's is required to pay in a lump sum within 15 days of the date of termination, three times Mr. MacDonald's annual base salary, plus three times half of the amount of the annual base salary (plus a portion of an additional one half of the amount of the annual base salary prorated to the termination date) and certain accrued or deferred and unpaid compensation and benefits. In such circumstances, Proffitt's also would be required to continue Mr. MacDonald's employee health and welfare benefits for 36 months or such longer term as provided under the relevant health or welfare plan and to credit Mr. MacDonald with the maximum age and service credit a participant may accrue under the CPS Supplemental Executive Retirement Plan. Under such circumstances, the option to purchase Proffitt's Common Stock granted pursuant to the MacDonald Employment Agreement would immediately become exercisable in its entirety for one year following the date of termination.

    If following the conclusion of the original term of the MacDonald Employment Agreement, Proffitt's terminates Mr. MacDonald's employment without cause or Mr. MacDonald terminates employment under circumstances that would have constituted good reason under the MacDonald Employment Agreement, Mr. MacDonald will receive twice his annual base salary and the continuation of health and welfare benefits for twenty-four months, and the option to purchase Proffitt's Common Stock granted pursuant to the MacDonald Employment Agreement will immediately become exercisable in its entirety for one year following the date of termination.

    Proffitt's is required to pay Mr. MacDonald a gross-up payment (as defined in the MacDonald Employment Agreement) to reimburse him for the full amount of any excise tax that may be applicable to any payment or distribution under the MacDonald Employment Agreement. Mr. MacDonald has also agreed to certain restrictions on the solicitation of employees of Proffitt's and on the treatment of confidential information following termination of his employment under the MacDonald Employment Agreement.

    As discussed above, the MacDonald Employment Agreement will, at the Effective Time, replace and supersede Mr. MacDonald's current employment agreement with CPS. Mr. MacDonald's current employment agreement contains change of control provisions which would have entitled him to receive two and one-half years of salary, plus bonus and other benefits upon his resignation for good reason (which would have applied as a result of the Merger) or termination of his employment by CPS (other than for cause) within two years following the Merger.

    ARRANGEMENTS WITH CERTAIN OTHER EXECUTIVE OFFICERS AND EMPLOYEES. The Merger Agreement contemplates that prior to the closing of the Merger, Proffitt's will offer new employment agreements to four executive officers and two other employees (each such officer or employee, an "Employee") of CPS who may continue employment with CPS following the Merger (the "Employment Agreements"). Such Employment Agreements will become effective and replace and supersede these Employees' current severance agreements with CPS effective upon consummation of the Merger. The Employment Agreements shall provide for: (a) two-year employment terms, (b) base salary and bonus potential no less than current arrangements with CPS, (c) the application of each Employee's current change-in-control severance formula if Proffitt's terminates employment during the two-year period following the effective date of the Employment Agreement without cause, or if employee terminates for good reason, because of material reductions in salary or responsibility from those set forth in the Employment Agreement, (d) the waiver and release by each Employee of his or her right to terminate for good reason under his or her current agreement with CPS in conjunction with the Merger, and (e) the grant to each Employee of a number of shares of Proffitt's Common Stock (to be determined on an individual basis) that will vest in three equal segments at the first, second and third anniversaries of the date of the new Employment Agreement, provided that such Employee remains employed by CPS or Proffitt's on the vesting dates and provided further that such Proffitt's Common Stock would vest on a change in control of Proffitt's.

    As described above, the Employment Agreements will, at the Effective Time, replace and supersede the Employee's current CPS severance agreements. Such current CPS severance agreements contain change of control or similar severance provisions which would have entitled the Employees to receive a cash payment in an amount equal to a multiple of salary upon termination of their employment under certain circumstances within two years following the Merger if they had not entered into the Employment Agreements.

    CERTAIN OTHER BENEFITS. As of December 5, 1997, directors and executive officers of CPS owned options to purchase an aggregate of 766,322 shares of CPS Common Stock. As of December 5, 1997, an aggregate of 178,600 such options were unvested. As of the Effective Time (or upon shareholder approval of the Merger with respect to options granted to directors) all such unvested options will become fully vested as a result of the Merger. In addition, 11,000 shares previously awarded under the 1996 Directors Stock Compensation Plan and deferred will as of the Effective Time, become immediately deliverable. Under CPS's Supplement Executive Retirement Plan, upon the closing of the Merger the accrued benefits of all participants will vest, and upon termination of employment within two years after the closing date of the Merger, the entire present value of a participant's accrued benefit will be paid out.

    The CPS 1996 Long Term Incentive Plan (the "1996 LTIP") provides for cash awards based upon CPS performance over three-year performance periods. Upon shareholder approval of the Merger, each participant in the 1996 LTIP will be entitled to pro rata payouts based upon performance through that date with maximum performance assumed for the fiscal year in which such shareholder approval occurs.

    INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that for three years from and after the Effective Time, Proffitt's agrees to, and to cause CPS as the surviving corporation to, indemnify and hold harmless all past and present directors, officers and employees of CPS and of its subsidiaries to the full extent such persons may be indemnified as of the date of the Merger Agreement by CPS pursuant to the CPS Restated Articles of Incorporation ("CPS's Restated Articles") and By-Laws and indemnification agreements in existence on the date of the Merger Agreement with any directors, officers and employees of CPS and its subsidiaries for acts or omissions occurring at or prior to the Effective Time. Additionally, Proffitt's agrees to, and to cause the CPS as the surviving corporation to, indemnify and hold harmless such persons to the fullest extent permitted by law for acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated thereby. Proffitt's also agrees to cause CPS as the surviving corporation to provide, for an aggregate period of not less than two years from the Effective Time, CPS's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time that is no less favorable than CPS's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Notwithstanding the foregoing, the surviving corporation will not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement.

NYSE LISTING

    It is a condition to the parties' obligations under the Merger Agreement that the shares of Proffitt's Common Stock issuable pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, WHICH APPEARS AS APPENDIX I TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY INCLUDES THE MATERIAL TERMS OF SUCH AGREEMENT BUT IS NOT NECESSARILY COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT.

TERMS OF THE MERGER

    The Merger Agreement provides that, upon the terms and subject to the conditions contained therein, including the approval of the Merger Agreement, the Stock Issuance and the Charter Amendment by the holders of Proffitt's Common Stock and approval of the Merger Agreement by the holders of CPS Common Stock, Sub will be merged with and into CPS at the Effective Time, and CPS will continue as the surviving corporation.

    After the conditions precedent to the Merger have been fulfilled or waived (where permissible), Proffitt's, Sub and CPS will promptly file duly executed Articles of Merger with the Secretary of State of the State of Illinois and the Merger will become effective at the Effective Time, which will occur upon the issuance of a Certificate of Merger by the Secretary of State of the State of Illinois or such later time established by the Certificate of Merger (provided that such later date is not more than 30 days after the Articles of Merger are filed).

    Pursuant to the Merger Agreement, as of the Effective Time, all shares of CPS Common Stock that are held in the treasury of CPS, and any shares of CPS Common Stock owned by Proffitt's or by any wholly-owned subsidiary of Proffitt's will be canceled and no capital stock of Proffitt's or other consideration will be delivered in exchange therefor.

    Each issued and outstanding share of common stock of Sub, par value $.01 per share, will be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

    Subject to the terms and conditions of the Merger Agreement, each share of CPS Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled) will be converted into a number of validly issued, fully paid and nonassessable shares of Proffitt's Common Stock, including the corresponding percentage of a Proffitt's Right, equal to the Conversion Number. All such shares of CPS Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and retired, and each holder of a Certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions, certificates representing the shares of Proffitt's Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such Certificate.

    Shares of CPS Common Stock held by a holder who perfects and does not withdraw or lose its right to an appraisal will not be converted into Proffitt's Common Stock. Rather, such holders will be entitled only to those rights granted under the IBCA and will not be entitled to vote or exercise any other rights as a shareholder of CPS except as provided in the IBCA. If any holder who has perfected appraisal rights withdraws or loses such holder's right to appraisal, such holder's shares of CPS Common Stock will be converted into and exchanged for Proffitt's Common Stock.

    In the event of any reclassification, stock split or stock dividend with respect to Proffitt's Common Stock, any change or conversion of Proffitt's Common Stock into other securities or any other dividend or distribution with respect to Proffitt's Common Stock as the same may be adjusted from time to time pursuant to the terms of the Merger Agreement (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time appropriate and proportionate adjustments, if any, will be made to the Conversion Number, and all references to the Conversion Number in the Merger Agreement will be deemed to be to the Conversion Number as so adjusted; provided that under no circumstances will CPS shareholders be required to accept anything other than Proffitt's Common Stock.

    THE CONVERSION NUMBER. Subject to the adjustments described above and the other conditions of the Merger Agreement, the Conversion Number is determined as follows:

        (i) in the event that the Closing Date Market Price is less than $27.75, the Conversion Number shall be 1.80;

        (ii) in the event that the Closing Date Market Price is equal to or greater than $27.75 and less than $28.57, the Conversion Number shall be equal to $50.00 divided by the Closing Date Market Price;

       (iii) in the event that the Closing Date Market Price is equal to or greater than $28.57 and less than $30.86, the Conversion Number shall be 1.75;

        (iv) in the event that the Closing Date Market Price is equal to or greater than $30.86 and less than $31.77, the Conversion Number shall be equal to $54.00 divided by the Closing Date Market Price; and

        (v) in the event that the Closing Date Market Price is equal to or greater than $31.77, the Conversion Number shall be 1.70.

    "Closing Date Market Price" shall mean the average closing price for one share of Proffitt's Common Stock during the period of the 20 most recent NYSE trading days ending on the third NYSE trading day prior to the date of the CPS Special Meeting. The closing price on any day shall be the last reported sale price of one share of Proffitt's Common Stock on the NYSE.

SURRENDER AND PAYMENT

    Proffitt's has authorized Union Planters to act as Exchange Agent. As soon as practicable after the Effective Time, Proffitt's will deposit with the Exchange Agent, in trust for the holders of shares of CPS Common Stock converted in the Merger, the Exchange Fund. The Exchange Agent will deliver the Proffitt's Common Stock issuable pursuant to the Merger Agreement out of the Exchange Fund. See "THE MERGER--Conversion of Shares; Procedures for Exchange of Certificates."

    All shares of Proffitt's Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of the Merger Agreement (including any cash paid pursuant to the Merger Agreement) will be deemed to have been issued in full satisfaction of all rights pertaining to the shares of CPS Common Stock represented by such Certificates.

FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of Proffitt's Common Stock will be issued upon the surrender for exchange of Certificates, and no Proffitt's dividend or other distribution or stock split will relate to any fractional share, and no fractional share will entitle the owner thereof to vote or to any other rights of a security holder of Proffitt's. In lieu of any such fractional share, each holder of CPS Common Stock who would otherwise have been entitled to a fraction of a share of Proffitt's Common Stock upon surrender of Certificates for exchange will receive cash (without interest) in an amount equal to the product of such fractional part of a share of Proffitt's Common Stock multiplied by the per share closing price on the NYSE of Proffitt's Common Stock on the date of the Effective Time (or, if the shares of Proffitt's Common Stock do not trade on the NYSE on such date, the first date of trading of the Proffitt's Common Stock on the NYSE after the Effective Time).

CONDITIONS TO THE MERGER

    The respective obligations of Proffitt's, CPS and Sub to effect the Merger will be subject to the fulfillment of certain conditions at or prior to the Effective Time, including, among other things: (a) adoption of the Merger Agreement by the requisite vote of shareholders of CPS, and the obtaining of the Proffitt's Shareholder Approvals by the requisite vote of the shareholders of Proffitt's; (b) the authorization for listing on the NYSE subject to official notice of issuance, of the shares of Proffitt's Common Stock issuable in the Merger and upon exercise of CPS stock options; (c) expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act; (d) approval of the change of control of the Bank by the OCC; (e) all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal or would have a material adverse effect on Proffitt's (assuming the Merger had taken place), will have been obtained, will have been made or will have occurred; (f) the receipt of all other third party authorizations, consents or approvals which the failure to obtain would have a material adverse effect on Proffitt's or CPS; (g) receipt, by Proffitt's, of a letter dated as of the Effective Time of Coopers & Lybrand L.L.P., to the effect that the independent accountants concur with the conclusion of Proffitt's and CPS's managements that no conditions exist with respect to either company which would preclude accounting for the merger as a pooling of interests; (h) Proffitt's receipt of a "cold comfort" letter of Coopers & Lybrand L.L.P., dated as of the effective date of the Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") filed by Proffitt's with the Commission registering the shares of Proffitt's Common Stock to be issued in connection with the Merger Agreement, and as of the Effective Time, in form and substance reasonably satisfactory to Proffitt's and CPS and reasonably customary in scope and substance for letters of such type; (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or, to the knowledge of Proffitt's or CPS, threatened by the Commission; (j) no court or other governmental entity having jurisdiction over CPS or Proffitt's, or any of their respective subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal; (k) there shall not be instituted or pending any action or proceeding by a government entity or any other person as a result of the Merger Agreement or the transactions contemplated thereby which in the opinion of Proffitt's counsel, would have a material adverse effect on Proffitt's (assuming the Merger had taken place) and (l) holders of no more than 5% of the CPS Common Stock having dissented and preserved their rights to seek appraisal. See "THE MERGER--Governmental and Regulatory Approvals."

    The obligations of CPS to effect the Merger are also subject to the satisfaction of the following additional conditions at or prior to the Effective Time, including: (a) each of the representations and warranties of Proffitt's and Sub in the Merger Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date), and each of the representations and warranties of Proffitt's and Sub that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date) and each of Proffitt's and Sub shall have performed in all material respects each of its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time, except as contemplated or permitted by the Merger Agreement; and CPS shall have received from Proffitt's and Sub a certificate to that effect; (b) Proffitt's shall have proffered executed employment agreements to Mr. Bluestone, Mr. MacDonald, and certain other employees of CPS, which proffers shall not have been withdrawn; (c) CPS shall have received an opinion of Proffitt's counsel, to the effect that the Proffitt's Common Stock issued in the Merger is duly authorized, validly issued and nonassessable; and (d) CPS shall have received an opinion of Wachtell, Lipton, Rosen & Katz relating to certain tax matters. See "THE MERGER-- Certain Federal Income Tax Consequences."

    The obligations of Proffitt's and Sub to effect the Merger are subject to the satisfaction of the following additional conditions at or prior to the Effective Time: each of the representations and warranties of CPS in the Merger Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date), and each of the representations and warranties of CPS that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date) and CPS shall have performed in all material respects each of its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time, except as contemplated or permitted by the Merger Agreement; and Proffitt's shall have received from CPS a certificate to that effect.

    Certain of the conditions to the Merger may not be waived by the parties, including shareholder approvals, clearance under the antitrust laws, the effectiveness of the Registration Statement and the absence of any order or legal restraint. Although the receipt of the pooling letter of Coopers & Lybrand L.L.P. and the tax opinion of CPS's counsel may be waived by the parties, Proffitt's and CPS do not intend to consummate the Merger in the event either the pooling letter or the tax opinion is not or cannot be delivered.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties of Proffitt's and Sub, including, among other things: (a) the absence of conflicts, violations and defaults under their respective charters and bylaws, certain other agreements and documents and judgments and orders; (b) that the documents filed by Proffitt's with the Commission since January 1, 1995 did not contain any material misstatements or omissions at the time they were filed; (c) that the information supplied by Proffitt's and Sub to be included herein and in the Registration Statement in connection with the Merger will be free from material misstatements and omissions; (d) that there has been no material adverse change with respect to Proffitt's since February 1, 1997 except as disclosed in its documents filed with the Commission prior to the date of the Merger Agreement;
(e) as to governmental licenses and permits, and compliance with laws; (f) as to compliance with relevant tax laws; (g) with respect to actions and proceedings pending against or involving Proffitt's; (h) as to employee benefit plans and labor matters; (i) as to compliance with worker safety laws and environmental laws and consumer credit laws; (j) as to intellectual property; (k) as to labor matters; (l) the required vote of Proffitt's shareholders; (m) as to the operations of Sub; (n) as to the applicability to Proffitt's and Sub of state takeover statutes and as to the applicability of the Proffitt's Rights Agreement, dated March 28, 1995, between Proffitt's and Union Planters (the "Proffitt's Rights Agreement"); (o) as to actions taken or not taken that would jeopardize the contemplated tax and accounting treatment of the Merger; (p) as to certain liabilities; (q) as to the receipt of a fairness opinion from Salomon Brothers and (r) as to brokers. In addition, the Merger Agreement contains representations and warranties by each of Proffitt's and Sub as to, among other things, its organization, capital structure, authority to enter into the Merger Agreement and the binding effect of the Merger Agreement.

    The Merger Agreement also contains similar customary representations and warranties of CPS, as well as additional representations and warranties, including, among other things: (a) as to the receipt of a fairness opinion from SBCWDR; (b) that the Board of Directors has taken all action necessary to exempt CPS, its subsidiaries and affiliates, the Merger, the Merger Agreement and the transactions contemplated thereby from certain state takeover statutes; (c) as to the due organization, good standing and membership of the Bank in the FDIC Bank Insurance Fund and the Federal Reserve System; and (d) that CPS has taken all necessary action so that CPS will have no additional obligations and Proffitt's will have no obligations under the rights to purchase CPS Common Stock (the "Rights") issued pursuant to the Rights Agreement between CPS and Harris Trust and Savings Bank dated November 2, 1993 ("CPS's Rights

Plan") or under CPS's Rights Plan and the holders of Rights will have no additional rights under the Rights or CPS's Rights Plan, as a result of the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the Merger Agreement, each of Proffitt's and CPS has agreed that, during the period from the date of the Merger Agreement through the Effective Time (except as otherwise expressly permitted by the terms of the Merger Agreement), it will, and it will cause its respective subsidiaries to, in all material respects, carry on their respective businesses in the ordinary course as conducted as of the date of the Merger Agreement and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time.

    ACTIONS BY PROFFITT'S. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by the Merger Agreement, Proffitt's will not, and will not permit any of its subsidiaries to, without the prior written consent of CPS: (a) (1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by subsidiaries), (2) other than in the case of any subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (3) subject to the limitations of the Merger Agreement, purchase, redeem or otherwise acquire any shares of capital stock of Proffitt's or any shares of capital stock of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (4) institute any share repurchase program; (b) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (1) subject to the other terms of the Merger Agreement, the issuance of stock options and shares of Proffitt's Common Stock to employees of Proffitt's in the ordinary course of business consistent with past practice, (2) the issuance of Proffitt's securities pursuant to the Proffitt's Rights Agreement and (3) the issuance by any wholly-owned subsidiary of Proffitt's of its capital stock to Proffitt's or another wholly-owned subsidiary of Proffitt's; (c) amend its Amended and Restated Charter or By-laws, other than to increase its authorized capital stock or amend its By-Laws as provided in the Merger Agreement; (d) acquire or agree to acquire any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, unless (1) the entering into a definitive agreement relating to or the consummation of such acquisition would not (A) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (B) significantly increase the risk of any governmental entity entering an order prohibiting the consummation of the Merger or (C) significantly increase the risk of not being able to remove any such order on appeal or otherwise, and (2) in the case of any individual acquisition, merger, consolidation or purchase, the equity value of which does not exceed $175 million; (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (1) transactions in the ordinary course of business consistent with past practice and not material to Proffitt's and its subsidiaries taken as a whole, (2) as may be required by any governmental entity or (3) subject to the terms of the Merger Agreement, dispositions involving an aggregate consideration not in excess of $100 million; (f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (1) in the ordinary course of business consistent with past practice and (2) indebtedness, loans, advances, capital contributions and investments between Proffitt's and any of its wholly-owned subsidiaries or between any of such wholly-owned subsidiaries; (g) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance; (h) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles); or (i) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

    ACTIONS BY CPS. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by the Merger Agreement, CPS will not, and will not permit any of its subsidiaries to, without the prior written consent of Proffitt's: (a)(1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, (2) other than in the case of any subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (3) purchase, redeem or otherwise acquire any shares of capital stock of CPS or any other securities thereof or the capital stock of any of its subsidiaries or any rights, warrants or options to acquire any such shares or other securities or
(4) reinstate CPS's share repurchase program or institute any similar share repurchase program; (b) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (1) the issuance of shares of CPS Common Stock upon the exercise of CPS stock options outstanding on the date of the Merger Agreement in accordance with their then current terms,
(2) the issuance of CPS securities pursuant to CPS's 1996 Directors' Stock Compensation Plan or the CPS Rights Plan and (3) the issuance by any wholly-owned subsidiary of CPS of its capital stock to CPS or another wholly-owned subsidiary of CPS; (c) amend CPS's Restated Articles or By-Laws;
(d) acquire or agree to acquire any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than acquisitions of assets in the ordinary course of CPS's business consistent with past practice; (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except for (1) transactions in the ordinary course of business consistent with past practice and not material to CPS and its subsidiaries taken as a whole and (2) as may be required by any governmental entity; (f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (1) in the ordinary course of business consistent with past practices and (2) indebtedness, loans, advances, capital contributions and investments between CPS and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries; (g) alter the corporate structure or ownership of CPS or any subsidiary; (h) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any CPS benefit plan or employment or consulting agreement other than as required by law, or as expressly contemplated by the Merger Agreement; (i) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of CPS or any of its subsidiaries who are not officers of CPS or any of its subsidiaries, or grant any additional rights to severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of CPS or any of its subsidiaries, or establish, adopt, enter into, or, with certain exceptions, amend or take action to enhance or accelerate any rights or benefits under, any plan or arrangement for the benefit of any director, officer or employee; (j) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance; (k) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles); (l) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or (m) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

CPS STOCK OPTIONS AND EMPLOYEE BENEFITS

    At the Effective Time, each outstanding option to purchase CPS Common Stock will, pursuant to its terms, be converted into an option to purchase Proffitt's Common Stock. All references to CPS in the CPS stock option plans, the applicable stock option or other awards agreements issued thereunder and in any other CPS stock options will be deemed to refer to Proffitt's. Each CPS stock option will be converted into a stock option to purchase a number of shares of Proffitt's Common Stock equal to the number of shares of CPS Common Stock that could have been purchased under such CPS stock option multiplied by the Conversion Number, at an exercise price per share of Proffitt's Common Stock equal to the per share option exercise price specified in the CPS stock option divided by the Conversion Number. Pursuant to their original terms, all CPS stock options will become fully vested as of the Effective Time. The Proffitt's stock options will otherwise be subject to the same terms and conditions as the CPS stock options.

    From and after the Effective Time, Proffitt's will honor, and will cause CPS and its subsidiaries to honor, all existing employment and severance agreements and severance and bonus plans which apply to current and former employees or directors of CPS or its subsidiaries. Employees of CPS and its subsidiaries will be credited with service accrued prior to the Effective Time for purposes of all employee benefit plans, programs or arrangements maintained by Proffitt's, CPS or CPS's subsidiaries. For one year following the Effective Time, any changes to the CPS or any subsidiary's benefit plans and arrangements shall be subject to the determination of Mr. Bluestone. Also for one year following the Effective Time, Proffitt's will cause CPS or its subsidiaries to pay bonuses pursuant to the CPS current bonus plans consistent with past practices as determined by Mr. Bluestone.

COMPOSITION OF PROFFITT'S BOARD OF DIRECTORS POST-MERGER

    The Merger Agreement provides that at the Effective Time Proffitt's will cause two members of CPS's current Board of Directors (Mr. Bluestone and John W. Burden III) to be appointed to Proffitt's Board of Directors to serve until the next regularly scheduled meeting of Proffitt's shareholders. Mr. Bluestone will be appointed for the 1998 class of directors and renominated by Proffitt's for election to the 2001 class of directors. Mr. Burden will be appointed to the 1999 class of directors and will be renominated by Proffitt's at its 1999 annual meeting for the 2002 class of directors. In addition, in connection with the 1998 annual meeting of Proffitt's shareholders, Messrs. Bluestone, Burden and R. Brad Martin will jointly make a recommendation for an additional board member of Proffitt's, who may or may not be a current member of CPS's Board, to Proffitt's Strategic Planning and Corporate Governance Committee. The committee will, consistent with its fiduciary obligations, consider such recommendation to nominate an additional director for election at the 1998 annual meeting of shareholders. In addition, Proffitt's has agreed to amend Article III, Section 13 of its By-Laws so that the mandatory resignation requirement contained therein will not apply to CPS's nominees.

NO SOLICITATION

    Pursuant to the Merger Agreement, from and after the date of the Merger Agreement, neither Proffitt's nor CPS will, and each will use its best efforts to cause any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of its subsidiaries not to, directly or indirectly, (a) solicit, initiate or encourage (including by way of furnishing non-public information) any proposal or offer from any person that constitutes, or may reasonably be expected to lead to, a Takeover Proposal (as defined below) or (b) engage in or continue discussions or negotiations relating to a Takeover Proposal. Notwithstanding the foregoing, prior to the receipt of approval by their respective shareholders, either Proffitt's or CPS may engage in discussions or negotiations with, or furnish information concerning itself and its subsidiaries, business, properties or assets to, any third party which makes a

Takeover Proposal if the Board of Directors of either Proffitt's or CPS concludes in good faith on the basis of the advice of its outside counsel that the failure to take such action would violate the fiduciary obligations of such Board under applicable law. Each of Proffitt's and CPS will promptly (but in no case later than 24 hours) notify the other of any Takeover Proposal, including the material terms and conditions thereof.

    As used in the Merger Agreement, "Takeover Proposal" means any proposal or offer, or any expression of interest by any third party relating to Proffitt's or CPS's willingness or ability to receive or discuss a proposal or offer, other than a proposal or offer by Proffitt's or any of its subsidiaries or as permitted under the Merger Agreement, for a tender or exchange offer, a merger, consolidation or other business combination involving either Proffitt's or CPS or any of their respective subsidiaries or any proposal to acquire in any manner 30% or more of the outstanding voting capital stock of, or 30% or more of the assets of, either Proffitt's or CPS and any of their respective subsidiaries, taken as a whole.

    During the period from the date of the Merger Agreement through the Effective Time, neither Proffitt's nor CPS will terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which CPS or Proffitt's or any of their respective subsidiaries is a party (other than any such agreements involving the other party), unless the Board of Directors of such party concludes in good faith on the basis of the advice of its outside counsel that the failure to do so would violate the fiduciary obligations of such Board.

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

    The Merger Agreement provides that for three years from and after the Effective Time, Proffitt's agrees to, and to cause the surviving corporation to, indemnify and hold harmless all past and present directors, officers and employees of CPS and of its subsidiaries to the full extent such persons may be indemnified as of the date of the Merger Agreement by CPS pursuant to CPS's Restated Articles and By-Laws and indemnification agreements in existence on the date of the Merger Agreement with any directors, officers and employees of CPS and its subsidiaries for acts or omissions occurring at or prior to the Effective Time; provided, however, that Proffitt's agrees to, and to cause the surviving corporation to, indemnify and hold harmless such persons to the fullest extent permitted by law for acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated thereby. In addition, Proffitt's will cause the surviving corporation to provide, for an aggregate period of not less than two years from the Effective Time, CPS's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time that is no less favorable than CPS's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, the surviving corporation will not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of CPS or Proffitt's: (a) by mutual written consent of CPS and Proffitt's; (b) by either Proffitt's or CPS (provided such party is not then in material breach) if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by such other party of written notice of such failure to comply; (c) by either Proffitt's or CPS (provided such party is not then in material breach) if there has been (1) a breach by the other party (in the case of Proffitt's, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects, or (2) a breach by the other party (in the case of Proffitt's, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, which breach in either (c)(1) or (c)(2) has not been cured within ten business days following receipt by the breaching party of written notice of the breach; provided, however, that with respect to clauses (b) and
(c) described above, if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate the Merger Agreement pursuant to either of those clauses; (d) by Proffitt's or CPS if the Merger has not been effected on or prior to the close of business on April 15, 1998 (the "Termination Date"); provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to fulfill any of its obligations contained in the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; (e) by Proffitt's or CPS if the shareholders of CPS do not approve the Merger Agreement at the CPS Special Meeting; (f) by Proffitt's or CPS if the Proffitt's Shareholder Approvals are not obtained at the Proffitt's Special Meeting; (g) by Proffitt's or CPS prior to the approval of the Merger Agreement by CPS's shareholders if the Board of Directors of CPS reasonably determines that a Takeover Proposal with respect to CPS constitutes a Superior Proposal (as defined below); provided, however, that CPS may not terminate the Merger Agreement pursuant to this clause unless and until three business days have elapsed following delivery to Proffitt's of a written notice of such determination by the Board of Directors of CPS, which notice shall inform Proffitt's of the material terms and conditions of the Takeover Proposal; (h) by Proffitt's or CPS prior to the receipt of the Proffitt's Shareholder Approvals if the Board of Directors of Proffitt's reasonably determines that a Takeover Proposal with respect to Proffitt's constitutes a Superior Proposal; provided, however that Proffitt's may not terminate the Merger Agreement pursuant to this clause unless and until three business days have elapsed following delivery to CPS of a written notice of such determination by the Board of Directors of Proffitt's which notice shall inform CPS of the material terms and conditions of the Takeover Proposal; (i) by Proffitt's prior to the approval of the Merger Agreement by CPS's shareholders if (1) the Board of Directors of CPS has not recommended, or has resolved not to recommend, or has modified or withdrawn its recommendation of approval of the Merger Agreement or declaration that the Merger is advisable and fair to and in the best interest of CPS and its shareholders, or has resolved to do so, (2) the Board of Directors of CPS has recommended to the shareholders of CPS any Takeover Proposal or has resolved to do so, or (3) a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of CPS is announced or commenced, and, after fifteen business days, the Board of Directors of CPS fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); (j) by CPS prior to the receipt of the Proffitt's Shareholder Approvals if (1) the Board of Directors of Proffitt's has not recommended, or has modified or withdrawn its recommendation of the Proffitt's Shareholder Approvals or declaration that the Merger is advisable and fair to and in the best interests of Proffitt's and its shareholders, or has resolved to do so, (2) the Board of Directors of Proffitt's shall have recommended to the shareholders of Proffitt's any Takeover Proposal or has resolved to do so, or (3) a tender offer or exchange offer for 30% or more of the outstanding capital stock of Proffitt's is announced or commenced, and, after fifteen business days, the Board of Directors of Proffitt's fails to recommend against acceptance of such offer by its shareholders (including by taking no position with respect to the acceptance of such offer by its shareholders); (k) by CPS if the closing price on the NYSE of Proffitt's Common Stock is less than $22.00 per share on each trading day in any period of fifteen consecutive trading days beginning November 5, 1997 (a "Floor Price Event").

    As used in the Merger Agreement, "Superior Proposal" means a bona fide proposal or offer made by a third party to acquire Proffitt's or CPS pursuant to a Takeover Proposal which a majority of the members of the Board of Directors of Proffitt's or CPS (as the case may be) determines in its good faith reasonable judgment (based on the advice of independent financial advisors) to be more favorable to Proffitt's or CPS and to its shareholders than the transactions contemplated by the Merger Agreement, provided that in making such determination the relevant Board considers the likelihood that such third party is able to consummate such proposed transaction.

FEES AND EXPENSES

    Regardless of whether the Merger is consummated, except as described below upon certain events of termination of the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses; provided that all printing expenses and filing fees shall be divided equally between Proffitt's and CPS.

    Notwithstanding the foregoing, CPS will pay to Proffitt's a fee of $20.0 million in cash (i) if any event referred to in clause (i) under "--Termination" above (events relating to the failure of CPS's Board to recommend the transaction) occurs at a time when a Floor Price Event has not occurred, the Merger Agreement is terminated thereafter by CPS or Proffitt's (whether or not pursuant to such clause) and prior to such termination the shareholders of CPS did not approve the Merger Agreement (so long as Proffitt's is not in material breach of any representation or covenant in the Merger Agreement) or (ii) if at a time when a Floor Price Event has not occurred (A) the Merger Agreement is terminated by CPS pursuant to clause (d) under "--Termination" above (failure to consummate the Merger prior to April 15, 1998), where prior to the CPS Special Meeting a Takeover Proposal with respect to CPS was made and within 12 months after such a termination a CPS Acquisition Transaction (as defined below) occurs; (B) (1) the Merger Agreement is terminated by CPS or Proffitt's at a time when Proffitt's is entitled to terminate the Merger Agreement pursuant to clause (e) under "--Termination" above (failure to obtain CPS shareholder approval), and (2) prior to the CPS Special Meeting but after the date of the Merger Agreement a Takeover Proposal with respect to CPS was made; (C) the Merger Agreement is terminated by CPS or Proffitt's pursuant to clause (g) under "--Termination" above (a Superior Proposal for CPS) and within 12 months after such termination a CPS Acquisition Transaction occurs; or (D) the Merger Agreement is terminated by Proffitt's pursuant to clause (i) under "--Termination" above (events relating to the failure of CPS's Board to recommend the transaction), following the occurrence of a CPS Acquisition Transaction.

    Notwithstanding the foregoing Proffitt's will pay to CPS a fee of $30.0 million in cash (i) if any event referred to in clause (j) under "--Termination" above occurs (events relating to the failure of Proffitt's Board to recommend the transaction), the Merger Agreement is terminated thereafter by CPS or Proffitt's (whether or not pursuant to such clause) and prior to such termination the shareholders of Proffitt's did not approve the Merger Agreement (so long as CPS is not in material breach of any representation, warranty or covenant in the Merger Agreement) or (ii) if (a) the Merger Agreement is terminated by Proffitt's pursuant to clause (d) under "--Termination" above (failure to consummate the Merger prior to April 15, 1998), a Takeover Proposal with respect to Proffitt's is made before the Proffitt's Special Meeting and within 12 months thereafter a Proffitt's Acquisition Transaction (as defined herein) occurs; (b) the Merger Agreement is terminated by CPS or Proffitt's pursuant to clause (h) under "--Termination" above (a Superior Proposal for Proffitt's) and within 12 months after such termination a Proffitt's Acquisition Transaction occurs; or (c) the Merger Agreement is terminated by CPS pursuant to clause (j) under "-- Termination" above (events relating to the failure of Proffitt's Board to recommend the transaction) following the occurrence of a Proffitt's Acquisition Transaction.

    Notwithstanding the foregoing, Proffitt's will pay to CPS a fee of $25.0 million in cash if the Merger Agreement is terminated at a time when CPS is entitled to terminate the Merger Agreement pursuant to clause (f) under "--Termination" above (failure to obtain Proffitt's Shareholder Approvals), and prior to the Proffitt's Special Meeting a Takeover Proposal with respect to Proffitt's is made.

    If a Floor Price Event occurs and (w) the Board of Directors of CPS determines not to terminate the Merger Agreement as a result of such event, (x) the Board of Directors of CPS determine not to withdraw its recommendation, (y) SBCWDR does not withdraw its opinion and (z) the shareholders of CPS do not approve the Merger Agreement, and the Merger Agreement is then terminated pursuant to clause (e) under "--Termination" above (failure to obtain CPS shareholder approval), Proffitt's will pay to CPS a fee of $20.0 million, such payment to be made into an escrow account and released to CPS only if no CPS Acquisition Transaction occurs within six months of the CPS Special Meeting, and otherwise returned to Proffitt's.

    For purposes of the Merger Agreement, a "CPS Acquisition Transaction" means any of the following events: (A) any person, other than Proffitt's or its affiliates, acquires or becomes the beneficial owner of 30% or more of the outstanding shares of CPS Common Stock; (B) any new group is formed which, at the time of formation, beneficially owns 30% or more of the outstanding shares of CPS Common Stock, other than a group which includes or may be reasonably deemed to include Proffitt's or its affiliates; (C) CPS enters into an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving CPS or the acquisition of a 30% or more interest in, or at least 30% of the assets, business or operations of, CPS (other than the transactions contemplated by the Merger Agreement); or
(D) any person, other than Proffitt's or its affiliates, is granted an option or right to acquire or otherwise become the beneficial owner of shares of CPS Common Stock which, together with all shares of CPS Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 30% or more of the outstanding shares of CPS Common Stock. The terms "group" and "beneficial owner," as used herein, have their respective definitions under Section 13(d) of the Exchange Act.

    For purposes of the Merger Agreement, a "Proffitt's Acquisition Transaction" means any of the following events: (A) any person acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Proffitt's Common Stock; (B) any new group is formed which, at the time of formation, beneficially owns 30% or more of the outstanding shares of Proffitt's Common Stock (other than a group which includes or may be reasonably deemed to include Proffitt's or any of its affiliates); (C) Proffitt's enters into an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Proffitt's (other than the Merger Agreement) or the acquisition of a 30% or more interest in, or at least 30% of the assets, business or operations of, Proffitt's; or (D) any person, other than CPS or its affiliates, is granted an option or right to acquire or otherwise become the beneficial owner of shares of Proffitt's Common Stock which, together with all shares of Proffitt's Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 30% or more of the outstanding shares of Proffitt's Common Stock.

AMENDMENT

    The Merger Agreement may be amended by the parties thereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of Proffitt's and CPS, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

WAIVER

    The Merger Agreement provides that, at any time prior to the Effective Time, the parties thereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained therein which may legally be waived.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements give effect to (i) the Merger under the pooling-of-interests method of accounting and (ii) the merger of Proffitt's and Parisian accounted for as a purchase. These pro forma financial statements have been prepared by the managements of Proffitt's and CPS based upon their respective financial statements, as well as available information and certain assumptions which the managements believe are reasonable. Pro forma combined per share amounts are based on an assumed Conversion Number of 1.75 shares of Proffitt's Common Stock for each share of CPS Common Stock. The unaudited pro forma condensed combined income statements, which include results of operations as if the Merger had been consummated, do not reflect Merger expenses anticipated to be incurred or the effects of potential increased revenues or operating synergies and cost savings anticipated to result from the Merger. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

    The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto in the companies' separate Annual Reports on Form 10-K for the year ended February 1, 1997 and Quarterly Reports on Form 10-Q for the periods ended May 3, 1997, and August 2, 1997 incorporated by reference herein, and the consolidated financial statements and notes thereto of Parisian incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                     COMBINED INCOME STATEMENTS (UNAUDITED)

                      FOR THE YEAR ENDED JANUARY 28, 1995

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       PRO FORMA
                                                                                         MERGER       PRO FORMA
                                                         PROFFITT'S(1)    CPS(2)     ADJUSTMENTS(3)     TOTAL
                                                         ------------  ------------  --------------  ------------
Net Sales..............................................  $  1,513,444  $  1,161,612                  $  2,675,056
Costs and expenses:
  Cost of sales........................................       986,028       745,360    $   34,894(4)    1,766,282
  Selling, general, administrative and other operating
    expenses...........................................       475,031       333,175        43,774(5)      816,586
                                                                                          (35,394)(4)
  Settlement of reorganization payables................                     (18,300)                      (18,300)
                                                         ------------  ------------       -------    ------------
    Operating income...................................        52,385       101,377       (43,274)        110,488
Other income (expense):
  Finance charge income, net of allocation to
    purchasers of accounts receivables.................        27,934                      43,774(5)       71,708
  Interest expense.....................................       (23,286)      (17,624)                      (40,910)
  Other income, net....................................         4,826                                       4,826
                                                         ------------  ------------       -------    ------------
    Income before provision for income taxes...........        61,859        83,753           500         146,112
Provision for income taxes.............................        24,411        33,501           200(6)       58,112
                                                         ------------  ------------       -------    ------------
    Net income.........................................        37,448        50,252           300          88,000
Preferred stock dividends..............................         1,694                                       1,694
                                                         ------------  ------------       -------    ------------
    Net income available to common shareholders........  $     35,754  $     50,252    $      300    $     86,306
                                                         ------------  ------------       -------    ------------
                                                         ------------  ------------       -------    ------------
Earnings per common share(7):
  Primary..............................................  $       0.78                                $       1.06
  Fully diluted........................................  $       0.76                                $       1.03
Weighted average common shares(7):
  Primary..............................................        46,092                      35,504(8)       81,596
  Fully diluted........................................        52,602                      35,532(8)       88,134

     See Notes to Unaudited Pro Forma Condensed Combined Income Statements

           PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (UNAUDITED)

                      FOR THE YEAR ENDED FEBRUARY 3, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           PRO FORMA
                                                             PROFFITT'S                     MERGER        PRO FORMA
                                                                (1)         CPS (2)     ADJUSTMENTS (3)     TOTAL
                                                            ------------  ------------  ---------------  ------------
Net Sales.................................................  $  1,661,056  $  1,083,812                   $  2,744,868

Costs and expenses:
  Cost of sales...........................................     1,087,619       700,435    $    34,054(4)    1,822,108
  Selling, general, administrative and other operating
    expenses..............................................       529,559       306,904         45,800(5)      848,609
                                                                                              (33,654)(4)
  Expenses related to Younkers takeover...................         3,182         6,835                         10,017
  Long-lived assets impairment or disposition.............        19,121       (55,179)                       (36,058)
  Merger, restructuring and integration costs.............        20,822                                       20,822
  Settlement of reorganization payables...................                        (725)                          (725)
                                                            ------------  ------------  ---------------  ------------
    Operating income......................................           753       125,542        (46,200)         80,095

Other income (expense):
  Finance charge income, net of allocation to purchasers
    of accounts receivables...............................        31,273                       45,800(5)       77,073
  Interest expense........................................       (29,389)      (17,974)                       (47,363)
  Other income, net.......................................         4,051                                        4,051
                                                            ------------  ------------  ---------------  ------------
    Income before provision for income taxes and
      extraordinary loss on the early extinguishment of
      debt................................................         6,688       107,568           (400)        113,856
Provision for income taxes................................         6,047        43,027           (160)(6)       48,914
                                                            ------------  ------------  ---------------  ------------
Income before extraordinary loss on the early
  extinguishment of debt..................................           641        64,541           (240)         64,942
Extraordinary loss on the early extinguishment of debt....        (2,060)                                      (2,060)
                                                            ------------  ------------  ---------------  ------------
    Net income (loss).....................................        (1,419)       64,541           (240)         62,882
Preferred stock dividends.................................         1,950                                        1,950
                                                            ------------  ------------  ---------------  ------------
    Net income (loss) available to common shareholders....  $     (3,369) $     64,541    $      (240)   $     60,932
                                                            ------------  ------------  ---------------  ------------
                                                            ------------  ------------  ---------------  ------------
Earnings (loss) per common share before extraordinary
  loss:
    Primary...............................................  $      (0.03)                                $       0.82
    Fully diluted.........................................  $      (0.03)                                $       0.82
Earnings (loss) per common share (7):
    Primary...............................................  $      (0.08)                                $       0.80
    Fully diluted.........................................  $      (0.08)                                $       0.80
Weighted average common shares (7):
    Primary...............................................        46,314                       30,132(8)       76,446
    Fully diluted.........................................        46,332                       30,132(8)       76,464

     See Notes to Unaudited Pro Forma Condensed Combined Income Statements

           PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (UNAUDITED)

                      FOR THE YEAR ENDED FEBRUARY 1, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PRO FORMA      PROFFITT'S/                    PRO FORMA
                                                          MERGER          CPS PRO                     ACQUISITION     PRO FORMA
                          PROFFITT'S(1)     CPS(2)    ADJUSTMENTS(3)       FORMA      PARISIAN(1)    ADJUSTMENTS(9)     TOTAL
                          -------------   ----------  ---------------   -----------   ------------   --------------   ----------
Net Sales...............   $  1,889,779   $1,102,826                    $ 2,992,605    $ 431,176                      $3,423,781
Costs and expenses:
  Cost of sales.........      1,230,454      700,080     $ 33,388(4)      1,963,922      279,699        $ 1,649(10)    2,245,270
  Selling, general,
    administrative and
    other operating
    expenses............        582,626      323,746       45,734(5)        918,418      150,718         (1,649)(10)   1,067,534
                                                          (33,688)(4)                                    (1,284)(11)
                                                                                                          1,331(12)
  Long-lived assets
    impairment or
    disposition.........         (1,094)                    2,500(13)         1,406                                        1,406
  Merger, restructuring
    and integration
    costs...............         15,929                                      15,929                                       15,929
  Settlement of
    reorganization
    payables............                      (1,280)                        (1,280)                                      (1,280)
                          -------------   ----------  ---------------   -----------   ------------      -------       ----------
    Operating income....         61,864       80,280      (47,934)           94,210          759            (47)          94,922
Other income (expense):
  Finance charge income,
    net of allocation to
    purchasers of
    accounts
    receivable..........         32,305                    45,734(15)        78,039        5,578                          83,617
  Interest expense......        (26,756)     (15,910)                       (42,666)     (11,932)        (6,014)(15)     (60,612)
  Other income
    (expense), net......          1,572        1,540      (14,892)(14)      (11,780)       1,837                          (9,943)
                          -------------   ----------  ---------------   -----------   ------------      -------       ----------
    Income (loss) before
      provision for
      income taxes......         68,985       65,910      (17,092)          117,803       (3,758)        (6,061)         107,984
Provision for income
  taxes.................         31,586       26,100       (6,800)(6)        50,886         (799)        (1,389)(6)       48,698
                          -------------   ----------  ---------------   -----------   ------------      -------       ----------
    Net income (loss)...         37,399       39,810      (10,292)           66,917       (2,959)        (4,672)          59,286
Preferred stock
  dividends.............            796                                         796                                          796
Payment for early
  conversion of
  preferred stock.......          3,032                                       3,032                                        3,032
                          -------------   ----------  ---------------   -----------   ------------      -------       ----------
    Net income (loss)
      available to
      common
      shareholders......   $     33,571   $   39,810     $(10,292)      $    63,089    $  (2,959)       $(4,672)      $   55,458
                          -------------   ----------  ---------------   -----------   ------------      -------       ----------
                          -------------   ----------  ---------------   -----------   ------------      -------       ----------
Earnings per common
  share(7):
  Primary...............          $0.66                                       $0.79                                        $0.66
  Fully diluted.........          $0.71                                       $0.81                                        $0.69
Weighted average common
  shares(7):
  Primary...............         51,128                    29,167(8)         80,295                       4,186(16)       84,481
  Fully diluted.........         56,408                    29,201(8)         85,609                       4,186(16)       89,795

     See Notes to Unaudited Pro Forma Condensed Combined Income Statements

           PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (UNAUDITED)

                    FOR THE SIX MONTHS ENDED AUGUST 3, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           PRO FORMA                                  PRO FORMA
                                                             MERGER       PROFFITT'S/                ACQUISITION
                                                          ADJUSTMENTS       CPS PRO      PARISIAN    ADJUSTMENTS     PRO FORMA
                                PROFFITT'S(1)   CPS (2)       (3)            FORMA          (1)          (9)           TOTAL
                                -------------   -------- --------------   -----------   -----------  -----------     ----------
Net sales......................   $708,538      $461,755                  $ 1,170,293    $307,954                    $1,478,247
Costs and expenses:
  Cost of sales................    458,240       295,206    $ 16,239(4)       769,685     192,560      $ 1,260(10)      963,505
  Selling, general,
    administrative and other
    operating expenses.........    237,083       150,908      22,432(5)       394,584     108,976       (1,260)(10)     502,386
                                                             (15,839)(4)                                  (884)(11)
                                                                                                           970(12)
  Merger restructuring and
    integration costs..........      4,270                                      4,270                                     4,270
  Long-lived assets impairment
    or disposition.............     (2,260)                    2,500(13)          240                                       240
                                -------------   -------- --------------   -----------   -----------  -----------     ----------
      Operating income.........     11,205        15,641     (25,332)           1,514       6,418          (86)           7,846
Other income (expense):
  Finance charge income, net of
    allocation to purchasers of
    accounts receivable........     14,879                    22,432(5)        37,311       4,196                        41,507
  Interest expense.............     (9,911)       (7,135)                     (17,046)     (8,506)      (4,396)(15)     (29,948)
  Other income (expense), net..        713        12,065     (14,892)(14)      (2,114)        277                        (1,837)
                                -------------   -------- --------------   -----------   -----------  -----------     ----------
      Income before provision
        for income taxes.......     16,886        20,571     (17,792)          19,665       2,385       (4,482)          17,568
Provision for income taxes.....      7,045         8,105      (7,000)(6)        8,150       1,415       (1,039)(6)        8,526
                                -------------   -------- --------------   -----------   -----------  -----------     ----------
      Net income...............      9,841        12,466     (10,792)          11,515         970       (3,443)           9,042
Preferred stock dividends......        796                                        796                                       796
Payment for early conversion of
  preferred stock..............      3,032                                      3,032                                     3,032
                                -------------   -------- --------------   -----------   -----------  -----------     ----------
      Net income available to
        common shareholders....   $  6,013      $ 12,466    $(10,792)     $     7,687    $    970      $(3,443)      $    5,214
                                -------------   --------                  -----------   -----------                  ----------
                                -------------   -------- --------------   -----------   -----------  -----------     ----------
                                                         --------------                              -----------
Earnings per common share (7):
  Primary......................   $   0.13                                $      0.10                                $     0.06
  Fully diluted................   $   0.20                                $      0.14                                $     0.11

Weighted average common
  shares(7):
  Primary......................     47,740                    29,384(8)        77,124                    6,094(16)       83,218
  Fully diluted................     50,194                    29,435(8)        79,629                    6,094(16)       85,723

     See Notes to Unaudited Pro Forma Condensed Combined Income Statements

           PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (UNAUDITED)

                    FOR THE SIX MONTHS ENDED AUGUST 2, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          PRO FORMA
                                                              PROFFITT'S                   MERGER        PRO FORMA
                                                                 (1)        CPS (2)    ADJUSTMENTS (3)     TOTAL
                                                             ------------  ----------  ---------------  ------------
Net sales..................................................  $  1,018,657  $  501,899                   $  1,520,556
Costs and expenses:
  Cost of sales............................................       648,755     322,023    $    16,646(4)      987,424
  Selling, general, and administrative expenses............       337,349     164,545         25,347(5)      510,295
                                                                                             (16,946)(4)
  Merger, restructuring and integration costs..............         3,102                                      3,102
  Long-lived assets impairment or disposition..............            30                                         30
                                                             ------------  ----------  ---------------  ------------
    Operating income.......................................        29,421      15,331        (25,047)         19,705
Other income (expense):
  Finance charge income, net of allocation to purchasers of
    accounts receivables...................................        21,647                     25,347(5)       46,994
  Interest expense.........................................       (21,691)     (8,318)                       (30,009)
  Other income, net........................................           389                                        389
                                                             ------------  ----------  ---------------  ------------
    Income before provision for income taxes and
      extraordinary loss...................................        29,766       7,013            300          37,079
Provision for income taxes.................................        12,844       2,777            120(6)       15,741
                                                             ------------  ----------  ---------------  ------------
    Net income before extraordinary loss...................        16,922       4,236            180          21,338
Extraordinary loss on early extinguishment of debt, net of
  tax......................................................         1,120                                      1,120
                                                             ------------  ----------  ---------------  ------------
    Net income.............................................  $     15,802  $    4,236    $       180    $     20,218
                                                             ------------  ----------  ---------------  ------------
                                                             ------------  ----------  ---------------  ------------
Earnings per common share before extraordinary loss
  Primary..................................................  $       0.30                               $        .25
  Fully diluted............................................  $       0.29                               $        .25
Earnings per common share (7)
  Primary..................................................  $       0.28                               $       0.23
  Fully diluted............................................  $       0.27                               $       0.23
Weighted average common shares (7).........................
  Primary..................................................        57,374                     28,838(8)       86,212
  Fully diluted............................................        57,984                     28,898(8)       86,882

     See Notes to Unaudited Pro Forma Condensed Combined Income Statements

                                PROFFITT'S, INC.

       NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

(1) The historical income statements of Proffitt's do not reflect the operating results of Parisian prior to Proffitt's acquisition of Parisian on October 11, 1996. Therefore, Parisian's historical income statements for the year ended February 1, 1997 and for the six month period ended August 3, 1996, have been included in the pro forma condensed combined income statements for those periods. The pro forma adjustments for the Parisian acquisition reflect the impact of "push down accounting" on the historical results of Parisian.

    The historical income statements of Proffitt's do not reflect the operating results of Macco prior to Proffitt's acquisition of Macco on March 31, 1994.

(2) Certain reclassifications have been made to CPS's income statements to conform to Proffitt's presentation.

(3) Pro forma merger adjustments do not reflect certain anticipated non-recurring charges of approximately $6.0 million related to direct costs of the Merger, nor do they include any charges or benefits related to the combination of the operations of the businesses of Proffitt's and CPS.

(4) To conform CPS's direct cost of accounting for inventory to the full cost method used by Proffitt's and to conform CPS's presentation of certain expenses with that of Proffitt's.

(5) To conform CPS's presentation of finance charge income with that of Proffitt's.

(6) To reflect the income tax impact on the pro forma merger and acquisition adjustments using an effective rate of 40%.

(7) Earnings per share and weighted average common shares have been restated for the October 1997 2-for-1 stock split.

(8) To reflect the weighted average common shares of Proffitt's that would have been held by CPS's shareholders, based on an assumed conversion number of
    1.75 shares of Proffitt's Common Stock for each share of CPS Common Stock.

(9) Pro forma adjustments do not include any charges or benefits related to the integration of the operations of the businesses of Proffitt's and Parisian.

(10) To conform Parisian's direct cost method of accounting for inventory to the full cost method used by Proffitt's and to conform Parisian's presentation of certain expenses with that of Proffitt's.

(11) To conform Parisian's accounting method for store preopening costs of deferral and amortization over 12 months to Proffitt's accounting method of expending such costs as incurred.

(12) To reflect the increase in depreciation and amortization resulting from the purchase price allocation for the Parisian acquisition. Goodwill will be amortized over 40 years. Buildings will be depreciated over approximately 42 years. Land improvements will be depreciated over 20 years. Depreciation for building and leasehold improvements and furniture, fixtures and equipment are based on estimated remaining useful lives not to exceed 20 years for building and leasehold improvements or 15 years for furniture, fixtures and equipment with consideration for anticipated future remodels.

(13) To reclassify the gain realized by Proffitt's on the sale of two stores to CPS.

(14) To reclassify the gain realized by CPS on the sale of Proffitt's common stock in March 1996 of $14.9 million to paid-in capital.

(15) To reflect interest expense on Parisian acquisition debt of approximately $119 million at 7.4% per annum for the periods ended February 1, 1997 and August 3, 1996, assuming that the debt was outstanding throughout the periods.

(16) To reflect the Proffitt's Common Stock and common stock equivalents issued to Parisian shareholders.

                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

                                 AUGUST 2, 1997

                                 (IN THOUSANDS)

                                                                                                   PRO FORMA
                                                                                                    MERGER         PRO FORMA
                                                                            PROFFITT'S    CPS     ADJUSTMENTS        TOTAL
                                                                            ----------  --------  -----------      ----------
ASSETS
Current assets:
  Cash and equivalents....................................................  $   15,813  $ 17,887                   $   33,700
  Net trade accounts receivable, less receivables sold to third parties...      79,978   237,398                      317,376
  Merchandise inventories.................................................     528,323   198,502   $  5,700(1)        732,525
  Deferred income taxes...................................................      15,709     6,920     (2,300)(1)        20,329
  Other current assets....................................................      43,942    12,710                       56,652
                                                                            ----------  --------  -----------      ----------
    Total current assets..................................................     683,765   473,417      3,400         1,160,582
Property and equipment, net...............................................     526,227   190,220     (2,500)(2)       713,947
Net deferred income taxes.................................................                39,095    (39,095)(3)
Goodwill and trade names, net.............................................     273,844                                273,844
Other assets..............................................................      28,978    10,785                       39,763
                                                                            ----------  --------  -----------      ----------
                                                                            $1,512,814  $713,517   $(38,195)       $2,188,136
                                                                            ----------  --------  -----------      ----------
                                                                            ----------  --------  -----------      ----------
LIABILITY AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable..................................................  $  179,866  $ 66,903                   $  246,769
  Accrued expenses and other current liabilities..........................     100,395    96,161                      196,556
  Current portion of long-term debt.......................................       7,356     2,765                       10,121
                                                                            ----------  --------  -----------      ----------
    Total current liabilities.............................................     287,617   165,829                      453,446
Senior debt...............................................................     338,548   139,825                      478,373
Deferred income taxes.....................................................      66,666             $(39,095)(3)        26,571
                                                                                                     (1,000)(2)
Other long-term liabilities...............................................      50,281    49,989                      100,270
Subordinated debt.........................................................     197,511                                197,511
Shareholders' equity......................................................     572,191   357,874      3,400(1)        931,965
                                                                                                     (1,500)(2)
                                                                            ----------  --------  -----------      ----------
                                                                            $1,512,814  $713,517   $(38,195)       $2,188,136
                                                                            ----------  --------  -----------      ----------
                                                                            ----------  --------  -----------      ----------

       See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

                                PROFFITT'S, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1) To conform the CPS's inventory valuation to the Proffitt's method of valuing inventory which includes certain purchasing and distribution costs, and to adjust current deferred income taxes accordingly.

(2) To reduce property and equipment to historical cost by eliminating the gain recognized on the sales of certain stores to CPS by Proffitt's in fiscal 1996. Deferred taxes and shareholders equity are also adjusted for the impact of eliminating the gain.

(3) To reclassify deferred income taxes.

                    DESCRIPTION OF PROFFITT'S CAPITAL STOCK

GENERAL

    As of the date hereof, Proffitt's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.10 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Proffitt's Preferred Stock"). In the event the Charter Amendment proposed hereunder is approved, Proffitt's authorized capital stock will comprise 300,000,000 shares of Proffitt's Common Stock and 10,000,000 shares of Proffitt's Preferred Stock. As of December 5, 1997, 61,433,314 shares of Proffitt's Common Stock and no shares of Proffitt's Preferred Stock were issued and outstanding. The following summary description of the capital stock of Proffitt's does not purport to be complete and is qualified in its entirety by reference to Proffitt's Amended and Restated Charter and to the TBCA. See "AVAILABLE INFORMATION."

PROFFITT'S COMMON STOCK

    Holders of Proffitt's Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders of Proffitt's and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Proffitt's Common Stock entitled to vote in any election of directors of Proffitt's may elect all of the directors standing for election. Holders of Proffitt's Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors of Proffitt's out of funds legally available therefor, subject to any preferential dividend rights of outstanding Proffitt's Preferred Stock. See "SUMMARY--Comparative Stock Prices and Dividends." Upon the liquidation, dissolution or winding up of Proffitt's, the holders of Proffitt's Common Stock are entitled to receive ratably the net assets of Proffitt's available after payment of all debts and other liabilities and subject to the prior rights of outstanding Proffitt's Preferred Stock. Holders of Proffitt's Common Stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of Proffitt's Common Stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Proffitt's Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Proffitt's Preferred Stock, whether currently outstanding or designated and issued in the future.

PROFFITT'S PREFERRED STOCK

    The Board of Directors of Proffitt's has the authority to issue the Proffitt's Preferred Stock in one or more classes or series and to fix the designations, powers, preferences and rights of the shares of each class or series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by the shareholders of Proffitt's. The ability of the Board of Directors of Proffitt's to issue Proffitt's Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Proffitt's.

    As of December 5, 1997, 1,000,000 shares of the Proffitt's Preferred Stock were designated as Series C Junior Preferred Stock ("Series C Preferred Stock") to be issued under certain circumstances involving a potential change in control of Proffitt's. See "--Rights Agreement." Each share of the Series C Preferred Stock, if issued, would bear a dividend rate of 200 times the aggregate amount per share of any dividend declared on Proffitt's Common Stock. Each share of Series C Preferred Stock would entitle the holder to 200 votes on all matters submitted to a vote of the shareholders of Proffitt's. Such shares provide for a liquidation preference of the greater of $100 per share or an aggregate amount per share equal to 200 times the aggregate amount to be distributed per share to holders of Proffitt's Common Stock. No shares of Series C Preferred Stock have been issued, and management is aware of no facts suggesting that issuance of such shares may be imminent. If the Charter Amendment is approved, Proffitt's will increase the number of authorized shares of Series C Preferred Stock to 1,500,000. An increase in the number of authorized shares of Series C Preferred Stock does not require approval of Proffitt's shareholders under the TBCA.

RIGHTS AGREEMENT

    On March 28, 1995, the Board of Directors of Proffitt's declared a dividend distribution of one right (a "Right") for each share of Proffitt's Common Stock. As adjusted for a two-for-one stock split payable to shareholders of record as of October 15, 1997, each Proffitt's Right entitles the holder to purchase from Proffitt's one two-hundredth (1/200) of a share of Series C Preferred Stock at a price of $85 per one one-hundredth (1/100) of a share. See "--Preferred Stock." Such Proffitt's Rights will attach to shares of Proffitt's Common Stock issued to CPS shareholders in connection with the Merger. Initially, the Proffitt's Rights will not be exercisable, but will become exercisable upon the acquisition by any person of, or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of, 20% or more of the shares of Proffitt's Common Stock then outstanding, without the prior approval of the Proffitt's Board of Directors. The Proffitt's Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of Proffitt's to treat each shareholder on a fair and equal basis.

EFFECT OF ANTI-TAKEOVER PROVISIONS

    The Proffitt's Rights Agreement and certain provisions of Proffitt's Amended and Restated Charter may tend to discourage certain kinds of unsolicited takeover bids for Proffitt's, including some tender offers which shareholders may feel would be in their best interests, and may tend to perpetuate present management. See "COMPARISON OF RIGHTS OF HOLDERS OF PROFFITT'S COMMON STOCK AND CPS COMMON STOCK--Classified Board of Directors, --Cumulative Voting, and --Removal of Directors." Certain of the provisions of the TBCA may be deemed to have an "anti-takeover" effect. These provisions affect shareholder rights and should be given careful attention. They may have the effect of delaying a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the current market price for the shares held by shareholders. See "COMPARISON OF RIGHTS OF HOLDERS OF PROFFITT'S COMMON STOCK AND CPS COMMON STOCK--Fair Price Provisions, --Control Share Acquisition Act, --Business Combination Statute, --Investor Protection Act, --Authorized Corporation Protection Act, and --Greenmail Act."

REGISTRATION RIGHTS

    Certain former shareholders of Parisian have the right, subject to certain conditions, to require Proffitt's to use its best efforts to register for sale under the Securities Act the shares of Proffitt's Common Stock issued to such shareholders in the acquisition of Parisian (a "Demand Registration"). Such shareholders also have the right, subject to certain conditions, to require Proffitt's to include their Proffitt's Common Stock in a registration statement relating to any securities proposed to be registered by Proffitt's, whether on its own behalf or on behalf of another holder of Proffitt's Common Stock (a "Piggyback Registration"). Generally, the former Parisian shareholders requesting a registration will be required to pay, pro rata, the expenses of a Demand Registration and the incremental expenses of including their shares in a Piggyback Registration.

REDEMPTION OF DEBENTURES

    On September 5, 1997, Proffitt's called for redemption on October 6, 1997 (the "Redemption Date"), all of its Debentures. As of September 4, 1997, the aggregate principal amount of Debentures outstanding was $86,250,000. The holders of Debentures had the option to convert the Debentures into Proffitt's Common Stock at a conversion price of $42.70 per share, sell the Debentures in the open market or allow the Debentures to be redeemed on October 6, 1997. Pursuant to the terms of the Indenture between Proffitt's and Union Planters National Bank, as Trustee, dated as of October 26, 1993, holders of the Debentures were entitled to receive upon redemption 103.1667% of the principal amount thereof, plus interest accruing after May 1, 1997 to the Redemption Date. Concurrently with the call for redemption, Proffitt's made a public offering of Proffitt's Common Stock in a number sufficient to raise the funds to pay the aggregate redemption price of the Debentures redeemed. All of the Debentures have been redeemed or converted and a total of 4,039,950 shares (adjusted for the October 1997 two-for-one stock split) of Proffitt's Common Stock were issued on conversion of Debentures or pursuant to the public offering.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Proffitt's Common Stock is Union Planters National Bank.

           COMPARISON OF RIGHTS OF HOLDERS OF PROFFITT'S COMMON STOCK
                              AND CPS COMMON STOCK

    The following summary compares certain rights of Proffitt's shareholders under the TBCA and Proffitt's Amended and Restated Charter and By-laws with the rights of CPS shareholders under the IBCA and CPS's Restated Articles and By-Laws.

    Proffitt's is a Tennessee corporation subject to the provisions of the TBCA. CPS is a Illinois corporation subject to the provisions of the IBCA. Shareholders of CPS, whose rights are governed by CPS's Restated Articles and By-Laws and by the IBCA, will, upon consummation of the Merger, become shareholders of Proffitt's whose rights will then be governed by Proffitt's Amended and Restated Charter and By-Laws of Proffitt's and by the TBCA. The following is a summary of the material differences in the rights of shareholders of Proffitt's and CPS and is qualified in its entirety by reference to the governing law and the Articles or Charter and By-laws of each of Proffitt's and CPS. Certain topics discussed below are also subject to federal law and the regulations promulgated thereunder.

CLASSIFIED BOARD OF DIRECTORS

    Proffitt's Amended and Restated Charter provides for a three-class Board of Directors. Directors shall serve three-year terms expiring upon the election and qualification of their successors. The classes of directors shall serve rolling terms; the term of one class expires at each annual shareholders' meeting. Each director shall serve until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office, death or incapacity.

    Vacancies on the Board may be filled by a vote of the majority of the directors then in office, although the number may be less than a quorum, or by a sole remaining director. The term of a director elected to fill a vacancy expires at the next annual shareholders' meeting. If the number of directors is changed, the Board shall determine to which class of directors the increase or decrease shall be apportioned. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

    The affirmative vote of the holders of at least 80% of the voting power of the shares of the then outstanding voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this provision of the Amended and Restated Charter.

    Proffitt's classified Board of Directors extends the time required for holders of a majority of shares to make any change in the composition of a majority of the Proffitt's Board. It would take at least two annual meetings of Proffitt's shareholders to effect a change in the majority control of the Board. The classified Board may tend to discourage certain unsolicited takeover offers.

    CPS's Restated Articles do not provide for a classified board of directors. Directors of CPS each serve for a term of one year.

CUMULATIVE VOTING

    Pursuant to IBCA Section 5/7.40, CPS has adopted cumulative voting of shares for directors in CPS's Restated Articles. CPS's Restated Articles also provide that a plurality of the votes cast at a meeting at which a quorum is present shall elect a director. Cumulative voting allows each shareholder to vote the number of shares owned by the shareholder, multiplied by the number of directors to be elected. The shareholder may distribute those votes in any proportion among the candidates, including casting all of such votes for a single nominee for director, as the shareholder sees fit. Under cumulative voting, it is possible for representation on the CPS Board of Directors to be obtained by an individual or group of individuals who own less than a majority of the CPS Common Stock.

    Shareholders of Proffitt's do not have cumulative voting rights. Shareholders owning in the aggregate a majority of the outstanding shares of Proffitt's Common Stock have the power to elect all of Proffitt's directors. The lack of cumulative voting could discourage the accumulation of blocks of Proffitt's Common Stock and therefore could tend to make temporary increases in the market price of Proffitt's Common Stock, which could result therefrom, less likely to occur and, additionally, could have the effect of discouraging unsolicited takeover proposals for Proffitt's.

REMOVAL OF DIRECTORS

    The IBCA provides that one or more directors may be removed, with or without cause, at a meeting of shareholders, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote unless a corporations's articles of incorporation or by-laws provide otherwise. Since CPS's Restated Articles and By-Laws do not provide otherwise with respect to removal, members of the Board of Directors of CPS may be removed with or without cause. Additionally, in the case of a corporation having cumulative voting (like CPS), under the IBCA, if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her cumulatively at an election of the entire board of directors. Any vacancies on the board of directors may be filled at an annual or special meeting of the shareholders. As permitted by the IBCA, CPS's By-Laws provide that the board of directors may fill vacancies arising between meetings of shareholders due to an increase in the number of directors or otherwise.

    Proffitt's Charter and By-laws provide that any or all directors may be removed only for cause (as defined in the TBCA) by a vote of a majority of the shareholders entitled to vote on such proposal. Proffitt's shareholders, unlike CPS shareholders, are unable to remove a director without cause and hence would have more difficulty in forcing changes in the composition of the majority of the Board of Directors of Proffitt's. Such a provision would encourage any person who may be attempting to take over Proffitt's, including those holding a majority of shares, to deal with the then current Board of Directors of Proffitt's. Such a provision could have the effect of discouraging unsolicited takeover proposals for Proffitt's.

NUMBER OF DIRECTORS

    The number of members of the CPS Board of Directors may be increased or decreased from time to time by a resolution of the CPS Board of Directors, but may not be less than two nor exceed seven.

    The number of members of the Proffitt's Board of Directors may be increased or decreased by the Proffitt's Board of Directors through an amendment to the By-Laws; provided, however, that the adoption of such an amendment by the Proffitt's Board of Directors requires the vote of a majority of the entire Board. The Proffitt's Board of Directors may be comprised of up to fifteen members.

SPECIAL MEETINGS

    CPS's By-Laws authorize the directors, the Chairman of the Board and Chief Executive Officer, the Secretary, or any officer instructed by the directors, a majority of the CPS Board of Directors, or the holders of one-fifth of the shares outstanding, to call a special meeting of shareholders. Such a call shall state the purpose or purposes of the proposed special meeting and no other business may be considered at such meeting. See "OTHER INFORMATION AND SHAREHOLDER PROPOSALS."

    Proffitt's By-Laws authorize the Chairman of the Board, the President and the Board of Directors to call a special meeting of shareholders. The Charter and By-Laws also provide that a special meeting of shareholders shall be called at the written request of at least 25% of the outstanding shares of Proffitt's entitled to vote at the special meeting.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

    The IBCA provides that the recommendation of the CPS Board of Directors and, unless a corporation's article of incorporation provide otherwise, the approval of two-thirds of the shares of CPS Common Stock entitled to vote thereon is required to effect (i) a merger or consolidation in certain cases, (ii) an amendment to the Restated Articles of CPS in most instances, and (iii) a sale, lease or exchange of all or substantially all of CPS's assets other than in the usual course of business. The Restated Articles require the approval of a majority of the outstanding shares entitled to vote on any proposal described in
(i), (ii) or (iii).

    The TBCA provides that the approval of the Proffitt's Board of Directors and of a majority of the outstanding shares of Proffitt's Common Stock entitled to vote thereon would also generally be required to approve a merger or to sell, lease, exchange or otherwise dispose of substantially all of Proffitt's assets. In accordance with the TBCA, submission by the Proffitt's Board of Directors of any such action may be conditioned on any basis, including without limitation, conditions regarding a super-majority voting requirement or that holders of no more than a certain number of shares indicate that they will seek dissenters' rights, if such rights are otherwise available.

ACTION BY WRITTEN CONSENT

    Unless otherwise prohibited by the articles of incorporation, the IBCA provides for action without shareholder meetings and without a vote, if a written consent or consents setting forth the action to be taken is signed (i) by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (subject to the satisfaction of certain pre- and post-consent notice requirements to the shareholders who would be entitled to vote on the subject matter of the consent) or (ii) by all the shareholders entitled to vote with respect to the subject matter thereof.

    The TBCA provides that action may be taken without a shareholder meeting and vote if all shareholders entitled to vote on the action consent to taking such action without a meeting. Action by written consent of the Proffitt's shareholders is impracticable given the number of holders of Proffitt's Common Stock.

VOTING OF SHARES HELD BY SUBSIDIARIES

    The IBCA does not restrict the ability of a subsidiary owning shares of its parent to vote those shares. CPS's subsidiaries have agreed to limit their ability to vote their Subsidiary Shares. See "THE SPECIAL MEETINGS--Vote Required--CPS." Pursuant to the TBCA, generally, shares of Proffitt's owned by its subsidiaries cannot be voted.

AMENDMENT OF BY-LAWS

    The IBCA provides that a corporation's board of directors or its shareholders may amend or repeal by-laws, subject to the corporation's articles of incorporation reserving such powers exclusively to the shareholders. CPS's Restated Articles do not reserve any such power exclusively to the shareholders. CPS's By-Laws do provide for by-law amendments by the Board of Directors acting alone.

    Proffitt's By-Laws may be modified, altered or repealed and new By-Laws may be adopted by the vote of a majority of all shareholders or by the majority vote of the Board of Directors.

VOLUNTARY DISSOLUTION

    The IBCA provides that CPS may be dissolved by the approval of the CPS Board of Directors in limited circumstances, or (unless a corporation's articles of incorporation provide otherwise) by a vote of the holders of two-thirds of the shares entitled to vote on dissolution. CPS's Restated Articles provide that a majority of the outstanding shares of CPS Common Stock entitled to vote on a dissolution may also dissolve CPS without Board of Director approval or action. The IBCA also allows all the shareholders of CPS, acting by unanimous written consent to effect a dissolution of CPS without the approval of the CPS Board of Directors.

    The TBCA provides that Proffitt's may be dissolved if the Proffitt's Board of Directors proposes dissolution and a majority of the outstanding shares of Proffitt's stock entitled to vote thereon approves. In accordance with the TBCA the Proffitt's Board of Directors may condition its submission of a proposal for dissolution on any basis, including a greater shareholder vote requirement.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The IBCA permits a corporation to indemnify directors, officers, employees or agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which the officer or director had no reasonable cause to believe was unlawful. The IBCA provides that a corporation may advance expenses of defense and must reimburse a successful defendant for his expenses and permits a corporation to purchase and maintain liability insurance for its directors and officers. The IBCA also requires that a corporation may pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of the potential indemnitee to repay such amount if it is determined the officer, director, employee or agent is not entitled to indemnification under the IBCA. CPS includes in CPS's Restated Articles and By-Laws, an indemnification provision similar to the IBCA.

    The TBCA provides in certain situations for mandatory and permissive indemnification of directors and officers in substantially the same manner. The TBCA provides that statutory indemnification is not to be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled; provided, however, that no indemnification may be made if a final adjudication adverse to the director or officer establishes his liability (1) for any breach of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for unlawful distributions.

CORPORATE CONSTITUENCIES

    The IBCA provides that directors and officers, in discharging their duties to consider the best long-term and short-term interests of the corporation, may consider the effects of any action (including, without limitation, actions which may involve or relate to a change or potential change in control of the corporation) upon the corporation's employees, suppliers and customers and upon the communities in which offices or other establishments of the corporation are located. The TBCA has a similar provision.

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FAIR PRICE PROVISIONS

    Section 5/7.85 of the IBCA includes a "Fair Price" statute (the "Illinois Fair Price Statute") which applies to certain public companies, including CPS, as well as corporations which specifically adopt the provision in their articles of incorporation. If applicable, the statute requires the approval of both (i) 80% or more of the combined voting power of the outstanding shares of the corporation's stock voting together as one class and (ii) a majority of the combined voting power of the outstanding shares of the corporation's stock held by disinterested shareholders for any business combinations. For purposes of the Illinois Fair Price Statute, (i) "business combination" has the same meaning as used for purposes of the Illinois Business Combination Act (as defined herein), see "--Business Combination Statutes," and (ii) "interested shareholders" are defined as, among other things, certain beneficial owners of 15% or more of the outstanding voting shares of the corporation. If either (i) two-thirds of the disinterested directors of the corporation approve the business combination or
(ii) the price and procedure requirements of the Illinois Fair Price Statute are met, the additional shareholder approvals described above are not required and the regular voting requirements of the IBCA and CPS's Restated Articles apply instead. The price and procedure requirements provide, among other things, that the consideration to be received by all holders of common shares shall be at least equal to the higher of the following: (i) the highest per share price paid by the interested shareholder or any affiliate or associate of the interested shareholder (a) within the two-year period prior to the first public announcement of the proposal of the business combination or (b) in the transaction in which it became an interested shareholder, whichever is higher; or (ii) the fair market value per share on the first trading date after the date of the first public announcement of the interested shareholder becoming an interested shareholder or after the date of the first public announcement of the proposed business combination.

    The Illinois Fair Price Statute does not apply to the Merger and the related transactions contemplated by the Merger Agreement since all of CPS's disinterested directors approved the Merger Agreement and the Merger.

    Proffitt's Amended and Restated Charter contains a provision (the "Fair Price Provision") requiring the approval of at least 80% of the combined voting power of the outstanding shares of Proffitt's capital stock entitled to vote generally in the election of directors: (a) to make changes to the Fair Price Provision; (b) to effectuate certain transactions with any Interested Shareholder (as defined herein), including certain mergers and consolidations, sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets having an aggregate fair market value of at least $1 million; (c) to issue or transfer securities of the corporation having an aggregate fair market value of at least $1 million to any Interested Shareholder; (d) to adopt certain plans or proposals for the liquidation or dissolution of the corporation, or (e) to reclassify securities or undertake certain other transactions which have the effect of increasing the proportionate share of Proffitt's capital stock of any class owned by Interested Shareholders or their affiliates or associates. Interested Shareholders are defined as, among other things, the beneficial owners of 10% or more of the combined voting power of the outstanding shares of the corporation. If a majority of the disinterested directors of Proffitt's approve an action listed in (b) through (e) above or if certain price and procedure requirements and certain other requirements are met, the 80% vote described above is not required and the regular voting requirements of the TBCA and the provisions of Proffitt's Amended and Restated Charter apply instead. The price and procedure requirements provide that the consideration to be received by all holders of Proffitt's Common Stock shall be at least equal to the higher of the following: (i) the highest per share price paid by the Interested Shareholder or any affiliate or associate of the Interested Shareholder (a) within the two-year period prior to the first public announcement of the proposal of the business combination ("Public Announcement") or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;
(ii) the fair market value per share on the date of the Public Announcement or on the date the Interested Shareholder became an Interested Shareholder, whichever is higher; or (iii) the fair market value determined under (ii) multiplied by a ratio of (a) the highest per share price paid by the Interested Shareholder within the two-year period immediately prior to

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
the Public Announcement over (b) the fair market value per share on the first day in such two-year period upon which the Interested Shareholder acquired any common shares. In addition, all outstanding shares of any class other than Proffitt's Common Stock must meet a test based on certain similar criteria.

CONTROL SHARE ACQUISITION ACT

    The Tennessee Control Share Acquisition Act ("TCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a covered Tennessee corporation brings the purchaser's voting power to one-fifth, one-third or a majority of all voting power. The purchaser's voting rights can be established only by a majority vote of the other shareholders. The purchaser may demand a special meeting of shareholders to conduct such a vote. The purchaser can demand such a meeting before acquiring a control share only if it holds at least 10% of outstanding shares and announces a good faith intention to make the control share acquisition. A target corporation may or may not redeem the purchaser's shares if the shares are not granted voting rights. The TCSAA applies only to corporations that have adopted a provision in its Charter or By-laws expressly declaring that the TCSAA will apply. Proffitt's has not adopted any provision in its Charter or By-laws electing protection under the TCSAA.

    The United States Court of Appeals for the Sixth Circuit, however, has held that the TCSAA is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as CPS).

BUSINESS COMBINATION STATUTES

    CPS is subject to Section 5/11.75 of the IBCA (the "Illinois Business Combination Act"), which prohibits certain "business combinations" with "interested shareholders," subject to certain exceptions, for a period of three years following the time the acquiring person became an interested shareholder. For purposes of the Illinois Business Combination Act, "business combinations" include, among other things, (i) mergers or consolidations with interested shareholders, (ii) sales or other dispositions of 10% or more of a corporation's assets to an interested shareholder, (iii) certain transactions resulting in the issuance of shares of a corporation to an interested shareholder, (iv) transactions resulting in a disproportionate increase in an interested shareholder's percentage ownership interest in a corporation's shares, or (v) the receipt by an interested shareholder (except proportionately, as a shareholder) of loans, advances, guarantees or other financial benefits provided by or through a corporation or its defined benefit pension plans. The Illinois Business Combination Act does not apply to certain excluded business combinations, including the following: (i) prior to the time of the transaction the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) at or subsequent to the time of the transaction the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

    An "interested shareholder" is generally any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who directly or indirectly, alone or in concert with others, beneficially owns or controls 15% or more of the voting stock of the corporation.

    Although the Merger and the related transactions contemplated by the Merger Agreement may be deemed to be a business combination within the scope of the Illinois Business Combination Act, CPS

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believes the provisions thereof will not apply to the Merger and the related transactions contemplated by the Merger Agreement since the transactions were approved by the Board of Directors of CPS.

    Tennessee's Business Combination Act (the "Tennessee Business Combination Act") provides that a party owning 10% or more of stock in a "resident domestic corporation" (such party is called an "interested shareholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested shareholder first acquired 10% or more of the resident domestic corporation, and (ii) either
(A) is approved by at least 1/3 of the noninterested voting shares of the resident domestic corporation or (B) satisfies certain fairness conditions specified in the Tennessee Business Combination Act.

    These provisions apply unless one of two events occurs. A business combination with an entity can proceed without delay when approved by the target corporation's board of directors before that entity becomes an interested shareholder (as the Proffitt's Board of Directors has done with respect to the Merger) or the resident corporation may enact a charter amendment or by-law to remove itself entirely from the Tennessee Business Combination Act. This charter amendment or by-law must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote. It may not take effect for at least two years after the vote. Proffitt's has not adopted a provision in its Charter or By-laws removing Proffitt's from coverage under the Tennessee Business Combination Act.

    The Tennessee Business Combination Act further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and by-laws removing their corporations from the Tennessee Business Combination Act's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the charter.

    The United States Court of Appeals for the Sixth Circuit has held that the Tennessee Business Combination Act is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as CPS).

INVESTOR PROTECTION ACT

    Tennessee's Investor Protection Act ("TIPA") applies to tender offers directed at corporations (called "offeree companies") that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. The TIPA requires an offeror making a tender offer for an offeree company to file with the Commissioner of Commerce and Insurance (the "Commissioner") a registration statement. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information material to the takeover offer and may call for hearings. The TIPA does not apply to an offer that the offeree company's board of directors recommends to shareholders.

    In addition to requiring the offeror to file a registration statement with the Commissioner, the TIPA requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The TIPA prohibits "fraudulent, deceptive, or manipulative acts or practices" by either side, and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company, or any of its respective affiliates has engaged in or is about to engage in a violation of the TIPA. Upon proper showing, the Chancery Court may grant injunctive relief. The TIPA further provides civil and criminal penalties for violations.

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
    The United States Court of Appeals for the Sixth Circuit has held that the TIPA violates the commerce clause of the United States Constitution to the extent that it applies to target corporations organized under the laws of states other than Tennessee (such as CPS).

AUTHORIZED CORPORATION PROTECTION ACT

    The Tennessee Authorized Corporation Protection Act (the "TACPA") is the vehicle through which the Tennessee statutes attempt to permit the Business Combination Act and the TCSAA to govern foreign corporations. The TACPA provides that an authorized corporation can adopt a by-law or a charter provision electing to be subject to the operative provisions of the Business Combination Act and the TCSAA, which then become applicable "to the same extent as such provisions apply to a resident domestic corporation." Authorized corporations are those that are required to obtain a Certificate of Authority from the Tennessee Secretary of State and that satisfy any two of certain tests including having its principal place of business located in Tennessee; having a significant subsidiary located in Tennessee; having a majority of such corporation's fixed assets located in Tennessee; having more than 10% of the beneficial owners of the voting stock or more than 10% of such corporation's shares of voting stock beneficially owned by residents of Tennessee; employing more than 250 individuals in Tennessee or having an annual payroll paid to residents of Tennessee that is in excess of $5,000,000; producing goods and/or services in Tennessee that result in annual gross receipts in excess of $10,000,000; or having physical assets and/or deposits located within Tennessee that exceed $10,000,000 in value.

    The United States Court of Appeals for the Sixth Circuit, however, has held the TACPA unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as CPS).

    The IBCA contains no similar provisions with respect to authorized corporation protection.

GREENMAIL ACT

    The Tennessee Greenmail Act ("TGA") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

    The IBCA contains no similar provision with respect to greenmail.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The IBCA and the TBCA provide similar rules with respect to distributions to shareholders. Proffitt's and CPS each generally may make dividends or other distributions to its shareholders unless after the distribution either (i) the company would be insolvent or would not be able to pay its debts as they become due in the usual course of business or (ii) the company's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of its preferred stock. See "DESCRIPTION OF PROFFITT'S CAPITAL STOCK--Proffitt's Preferred Stock."

DISSENTERS' RIGHTS

    The TBCA generally provides dissenters' rights for mergers and share exchanges that would require shareholder approval, sales of substantially all the assets (other than sales that are in the usual and regular

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course of business and certain liquidations and court-ordered sales), and certain amendments to the charter that materially and adversely affect rights in respect of a dissenter's shares. Dissenters' rights are not available as to any shares which are listed on an exchange registered under Section 6 of the Exchange Act or are "national market system" securities as defined in rules promulgated pursuant to the Exchange Act. Proffitt's Common Stock is listed on the NYSE and dissenters' rights are not available to Proffitt's shareholders with respect to the Merger.

    Any CPS shareholder who objects to the Merger and who follows the procedures prescribed by Sections 5/11.65 and 5/11.70 of the IBCA is entitled, in lieu of receiving shares of Proffitt's Stock as a result of the Merger, to receive cash equal to the "fair value" of such shareholder's shares, plus interest if applicable. See "THE SPECIAL MEETING--Appraisal Rights" for a further discussion of dissenters' rights and Appendix IV attached to this Joint Proxy Statement/Prospectus for a copy of the text of Sections 5/11.65 and 5/11.70 of the IBCA.

                        PROPOSED AMENDMENT TO PROFFITT'S
                          AMENDED AND RESTATED CHARTER

    At the Proffitt's Special Meeting, shareholders of Proffitt's will be asked to approve and adopt an amendment to Proffitt's Amended and Restated Charter to increase the number of shares of Proffitt's Common Stock and the number of shares of Proffitt's Preferred Stock issuable thereunder.

    THE BOARD OF DIRECTORS OF PROFFITT'S UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AND ADOPTION OF THE CHARTER AMENDMENT. APPROVAL AND ADOPTION OF THE CHARTER AMENDMENT BY PROFFITT'S SHAREHOLDERS ARE CONDITIONS TO CONSUMMATION OF THE MERGER AND STOCK ISSUANCE PURSUANT TO THE MERGER AGREEMENT.

    At a special meeting held on October 29, 1997, the Board of Directors of Proffitt's approved an amendment to the Amended and Restated Charter increasing the total number of authorized shares of capital stock from 110,000,000 to 310,000,000, increasing the number of authorized shares of Proffitt's Common Stock from 100,000,000 to 300,000,000, without changing the number of authorized shares of Proffitt's Preferred Stock. The increase in the number of authorized shares will permit the Stock Issuance and allow Proffitt's additional authorized but unissued shares to accommodate future issuances. No such future issuances are presently being contemplated except pursuant to employee stock option, stock purchase and incentive compensation plans.

    The Charter Amendment will be effective upon the filing of Articles of Amendment or a new Amended and Restated Charter with the Secretary of State of the State of Tennessee. Articles of Amendment or an Amended and Restated Charter will be filed with the Secretary of State of the State of Tennessee after shareholder approval of the Charter Amendment and prior to the Effective Time.

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
                             BUSINESS OF PROFFITT'S

    Proffitt's is a regional department store chain operating 177 stores in 24 states, primarily in the Southeast and Midwest. The Company operates its stores under five chain names: Proffitt's (19 stores), McRae's (31 stores), Younkers (50 stores), Parisian (40 stores), and Herberger's (37 stores). Each chain operates primarily as a leading branded traditional department store in its communities, with Parisian serving as a better branded specialty department store. Most of the stores are located in premier regional malls in the respective trade areas served. Proffitt's stores offer a wide selection of fashion apparel, accessories, cosmetics and decorative home furnishings, featuring assortments of premier brands, private brands and specialty merchandise. Each of Proffitt's chains operates with its own merchandising, marketing and store operations team in order to tailor regional assortments to the local customer. At the same time, Proffitt's coordinates merchandising among the chains and consolidates certain administrative and support functions, where appropriate, to realize scale economies, to promote a competitive cost structure and to increase margins.

    In recent years, Proffitt's has grown primarily through the acquisition of strong, regional department store chains such as McRae's, Younkers, Parisian and Herberger's. Proffitt's philosophy has been to maintain existing chain names, to retain merchandising and store personnel and to employ a "best practices" approach to integrating acquired companies. Best practices is a process whereby each acquired chain's operating procedures and policies are reviewed to determine those practices which Proffitt's believes will increase synergies while minimizing business interruptions. Proffitt's believes the implementation of best practices throughout Proffitt's chains has resulted in improved comparable store sales and increased operating margins through better and more consistent inventory control and pricing, and other operating efficiencies. In addition, Proffitt's realizes scale economies in purchasing and distribution, in administrative areas such as accounting, proprietary credit card administration, and management information systems and in other infrastructure-related areas.

    Proffitt's principal executive offices are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is (205) 940-4000.

    For further information concerning Proffitt's, see "SUMMARY--Selected Financial and Operating Data and Selected Unaudited Pro Forma Financial and Operating Data," "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                BUSINESS OF CPS

    CPS is a regional department store chain operating 52 family-oriented department stores and four freestanding furniture stores in Illinois, Indiana, Minnesota, and Wisconsin. The CPS stores operate under the trade names of Carson Pirie Scott, Boston Store and Bergner's with one central organization for merchandising, marketing and administrative functions. Each of these tradenames has strong regional recognition and an operating tradition exceeding 100 years. CPS stores offer a complete line of apparel, cosmetics, accessories/jewelry, shoes, home textiles and housewares, and home furnishings in select locations. The mix of merchandise emphasizes moderate through better prices and is targeted at the traditional and current fashion customer.

    CPS has grown in recent years through the addition of new stores and through comparable store sales growth resulting from the implementation of the CPS business strategy. Since the 1991 fiscal year, CPS has renovated nearly 70% of its store square footage. In addition, CPS added three new department store locations in fiscal 1996 and four freestanding furniture store locations in fiscal years 1994 through 1996. CPS places a high priority on holding a leadership position in each of the trade areas in which it operates. CPS believes that it is the largest or second largest traditional department store retailer in terms of sales in each of its principal trade areas: the greater Chicago, Milwaukee and central Illinois regions.

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    CPS's principal executive offices are located at 331 West Wisconsin Avenue,
Milwaukee, Wisconsin 53203, and its telephone number is (414) 347-4141.

    For further information concerning CPS, see "SUMMARY--Selected Financial and Operating Data and Selected Unaudited Pro Forma Financial and Operating Data" and "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"

                                 LEGAL OPINIONS

    The validity of the Proffitt's Common Stock being offered hereby is being passed upon for Proffitt's by Sommer & Barnard, PC, Indianapolis, Indiana, counsel to Proffitt's.

    Wachtell, Lipton, Rosen & Katz, special counsel to CPS, will deliver an opinion concerning certain federal income tax consequences of the Merger. See "THE MERGER--Certain Federal Income Tax Consequences."

                                    EXPERTS

    The consolidated financial statements appearing in Proffitt's Annual Report on Form 10-K as of February 1, 1997 and February 3, 1996 and for each of the three years in the period ended February 1, 1997, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon and included therein and incorporated by reference herein. Such report as it relates to the amounts included for Younkers and subsidiary, for the year ended January 28, 1995, not separately presented, is based solely on the report of Deloitte & Touche LLP, independent auditors, incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    The consolidated financial statements of Parisian as of February 3, 1996 and January 28, 1995, and for each of the three years in the period ended February 3, 1996, incorporated by referenced herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and schedule of CPS at February 1, 1997, and for each of the three years in the period ended February 1, 1997 incorporated by reference in this Joint Proxy Statement/ Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included in CPS's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    Proffitt's and CPS are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Proffitt's and CPS with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at the NYSE, 20 Broad Street, New York, New York 10005. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding Proffitt's and CPS.

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
    Proffitt's has filed the Registration Statement with the Commission under the Securities Act with respect to the Proffitt's Common Stock to be issued in connection with the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement /Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Proffitt's and CPS pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

PROFFITT'S DOCUMENTS (COMMISSION FILE NO. 1-13113)

    (1) Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

    (2) Quarterly Report on Form 10-Q for the fiscal quarters ended May 3, 1997 and August 2, 1997;

    (3) Current reports on Form 8-K filed February 11, 1997, April 1, 1997, May 2, 1997, May 22, 1997 (as amended by Form 8-K/A filed on May 22, 1997), July 8, 1997, August 22, 1997, September 2, 1997, September 4, 1997, October 30, 1997
and November 5, 1997;

    (4) The description of Proffitt's Common Stock contained in Proffitt's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated January 15, 1997 (Registration No. 333-17059) and incorporated by reference in Proffitt's Registration Statement on Form 8-A filed June 18, 1997;

    (5) Registration Statement on Form 8-A filed June 18, 1997 in respect of the Proffitt's Rights Agreement;

    (6) The Consolidated Financial Statements of Parisian, Inc. included in the Proffitt's prospectus dated July 9, 1997, included in the Proffitt's Registration Statement on Form S-1 (Registration No. 333-29771).

CPS DOCUMENTS (COMMISSION FILE NO. 0-22682)

    (1) Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

    (2) Quarterly Report on Form 10-Q for the fiscal quarters ended May 3, 1997 and August 2, 1997;

    (3) Current reports on Form 8-K filed March 11, 1997, May 16, 1997, July 1, 1997, August 21, 1997 and October 29, 1997;

    (4) The description of CPS Common Stock set forth in CPS's Registration Statement on Form 8-A, incorporating by reference the information described under the heading "Description of Capital Stock" in CPS's Registration Statement on Form S-1 (File No. 33-67514), including any amendment or report filed for the purpose of updating such description;

    (5) Registration Statement on Form 8-A filed November 8, 1993 in respect of CPS's Rights Plan.

    All documents and reports filed by Proffitt's and CPS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified

                                       79
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or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHIN ONE BUSINESS DAY OF SUCH REQUEST, IN THE CASE OF DOCUMENTS RELATING TO PROFFITT'S, TO PROFFITT'S, INC., P.O. BOX 9388, ALCOA, TENNESSEE 37701 (TELEPHONE NUMBER: (423) 983-7000), ATTENTION: INVESTOR RELATIONS; OR, IN THE CASE OF DOCUMENTS RELATING TO CPS, TO CARSON PIRIE SCOTT & CO., 331 WEST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53203 (TELEPHONE NUMBER:
(414) 278-5717), ATTN: JAMES L. STOFFEL, VICE PRESIDENT AND TREASURER. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY JANUARY 20, 1998.

    All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Proffitt's or Sub has been supplied by Proffitt's, and all such information relating to CPS has been supplied by CPS.

                  OTHER INFORMATION AND SHAREHOLDER PROPOSALS

    The Proffitt's management and the CPS management know of no other matters that may properly be, or which are likely to be, brought before the Proffitt's Special Meeting or the CPS Special Meeting, respectively. Pursuant to the CPS By-Laws, the only business that may be conducted at the CPS Special Meeting is business brought before the meeting pursuant to the Notice of Special Meeting. However, if any other matters are properly brought before such Special Meetings, the persons named in the enclosed proxy or their substitutes will vote the proxies in accordance with the recommendations of management, unless such authority is withheld.

    In order to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting of shareholders of CPS, any shareholder proposal intended to be presented at such meeting must have been received by CPS on or before December 31, 1997. The 1998 Annual Meeting will be held only if the Merger is not consummated.

    In order to be considered for inclusion in the Proxy Statement for the next annual meeting of shareholders of Proffitt's, any shareholder proposal intended to be presented at the meeting must have been received by Proffitt's on or before January 5, 1998.

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                                                                      APPENDIX I

                            AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               PROFFITT'S, INC.,
                           LASALLE MERGER CORPORATION

                                      AND

                            CARSON PIRIE SCOTT & CO.

                          DATED AS OF OCTOBER 29, 1997

                               TABLE OF CONTENTS

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                                                                                                                PAGE
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ARTICLE I

               THE MERGER..................................................................................           1
               Section 1.1 The Merger......................................................................           1
               Section 1.2 Effective Time..................................................................           1
               Section 1.3 Effects of the Merger...........................................................           1
               Section 1.4 Articles and By-Laws............................................................           2
               Section 1.5 Conversion of Securities........................................................           2
               Section 1.6 Parent to Make Certificates Available...........................................           3
               Section 1.7 Dividends; Transfer Taxes; Withholding..........................................           3
               Section 1.8 No Fractional Securities........................................................           4
               Section 1.9 Return of Exchange Fund.........................................................           4
               Section 1.10 Adjustment of Conversion Number................................................           4
               Section 1.11 No Further Ownership Rights in Company Common Stock............................           4
               Section 1.12 Closing of Company Transfer Books..............................................           5
               Section 1.13 Lost Certificates..............................................................           5
               Section 1.14 Affiliates.....................................................................           5
               Section 1.15 Dissenters' Rights.............................................................           5
               Section 1.16 Further Assurances.............................................................           5
               Section 1.17 Closing........................................................................           6

ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB............................................           6
               Section 2.1 Organization, Standing and Power................................................           6
               Section 2.2 Capital Structure...............................................................           6
               Section 2.3 Authority.......................................................................           7
               Section 2.4 Consents and Approvals; No Violation............................................           7
               Section 2.5 SEC Documents and Other Reports.................................................           8
               Section 2.6 Registration Statement and Joint Proxy Statement................................           9
               Section 2.7 Absence of Certain Changes or Events............................................           9
               Section 2.8 Permits and Compliance..........................................................           9
               Section 2.9 Tax Matters.....................................................................          10
               Section 2.10 Actions and Proceedings........................................................          10
               Section 2.11 Certain Agreements.............................................................          10
               Section 2.12 ERISA..........................................................................          11
               Section 2.13 Compliance with Certain Laws...................................................          12
               Section 2.14 Liabilities....................................................................          12
               Section 2.15 Labor Matters..................................................................          12
               Section 2.16 Intellectual Property..........................................................          12
               Section 2.17 Opinion of Financial Advisor...................................................          12
               Section 2.18 Pooling of Interests; Reorganization...........................................          13
               Section 2.19 Required Vote of Parent Shareholders...........................................          13
               Section 2.20 Ownership of Shares............................................................          13
               Section 2.21 Operations of Sub..............................................................          13
               Section 2.22 Brokers........................................................................          13
               Section 2.23 State Takeover Statutes and Shareholder Rights Plan............................          13

                                      I-i
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ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................          13
               Section 3.1 Organization, Standing and Power................................................          13
               Section 3.2 Capital Structure...............................................................          14
               Section 3.3 Authority.......................................................................          14
               Section 3.4 Consents and Approvals; No Violation............................................          15
               Section 3.5 SEC Documents and Other Reports.................................................          15
               Section 3.6 Registration Statement and Joint Proxy Statement................................          16
               Section 3.7 Absence of Certain Changes or Events............................................          16
               Section 3.8 Permits and Compliance..........................................................          16
               Section 3.9 Tax Matters.....................................................................          17
               Section 3.10 Bank Matters...................................................................          17
               Section 3.11 Actions and Proceedings........................................................          17
               Section 3.12 Certain Agreements.............................................................          17
               Section 3.13 ERISA..........................................................................          18
               Section 3.14 Compliance with Certain Laws...................................................          19
               Section 3.15 Liabilities....................................................................          19
               Section 3.16 Labor Matters..................................................................          19
               Section 3.17 Intellectual Property..........................................................          19
               Section 3.18 Opinion of Financial Advisor...................................................          20
               Section 3.19 State Takeover Statutes and Shareholder Rights Plan............................          20
               Section 3.20 Required Vote of Company Shareholders..........................................          20
               Section 3.21 Pooling of Interests; Reorganization...........................................          20
               Section 3.22 Brokers........................................................................          20
               Section 3.23 Share Repurchases..............................................................          20
               Section 3.24 Ownership of Shares............................................................          20

ARTICLE IV

               COVENANTS RELATING TO CONDUCT OF BUSINESS...................................................          21
               Section 4.1 Conduct of Business Pending the Merger..........................................          21
               Section 4.2 No Solicitation.................................................................          23
               Section 4.3 Third Party Standstill Agreements...............................................          24
               Section 4.4 Pooling of Interests; Reorganization............................................          24

ARTICLE V

               ADDITIONAL AGREEMENTS.......................................................................          24
               Section 5.1 Shareholder Meetings............................................................          24
               Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement.........          25
               Section 5.3 Access to Information...........................................................          25
               Section 5.4 Compliance with the Securities Act; Pooling Period..............................          26
               Section 5.5 NYSE Listing....................................................................          27
               Section 5.6 Fees and Expenses...............................................................          27
               Section 5.7 Company Stock Options; Stock Purchase Plan; Employee Benefits...................          29
               Section 5.8 Reasonable Best Efforts; Pooling of Interests...................................          30
               Section 5.9 Public Announcements............................................................          31
               Section 5.10 State Takeover Laws............................................................          31
               Section 5.11 Indemnification; Directors and Officers Insurance..............................          31
               Section 5.12 Notification of Certain Matters................................................          32
               Section 5.13 Directors......................................................................          32
               Section 5.14 Designation of Directors.......................................................          32

                                      I-ii
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ARTICLE VI
               CONDITIONS PRECEDENT TO THE MERGER..........................................................          32
               Section 6.1 Conditions to Each Party's Obligation to Effect the Merger......................          32
               Section 6.2 Conditions to Obligation of the Company to Effect the Merger....................          33
               Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger................          34

ARTICLE VII
               TERMINATION, AMENDMENT AND WAIVER...........................................................          35
               Section 7.1 Termination.....................................................................          35
               Section 7.2 Effect of Termination...........................................................          36
               Section 7.3 Amendment.......................................................................          37
               Section 7.4 Waiver..........................................................................          37

ARTICLE VIII
               GENERAL PROVISIONS..........................................................................          37
               Section 8.1 Non-Survival of Representations, Warranties and Agreements......................          37
               Section 8.2 Notices.........................................................................          37
               Section 8.3 Interpretation..................................................................          38
               Section 8.4 Counterparts....................................................................          38
               Section 8.5 Entire Agreement; No Third-Party Beneficiaries..................................          38
               Section 8.6 Governing Law...................................................................          38
               Section 8.7 Assignment......................................................................          38
               Section 8.8 Severability....................................................................          38
               Section 8.9 Enforcement of this Agreement...................................................          38

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of October 29, 1997 (this "Agreement"), among PROFFITT'S, INC., a Tennessee corporation ("Parent"), LASALLE MERGER CORPORATION, an Illinois corporation and a wholly-owned subsidiary of Parent ("Sub"), and CARSON PIRIE SCOTT & CO., an Illinois corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or directly by the Company will be converted into shares of Parent Common Stock, par value $.10 per share ("Parent Common Stock");

    WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective shareholders and Parent has approved this Agreement and the Merger as the sole shareholder of Sub;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

    NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

    Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Illinois Business Corporation Act of 1983, as amended (the "Ill.C."), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the Ill.C. Section 5/11.50.

    Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Ill.C., is issued by the Secretary of State of the State of Illinois; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is issued. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is issued or such later time established by the Certificate of Merger. The filing of the Articles of Merger in accordance with
Section 5/11.25 of the Ill.C. shall be made on the date of the Closing (as defined in Section 1.17), or as promptly thereafter as practicable.

    Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the Ill.C.

    Section 1.4 Articles and By-Laws. At the Effective Time, the Articles of Incorporation of the Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Board of the Surviving Corporation shall take such steps as shall be necessary so that the By-Laws of the Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Articles of Incorporation of the Surviving Corporation or by applicable law.

    Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

        (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by Parent or by any wholly-owned Subsidiary of Parent shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b) or as to which dissenters' rights have been perfected) shall be converted into a number (the "Conversion Number") of validly issued, fully paid and nonassessable shares of Parent Common Stock, including the corresponding percentage of a right to purchase shares of Parent preferred stock pursuant to the Parent Rights Plan (as hereinafter defined). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6. Each certificate shall, from and after the Effective Time until surrendered in exchange for Parent Common Stock, for all purposes be deemed to represent the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger.

    For purposes of this Agreement, the "Conversion Number" shall be determined as follows: (i) in the event that the Closing Date Market Price is less than $27.75, the Conversion Number shall be 1.80; (ii) in the event that the Closing Date Market Price is equal to or greater than $27.75 and less than $28.57, the Conversion Number shall be equal to $50.00 divided by the Closing Date Market Price of one share of Parent Common Stock; (iii) in the event that the Closing Date Market Price is equal to or greater than $28.57 and less than $30.86, the Conversion Number shall be 1.75; (iv) in the event that the Closing Date Market Price is equal to or greater than $30.86 and less than $31.77, the Conversion Number shall be equal to $54.00 divided by the Closing Date Market Price of one share of Parent Common Stock; and (v) in the event that the Closing Date Market Price is equal to or greater than $31.77, the Conversion Number shall be equal to 1.70. For purposes of this Agreement, "Closing Date Market Price" shall mean the average closing price for one share of Parent Common Stock during the period of the twenty (20) most recent NYSE (as defined herein) trading days ending on the third NYSE trading day prior to the date of the Company Shareholder Meeting (as hereinafter defined). The closing price on any day shall be the last reported sale price of one share of Parent Common Stock on the NYSE. All calculations under this Section 1.5(c) shall be rounded to the nearest hundredth.

    Section 1.6 Parent to Make Certificates Available.

    (a) Exchange of Certificates. Parent shall authorize a commercial bank reasonably acceptable to the Company (or such other person or persons as shall be acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock issued pursuant to Section 1.5(c) in exchange for outstanding certificates representing shares of Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to
Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the certificates representing the Parent Common Stock contemplated to be delivered pursuant to Section 1.5(c) out of the Exchange Fund. Except as contemplated by this Section 1.6, and Sections 1.8 and 1.9, the Exchange Fund shall not be used for any other purpose.

    (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall be in customary form, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with
Section 1.8 and certain dividends and other distributions in accordance with
Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

    Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person surrenders the related Certificate or Certificates, as provided in
Section 1.6. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock:
(i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

    Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange ("NYSE") of Parent Common Stock on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on the NYSE on such date, the first date of trading of shares of Parent Common Stock on NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

    Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former shareholders who have not theretofore complied with this
Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 1.10 Adjustment of Conversion Number. In the event of any reclassification, recapitalization, stock split, stock dividend or subdivision with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities, any other dividend or distribution with respect to the Parent Common Stock as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Conversion Number, and all references to the Conversion Number in this Agreement shall be deemed to be to the Conversion Number as so adjusted; provided, however, that in no event shall any such adjustment result in the consideration to be paid pursuant to
Section 1.5(c) being any securities other than Parent Common Stock.

    Section 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued pursuant to the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

    Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock outstanding prior to the Effective Time shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

    Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct (but consistent with the practices the Parent applies to its own shareholders), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

    Section 1.14 Affiliates. Certificates surrendered for exchange by any Affiliate (as determined pursuant to Section 5.4) of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and for purposes of applicable interpretations regarding pooling of interests accounting, shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 5.4 hereof.

    Section 1.15 Dissenters' Rights.

    (a) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock held by a holder who has demanded and perfected his or her appraisal rights in accordance with Section 5/11.65 of the Ill.C. and who has not effectively withdrawn or lost his right to such appraisal (a "Dissenting Share"), shall not be converted into, become exchangeable for or represent a right to receive Parent Common Stock pursuant to Section 1.5 hereof but the holder thereof shall only be entitled to such rights as are granted by the Ill.C. and shall not be entitled to vote or to exercise any other rights of a shareholder of the Company except as provided in the Ill.C. Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the Ill.C. shall receive such payment from the Surviving Corporation in accordance with the Ill.C.

    (b) Notwithstanding the provisions of Section 1.15(a) hereof if any shareholder who demands appraisal with respect to a share of his Company Common Stock under the Ill.C. shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, such share shall cease to be a Dissenting Share and shall automatically be converted into, become exchangeable for and represent only the right to receive the shares of Parent Common Stock in accordance with Section 1.5(c) hereof, without interest thereon, any cash in lieu of fractional shares pursuant to Section 1.8 hereof and any dividends or other distributions pursuant to Section 1.7 hereof, upon surrender of a Certificate.

    Section 1.16 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

    Section 1.17 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place immediately following the time the last of the conditions set forth in Article VI shall have been fulfilled or waived or at such other time as Parent and the Company shall agree.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Parent and Sub jointly and severally represent and warrant to the Company as follows:

    Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has the requisite corporate power and authority to carry on its business as now being conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) each of "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is materially adverse to the assets, liabilities, results of operation or financial condition of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity. Parent has heretofore delivered to the Company complete and correct copies of Parent's certificate of incorporation ("Charter") and by-laws ("Parent By-Laws"), as in effect on the date hereof.

    Section 2.2 Capital Structure. As of the Effective Time, the authorized capital stock of Parent will consist of 500,000,000 shares of Parent Common Stock and 50,000,000 shares of Preferred Stock, par value $1.00 per share (the "Parent Preferred Stock"). At the close of business on October 24, 1997, (i) 61,762,302 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) 4,811,248 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1994 Long-Term Incentive Plan, the 1987 Stock Option Plan, the 1997 Stock-Based Incentive Plan and the Parisian Stock Option Plans (the "Parent Stock Plans"); (iii) 645,036 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1994 Employee Stock Purchase Plan; and (iv) no shares of Parent Preferred Stock were issued or outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and be entitled to the benefits of the Parent Rights Plan under the terms thereof. As of the date of this Agreement, except for (a) this Agreement, (b) stock options covering not in excess of 4,196,248 shares of Parent Common Stock (collectively, the "Parent Stock Options"), (c) the 1994 Employee Stock Purchase Plan, (d) contingent stock grants of 615,000 shares of Parent Common Stock to key executives, and (e) securities issuable pursuant to the stock purchase rights declared as a dividend on March 28, 1995 (the "Parent Rights") and the rights agreement dated as of

March 28, 1995 between Parent and Union Planters National Bank (the "Parent Rights Agreement") ( the Parent Rights and the Parent Rights Agreement are collectively the "Parent Rights Plan"), there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries, or securities convertible into or exchangeable for such capital stock, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as disclosed in Parent SEC Documents filed prior to the date hereof (as hereinafter defined), since October 24, 1997, Parent has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Parent Stock Plans and the accompanying rights issued pursuant to the Parent Rights Agreement. Except as disclosed in Parent SEC Documents filed prior to the date hereof, there are no outstanding contractual obligations of Parent or any of Parent's Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Parent Common Stock or any capital stock of any Subsidiary of Parent. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and, except as disclosed in the Parent SEC Documents filed prior to the date hereof, each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

    Section 2.3 Authority. The respective Boards of Directors of Parent and Sub have on or prior to the date of this Agreement (a) declared the Merger advisable and approved this Agreement in accordance with the applicable law, (b) resolved to recommend the approval by Parent's shareholders of the matters covered by the Parent Shareholder Approvals (as hereinafter defined) and (c) directed that this Agreement and the other matters subject to Parent Shareholder Approvals be submitted to Parent's shareholders for approval. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the shareholders of Parent of this Agreement, an amendment to the Charter of Parent to increase the authorized shares of Parent Common Stock (the "Charter Amendment") and the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance") (collectively, the "Parent Shareholders' Approvals"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby, including the Charter Amendment and the Share Issuance, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) the Parent Shareholders' Approvals, (y) the filing of appropriate Merger documents as required by the Ill.C. and (z) the filing of the Charter Amendment in accordance with Tennessee law. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The Share Issuance and the filing of a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") by Parent under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act (as hereinafter defined) and registered or exempt from registration under any applicable state securities or "blue sky" laws ("Blue Sky Laws").

    Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in the second sentence of this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Charter or By-Laws of Parent, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses
(ii), (iii) or (iv), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing, notification or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the issuance of the Certificate of Merger by the Secretary of State of the State of Illinois, the filing of the Charter Amendment in Tennessee and the filing of the appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any property or assets, (vi) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (vii) applicable requirements, if any, of Blue Sky Laws and the NYSE, (viii) the approval of the Office of the Comptroller of the Currency ("OCC") for the change of control of the National Bank of Great Lakes, a wholly-owned Subsidiary of the Company (the "Bank") and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

    Section 2.5 SEC Documents and Other Reports. Parent and its affiliates have filed all required documents with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the Parent SEC Documents or as required by GAAP, Parent has not, since February 1, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

    Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Shareholder Meetings (as defined in
Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Parent and the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

    Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement, since February 1, 1997, (A) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on Parent, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent; (C) there has been no action taken by Parent and its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a); and (D) there has been no event, circumstance or development that would cause or have a Material Adverse Effect on Parent, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and Subsidiaries of Parent are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

    Section 2.8 Permits and Compliance. Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity ("Permits") necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined herein), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither

Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A) (as to Parent's Subsidiaries only), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. "Knowledge of Parent" means the actual knowledge, after due inquiry, of the Chief Executive Officer and Chief Financial Officer of the Parent.

    Section 2.9 Tax Matters. Each of Parent and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    Section 2.10 Actions and Proceedings. Except as set forth in Parent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present directors or officers of Parent or any of its Subsidiaries, as such, any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present directors or officers, as such, any of its or their properties, assets or business that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present directors or officers, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

    Section 2.11 Certain Agreements. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Parent Common Stock, or shares of Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from the Parent or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement. Neither Parent nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement one trigger of which would be the consummation of the transactions contemplated by this Agreement.

    Section 2.12 ERISA.

    (a) Each Parent Plan (as defined herein) complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, including but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan, (ii) neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so,
(iii) no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA, and (iv) Parent and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA; other than, in each case, such events or actions that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. No Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

    (b) With respect to any Parent Plan which is subject to Title IV of ERISA, the present value of the liabilities (as determined on a terminated plan basis) did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared and Parent has no Knowledge of any Material Adverse Change to such status. With respect to the Parent Plans, no event has occurred in connection with which Parent or any ERISA Affiliate would be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Parent. All Parent Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified or a timely application for such qualification is pending, and to the Knowledge of Parent, there is no reason why any Parent Plan is not so qualified in operation. Neither Parent nor any of its ERISA Affiliates has been notified by any Parent Multiemployer Plan that such Parent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Neither Parent nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in the Parent SEC Documents filed prior to the date hereof, except for certain health benefits for former employees of Younkers, Inc. and Brandeis, Inc. As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(l) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder, including without limitation, each of Parent's Subsidiaries. Parent has made (or as soon as practicable will make) available to Company the most recent summary plan description of each Parent Plan for which a summary plan description is required and each Parent Plan.

    Section 2.13 Compliance with Certain Laws. The properties, assets and operations of Parent and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws"), the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws") and all consumer credit laws, including, without limitation, bankruptcy laws relating to post-petition collection procedures (collectively, "Consumer Credit Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

    Section 2.14 Liabilities. Except as fully reflected or reserved against in the consolidated balance sheet of Parent and its Subsidiaries as of February 1, 1997, included in the Parent SEC Documents, or disclosed in the footnotes thereto, Parent and its Subsidiaries had no liabilities (including, without limitation, tax liabilities) at the date of such balance sheet, absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

    Section 2.15 Labor Matters. Except as set forth on Schedule 2.15, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent.

    Section 2.16 Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other legal rights to use, free to Parent's Knowledge of infringement by others, all patents, trademarks, trade names, trade dress, service marks, trade secrets, copyrights, software, mailing lists and other proprietary intellectual property rights including all applications with respect thereto (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Parent and its Subsidiaries as currently conducted, taken as a whole, except where the failure to have such Intellectual Property Rights or such infringement by others would not have a Material Adverse Effect on Parent. To Parent's Knowledge, neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

    Section 2.17 Opinion of Financial Advisor. Parent has received the written opinion of Salomon Brothers Inc, dated the date hereof, to the effect that, as of such date, the Conversion Number (as defined in such opinion) is fair to Parent from a financial point of view, a copy of which opinion will be delivered to the Company promptly after the date of this Agreement.

    Section 2.18 Pooling of Interests; Reorganization. Neither Parent nor any of its Subsidiaries, nor to Parent's Knowledge, any of Parent's Affiliates, has or will have prior to Closing (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Parent has no Knowledge of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a pooling of interests for accounting purposes, or as a reorganization within the meaning of Section 368(a) of the Code.

    Section 2.19 Required Vote of Parent Shareholders. The affirmative vote of a majority of the votes eligible to be cast on the approval of this Agreement is required to approve this Agreement. The affirmative vote of a majority of the quorum is required to approve the Share Issuance and the Charter Amendment. No other vote of the shareholders of Parent is required by law, the Charter or By-Laws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

    Section 2.20 Ownership of Shares. Neither Parent nor any of its Subsidiaries
(i) "Beneficially Owns" or is the "Beneficial Owner" of (as such terms are defined in the Company's Rights Agreement), or (ii) "owns," any Shares of Company Common Stock.

    Section 2.21 Operations of Sub. Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    Section 2.22 Brokers. No broker, investment banker or other person, other than Salomon Brothers Inc, the fees and expenses of which will be paid by Parent (and as reflected in agreements between Salomon Brothers Inc, and Parent, a copy of which has been furnished to the Company), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    Section 2.23 State Takeover Statutes and Shareholder Rights Plan. (a) Assuming the accuracy of the Company's representations and warranties contained in Section 3.24 (Ownership of Shares), as of the date hereof, no state takeover statutes or supermajority Charter provisions are applicable to the Merger, this Agreement and the transactions contemplated hereby.

    (b) As of the Effective Time, (i) Parent will have no additional obligations under the Parent Rights or the Parent Rights Agreement and (ii) the holders of the Parent Rights will have no additional rights under the Parent Rights or the Parent Rights Agreement, in each case as a result of the transactions contemplated by this Agreement. Execution and delivery of this Agreement does not, and compliance with the provisions hereof will not, cause the holders of the Parent Rights to have any rights under the Parent Rights or the Parent Rights Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Sub as follows:

    Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent complete and correct copies of the Company's Articles of Incorporation ("Articles") and by-laws ("Company By-Laws"), as in effect on the date hereof.

    Section 3.2 Capital Structure. As of the Effective Time, the authorized capital stock of the Company will consist of 100,000,000 shares of Company Common Stock, par value $.01 per share. At the close of business on October 27, 1997, (i) 15,732,191 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 21,555,068 shares of Company Common Stock were held in the treasury of the Company or by the Subsidiaries of the Company, and (iii) not more than 2,564,130 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1993 Stock Incentive Plan, 1993 Directors' Stock Option Plan and 1996 Directors' Stock Compensation Plan, or pursuant to any plans assumed by the Company in connection with any acquisition, business combination or similar transaction (collectively, the "Company Stock Plans"). As of the date of this Agreement, except for stock options covering not in excess of 1,219,532 shares of Company Common Stock issued under the Company Stock Plans (collectively, the "Company Stock Options") and securities issuable under the 1996 Directors' Stock Compensation Plan, the Company 1994 Employee Stock Purchase Plan and the Company Rights Plan (as hereinafter defined), there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such capital stock, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as disclosed in the Company SEC Documents filed prior to the date hereof (as hereinafter defined), since October 27, 1997, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Company Stock Plans and the accompanying rights issued pursuant to the Company Rights Agreement. Except as disclosed in the Company SEC Documents filed prior to the date hereof, there are no outstanding contractual obligations of the Company or any of the Company's Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or
(v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of any Subsidiary of the Company. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and except as disclosed in the Company SEC Documents filed prior to the date hereof, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

    Section 3.3 Authority. The Board of Directors of the Company has on or prior to the date of this Agreement (a) declared the Merger advisable and fair to and in the best interest of the Company and its shareholders, (b) approved this Agreement in accordance with the Ill.C., (c) resolved to recommend the approval of this Agreement by the Company's shareholders and (d) directed that this Agreement be submitted to the Company's shareholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the shareholders of the Company of this Agreement (which, for all purposes in this Agreement, shall be deemed to include any necessary approval of amendments to the Company's stock plans) (collectively, the "Company Shareholder Approvals"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) Company

Shareholder Approvals and (y) the filing of appropriate Merger documents as required by the Ill.C. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Joint Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

    Section 3.4 Consents and Approvals; No Violation. Assuming all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made and except as set forth in Schedule 3.4 hereto, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or By-Laws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing, notification or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the issuance of the Certificate of Merger by the Secretary of State of the State of Illinois and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement,(iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals,
(v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any property or assets, (vi) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (vii) applicable requirements, if any, of Blue Sky Laws and the NYSE, (viii) the approval of the OCC for the change of control of the Bank and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent the consummation of any of the transactions contemplated hereby.

    Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by GAAP, the Company has not, since February 1, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

    Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Parent and the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

    Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement, since February 1, 1997 or in Schedule 3.7 hereto, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company; (C) there has been no action taken by the Company and its Subsidiaries, that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b); and (D) there has been no event, circumstance or development that would cause or have a Material Adverse Effect on the Company, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and Subsidiaries of the Company are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

    Section 3.8 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all Permits necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the

Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its articles, by-laws or other organizational documents,
(B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A) (as to the Company's Subsidiaries only), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(a) hereto, as of the date hereof there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(b) hereto, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. "Knowledge of the Company" means the actual knowledge, after due inquiry, of the Chief Executive Officer and the Chief Financial Officer.

    Section 3.9 Tax Matters. Each of the Company and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on the Company.

    Section 3.10 Bank Matters. The Bank is a national bank, duly organized, validly existing and in good standing. It has all the requisite power and all Permits necessary to conduct its business. The Bank's deposits are insured by the FDIC and it is a member in good standing of (i) the FDIC's Bank Insurance Fund ("BIF"), and (ii) the Federal Reserve System. There are no material memoranda of understanding, cease and desist or removal orders, or capital or other directives, resolutions or other action by any regulatory authority against the Bank or any of its directors, officers or employees.

    Section 3.11 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to this Agreement or on Schedule 3.11 hereto, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present directors or officers of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or on
Schedule 3.11 hereto, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present directors or officers, as such, any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present directors or officers, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

    Section 3.12 Certain Agreements. Except as set forth in Schedule 3.12, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (other than in lieu of fractional shares). Neither the Company nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement one trigger of which would be the consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 3.12.

    Section 3.13 ERISA.

    (a) With respect to each material Company Plan (as hereinafter defined), the Company has made (or as soon as practicable will make) available to Parent a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Plan,
(iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description of each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code. Except as would not have a Material Adverse Effect on the Company, (i) each Company Plan complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, including but not limited to COBRA, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan,
(iii) neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Multiemployer Plan (as hereinafter defined), or instituted, or is currently considering taking, any action to do so, and (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, and (v) the Company and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA. Except as would not have a Material Adverse Effect on the Company, no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. With respect to any Company Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Company Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared, and the Company has no Knowledge of any Material Adverse Change to such status.

    (b) With respect to the Company Plans, no event has occurred in connection with which the Company or any ERISA Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, or a timely application for such determination is now pending, and to the Knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of
Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in the Company SEC Documents, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in the Company Annual

Report. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c),
(m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder, including, without limitation, each of the Company's Subsidiaries.

    Section 3.14 Compliance with Certain Laws. Except as disclosed in Schedule
3.14 hereto, the properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable Worker Safety Laws, Environmental Laws and Consumer Credit Laws, except as would not have a Material Adverse Effect on the Company. Except as disclosed in
Schedule 3.14 hereto, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, except as would not have a Material Adverse Effect on the Company. The Company will make available to Parent such certificates and environmental studies with respect to such properties as the Company has available on the date hereof.

    Section 3.15 Liabilities. Except as fully reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of February 1, 1997, included in the Company SEC Documents, or disclosed in the footnotes thereto, the Company and its Subsidiaries had no liabilities (including, without limitation, tax liabilities) at the date of such balance sheet, absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    Section 3.16 Labor Matters. Except as set forth in Schedule 3.16, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

    Section 3.17 Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other legal rights to use, free to the Company's Knowledge of infringement by others, all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries as currently conducted, taken as a whole, except where the failure to have such Intellectual Property Rights or such infringement by others would not have a Material Adverse Effect on the Company. To the Company's Knowledge, neither the Company nor any of its Subsidiaries has infringed any Intellectual

Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    Section 3.18 Opinion of Financial Advisor. The Company has received the written opinion of SBC Warburg Dillon Read Inc., dated the date hereof, to the effect that, as of the date hereof, the Conversion Number (as defined in such opinion) is fair to the Company's shareholders from a financial point of view, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

    Section 3.19 State Takeover Statutes and Shareholder Rights Plan. (a) Assuming the accuracy of Parent's representations and warranties contained in
Section 2.20 (Ownership of Shares), the Board of Directors of the Company has taken all action so that prior to the execution hereof, the Board of Directors has approved the Merger pursuant to Sections 5/7.85 and 5/11.75 of the Ill.C. As of the date hereof, no other state takeover statutes, including without limitation, any business combination act, are applicable to the Merger, this Agreement and the transactions contemplated hereby.

    (b) The Company has taken all necessary action so that, as of the Effective Time, (i) the Company will have no additional obligations and Parent will have no obligations under the rights to purchase Company Common Stock (the "Rights") issued pursuant to the Rights Agreement between the Company and Harris Trust & Savings Bank , dated as of November 2,1993 (the "Rights Agreement") (the Rights and Rights Agreement collectively are the "Company Rights Plan") or the Rights Agreement and (ii) the holders of the Rights will have no additional rights under the Rights or the Rights Agreement, in each case as a result of the transactions contemplated by this Agreement. Execution and delivery of this Agreement does not, and compliance with the provisions hereof will not, cause the holders of the Rights to have any rights under the Rights or the Rights Agreement.

    Section 3.20 Required Vote of Company Shareholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock is required to approve the transactions contemplated by this Agreement. No other vote of the shareholders of the Company is required by law, the Articles of Incorporation or By-Laws of the Company or otherwise for the Company to consummate the Merger and the transactions contemplated hereby.

    Section 3.21 Pooling of Interests; Reorganization. To the Knowledge of the Company, neither it nor any of its Subsidiaries or Affiliates has, or will have prior to Closing, (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 3.22 Brokers. No broker, investment banker or other person, other than SBC Warburg Dillon Read Inc., the fees and expenses of which will be paid by the Company (and are reflected in an agreement between SBC Warburg Dillon Read Inc. and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    Section 3.23 Share Repurchases. The Board of Directors has rescinded the $20 million share repurchase program adopted in January, 1997 (the "Share Repurchase Program"), and has directed management publicly to disclose that fact in connection with the first press release related to this Agreement.

    Section 3.24 Ownership of Shares. Neither Company nor any of its Subsidiaries (i) "Beneficially Owns" or is the "Beneficial Owner" of (as such terms are defined in Parent's Rights Agreement), or (ii) "owns," any Shares of Parent Common Stock.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 4.1 Conduct of Business Pending the Merger.

    (a) Actions by Parent. Except as expressly permitted by clauses (i) through
(ix) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, Parent, subject to Section 4.2 hereof, shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Parent, subject to Section 4.2 hereof, shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the
Company:

        (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (x) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or the capital stock of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, or (z) institute any share repurchase program;

        (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) subject to Section 4.4, the issuance of stock options and shares of Parent Common Stock to employees of Parent or any of its Subsidiaries in the ordinary course of business consistent with past practice, (B) the issuance of Parent securities pursuant to the Parent Rights Plan, and (C) the issuance by any wholly-owned Subsidiary of Parent of its capital stock to Parent or another wholly-owned Subsidiary of Parent;

        (iii) amend its Charter or By-Laws; provided, however, that Parent may amend its Charter to increase its authorized capital stock and its By-Laws in accordance with Section 5.14 hereof;

        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice, unless (i) the entering into a definitive agreement relating to or the consummation of such acquisition, merger, consolidation or purchase would not (A) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (B) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or (C) significantly increase the risk of not being able to remove any such order on appeal or otherwise, and
    (ii) in the case of any individual acquisition, merger, consolidation or purchase, the value of which does not exceed $175 million;

        (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business consistent with past practice and not material to Parent and its Subsidiaries taken as a whole,
    (B) as may be required by any Governmental Entity and (C) subject to Sections 4.4 and 5.8(d), dispositions involving an aggregate consideration not in excess of $100 million;

        (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practice, and (B) indebtedness, loans, advances, capital contributions and investments between Parent and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

        (vii) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

        (viii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP); or

        (ix) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

    (b) Actions by the Company. Except as expressly permitted by clauses (i) through (xiii) of this Section 4.1(b) and as set forth in Schedule 4.1(b), during the period from the date of this Agreement through the Effective Time, the Company, subject to Section 4.2 hereof, shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company, subject to Section 4.2 hereof, shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of
Parent:

        (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (x) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or the capital stock of any Subsidiaries, or any securities thereof, or any rights, warrants or options to acquire any such shares or other securities or (z) reinstate the Share Repurchase Program or institute any similar share repurchase program;

        (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (B) the issuance of Company securities pursuant to the 1996 Directors' Stock Compensation Plan or the Company Rights Plan, or (C) the issuance by any wholly-owned Subsidiary of the Company of its capital stock to the Company or another wholly-owned Subsidiary of the Company;

        (iii) amend its Articles of Incorporation or By-Laws;

        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than acquisitions of assets in the ordinary course of business consistent with past practice;

        (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and (B) as may be required by any Governmental Entity;

        (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) indebtedness incurred in the ordinary course of business consistent with past practice and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

        (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

        (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than (A) as required by law, or
    (B) as expressly contemplated by this Agreement;

        (ix) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries, or grant any additional rights to severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as set forth on Schedule 4.1(b) or as may be required to comply with applicable law, amend or take action in any such case in a manner so as to enhance or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

        (x) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

        (xi) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

        (xii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

        (xiii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

    Section 4.2 No Solicitation. From and after the date hereof, neither Parent nor the Company will, and each will use its best efforts to cause any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries not to, directly or indirectly, (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information) any proposal or offer from any person that constitutes, or may reasonably be expected to lead to, a Takeover Proposal (as hereinafter defined), or (b) engage in or continue discussions or negotiations relating to a Takeover

Proposal; provided, however, that prior to the receipt of approval by their respective shareholders, either Parent or the Company may engage in discussions or negotiations with, or furnish information concerning itself and its Subsidiaries, business, properties or assets to, any third party which makes a Takeover Proposal (as hereinafter defined) if the Board of Directors of either Parent or the Company concludes in good faith on the basis of the advice of its outside counsel (Sommer & Barnard, PC and Wachtell, Lipton, Rosen & Katz, respectively) that the failure to take such action would violate the fiduciary obligations of such Board under applicable law. Each of Parent and the Company will promptly (but in no case later than 24 hours) notify (and if in writing, provide a copy to) the other of any Takeover Proposal, including the material terms and conditions thereof. As used in this Agreement, "Takeover Proposal" shall mean any proposal or offer, or any expression of interest by any third party relating to Parent's or the Company's willingness or ability to receive or discuss a proposal or offer, for (A) a tender or exchange offer, or other acquisition of beneficial ownership of, in each case 30% or more of the outstanding voting capital stock of Parent or the Company, respectively, (B) a merger, consolidation or other business combination involving either Parent or the Company or any of their respective Subsidiaries or (C) any proposal to acquire in any manner 30% or more of the assets of, either Parent or the Company and their respective Subsidiaries, taken as a whole.

    Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Parent nor the Company, without the consent of the other party, shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which Parent or the Company or any of their respective Subsidiaries is a party and which relates to a Takeover Proposal for Parent or the Company, respectively (other than any involving the other party hereto), unless the Board of Directors of Parent or the Company, as the case may be, concludes in good faith on the basis of the advice of its outside counsel (who may be its regularly engaged outside counsel), that the failure to terminate, amend, modify or waive any such confidentiality or standstill agreement would violate the fiduciary obligations of the Board under applicable law. Subject to such fiduciary duties, during such period, each of Parent and the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

    Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries or Affiliates over which they exercise control shall (a) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take all reasonable actions necessary to cause the characterization of the Merger as a pooling of interests for accounting purposes if such a characterization were jeopardized by action taken by Parent or the Company, respectively, prior to the Effective Time. Following the Effective Time, Parent shall not knowingly take any action, or fail to take any action, that would jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes. Parent shall cause financial results covering the first full month of post-Merger combined operations to be published within 75 days after the Effective Time.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

    Section 5.1 Shareholder Meetings. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised by counsel, the Company and Parent each shall call a meeting of its shareholders (respectively, the "Company Shareholder Meeting" and the "Parent Shareholder

Meeting" and, collectively, the "Shareholder Meetings") to be held on the same day and as promptly as practicable after the date on which the Registration Statement becomes effective, but in no event prior to January 20, 1998, for the purpose of considering the approval of this Agreement (in the case of the Company) and the Parent Shareholders' Approvals (in the case of Parent). The Company and Parent will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters and shall not withdraw such recommendation; provided, however, that a Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation if such Board concludes in good faith on the basis of the advice of Wachtell, Lipton, Rosen & Katz in the case of the Company and Sommer & Barnard, PC in the case of Parent that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board under applicable law. The Boards of Directors of the Company, Parent and Sub will not rescind their respective declarations that the Merger is advisable, fair to and in the best interest of such company and its shareholders unless, in any such case, any such Board concludes in good faith on the basis of the advice of Wachtell, Lipton, Rosen & Katz in the case of the Company and Sommer & Barnard, PC in the case of Parent that the failure to rescind such determination would violate the fiduciary obligations of such Board under applicable law.

    Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Joint Proxy Statement to its respective shareholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company without the prior approval of the other party. Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    Section 5.3 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their Subsidiaries, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this
Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement dated October 15, 1997 between Parent and the Company (the "Confidentiality Agreement").

    Section 5.4 Compliance with the Securities Act; Pooling Period.

    (a) Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the opinion of the Company at the time of the Company Shareholder Meeting referred to in Section 5.1, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting; it being understood that the mere fact that a shareholder owns more than 10% of the Company's Common Stock shall not, absent such shareholder's having board representation or otherwise having the ability to control the management of the Company, mean that such holder is an Affiliate ("Affiliates"). The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person which Parent reasonably identifies (by written notice to the Company within ten business days after Parent's receipt of such list) as being a person who may be deemed to be an Affiliate of the Company; provided, however, that no such person identified by Parent shall be added to the list of Affiliates of the Company if Parent shall receive from the Company, on or before the Effective Time, an opinion of counsel reasonably satisfactory to Parent to the effect that such person is not an Affiliate. The Company shall exercise all reasonable efforts to deliver or cause to be delivered to Parent, not later than 30 days prior to the Effective Time, from each of such Affiliates of the Company identified in the foregoing list, an affiliate letter in the form attached hereto as Exhibit A.

    (b) Not less than 45 days prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of those persons who were, in the opinion of Parent at the time of the Parent Shareholder Meeting referred to in
Section 5.1, "affiliates" of Parent within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting; it being understood that the mere fact that a shareholder owns more than 10% of the Parent's Common Stock shall not, absent such shareholder's having board representation or otherwise having the ability to control the management of Parent, mean that such holder is an Affiliate ("Affiliates"). Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person which the Company reasonably identifies (by written notice to Parent within ten business days after the Company's receipt of such list) as being a person who may be deemed to be an Affiliate of the Parent; provided, however, that no such person identified by the Company shall be added to the list of Affiliates of Parent if the Company shall receive from Parent, on or before the Effective Time, an opinion of counsel reasonably satisfactory to the Company to the effect that such person is not an Affiliate. Parent shall exercise all reasonable efforts to deliver or cause to be delivered to the Company, not later than 30 days prior to the Effective Time, from each of such Affiliates of Parent identified in the foregoing list, an affiliate letter in the form attached hereto as Exhibit B.

    (c) If the Merger would otherwise qualify for pooling-of-interests accounting treatment, shares of Parent Common Stock issued to such Affiliates of the Company in exchange for Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless whether each such Affiliates has provided the written agreement referred to in this Section 5.4, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76. Any shares of Company Common Stock held by such Affiliates shall not be transferable, regardless whether each such Affiliate has provided the written agreement referred to in this Section 5.4, if such transfer, either alone or in the aggregate with other transfers by Affiliates, would preclude Parent's ability to account for the business combination to be effected by the Merger as a pooling of interests. The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing. Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such Affiliates received in the

Merger and the certificates representing Parent Common Stock received by such Affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.4.

    Section 5.5 NYSE Listing. Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger.

    Section 5.6 Fees and Expenses.

    (a) Except as provided in this Section 5.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and filing fees shall be divided equally between Parent and the Company.

    (b) (i) If any event referred to in Section 7.1(i) occurs at a time when the Company does not have a right to terminate under Section 7.1(k), this Agreement is terminated thereafter by the Company or Parent (whether or not pursuant to such clause) and prior to such termination the shareholders of the Company did not approve this Agreement, then, so long as Parent is not in material breach of any representation, warranty or material covenant herein, the Company shall (without prejudice to any other rights of Parent against the Company) pay to Parent a fee of $20.0 million in cash, such payment to be made promptly, but in no event later than the second business day following such termination.

    (ii) If at a time when the Company does not have a right to terminate under
Section 7.1(k):

        (A) this Agreement is terminated by the Company pursuant to Section 7.1(d) where prior to the Company Shareholder Meeting a Takeover Proposal with respect to the Company was made and within twelve months after such a termination a Company Acquisition Transaction (as hereinafter defined) occurs;

        (B) (x) this Agreement is terminated by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(e), and (y) prior to the Company Shareholder Meeting but after the date of this Agreement a Takeover Proposal with respect to the Company was made;

        (C) this Agreement is terminated by the Company or Parent pursuant to
    Section 7.1(g) and within twelve months after such termination a Company Acquisition Transaction occurs; or

        (D) this Agreement is terminated by Parent pursuant to Section 7.1(i) following the occurrence of a Company Acquisition Transaction;

then, in each case, so long as Parent is not in material breach of any representation, warranty or material covenant herein, the Company shall (without prejudice to any other rights of Parent against the Company) pay to Parent a fee of $20.0 million in cash, such payment to be made promptly, but in no event later than the second business day following, in the case of clause (A) and (C), the Company Acquisition Transaction, or, in the case of clause (B) or (D), such termination. Regardless of the circumstances giving rise to termination, a maximum of $20.0 million will be payable under clauses (b)(i) and (b)(ii).

    A "Company Acquisition Transaction" means any of the following events: (A) any Person other than Parent or its Affiliates, acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Company Common Stock; (B) any new group is formed which, at the time of formation, beneficially owns 30% or more of the outstanding shares of Company Common Stock (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates); (C) the Company enters into an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving the Company or the acquisition of a 30% interest in, or at least 30% of the assets, business or operations of, the Company (other than the transactions contemplated by this Agreement); or (D) any Person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 30% or more of the outstanding shares of Company Common Stock. For purposes of this Section 5.6, the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

    (c) (i) If any event referred to in Section 7.1(j) occurs, this Agreement is terminated thereafter by the Company or Parent (whether or not pursuant to such clause) and prior to such termination the shareholders of Parent did not approve this Agreement, then, so long as the Company is not in material breach of any representation, warranty or material covenant herein, Parent shall (without prejudice to any other rights of Company against Parent) pay to the Company a fee of $30.0 million in cash, such payment to be made promptly, but in no event later than the second business day following such termination.

    (ii) If:

        (A) this Agreement is terminated by Parent pursuant to Section 7.1(d) where prior to the Parent Shareholder Meeting a Takeover Proposal with respect to the Parent was made and within twelve months after such a termination a Parent Acquisition Transaction (as hereinafter defined) occurs;

        (B) (x) this Agreement is terminated by the Company or Parent at a time when the Company is entitled to terminate this Agreement pursuant to Section 7.1(f), and (y) prior to the Parent Shareholder Meeting but after the date of this Agreement a Takeover Proposal with respect to the Parent was made;

        (C) this Agreement is terminated by the Company or Parent pursuant to
    Section 7.1(h) and within twelve months after such termination a Parent Acquisition Transaction occurs; or

        (D) this Agreement is terminated by the Company pursuant to Section 7.1(j) following the occurrence of a Parent Acquisition Transaction;

then, in each case, so long as the Company is not in material breach of any representation, warranty or material covenant herein, Parent shall (without prejudice to any other rights of the Company against Parent) pay to the Company a fee of $30.0 million in cash in the case of clauses (A), (C) and (D) or $25.0 million in the case of clause (B), such payment to be made promptly, but in no event later than the second business day following, in the case of clause (A) and (C), the Parent Acquisition Transaction or, in the case of clauses (B) or
(D), such termination. Regardless of the circumstances giving rise to termination, a maximum of $30.0 million will be payable under clauses (c)(i) and
(c)(ii).

    A "Parent Acquisition Transaction" means any of the following events: (A) any Person acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Parent Common Stock; (B) any new group is formed which, at the time of formation, beneficially owns 30% or more of the outstanding shares of Parent Common Stock (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates); (C) Parent enters into an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Parent (other than this Agreement) or the acquisition of a 30% interest in, or at least 30% of the assets, business or operations of, Parent or (D) any Person (other than the Company or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Parent Common Stock which, together with all shares of Parent Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 30% or more of the outstanding shares of Parent Common Stock.

    (iii) If the event referred to in Section 7.1(k) occurs, (w) the directors of the Company determine not to terminate the Agreement as a result of such event, (x) the directors of the Company determine not to withdraw their recommendation, (y) SBC Warburg Dillon Read Inc. does not withdraw its opinion, and (z) the shareholders of the Company do not approve this Agreement at the Company Shareholder Meeting or any adjournment or postponement thereof and this Agreement is terminated as a result thereof pursuant to Section 7.1(e), Parent shall pay to the Company a fee of $20.0 million in cash, such payment to be made immediately into an escrow account to be released to the Company only if no Company Acquisition Transaction occurs within 6 months of the Company Shareholder Meeting, and otherwise to Parent.

    (d) Parent and the Company acknowledge that the agreements contained in Sections 5.6(b) and 5.6(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Sub and the Company would not enter into this Agreement. Accordingly, if either Parent or the Company fails promptly to pay the amount due pursuant to Sections 5.6(b) and 5.6(c), and, to obtain such payment, Company, on the one hand, or Parent or Sub, on the other hand, commences a suit which results in a judgment for the fee set forth in Section 5.6(b) or 5.6(c), the Company or Parent, as the case may be, shall pay to Parent or Sub, on the one hand, or the Company, on the other hand, its costs and expenses (including attorneys' fees) in connection with such suit together with interest on the amount of the fee at the prime rate of NationsBank of North Carolina, N.A., in effect on the date such payment was required to be made.

    Section 5.7 Company Stock Options; Stock Purchase Plan; Employee Benefits.

    (a) At the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, each unexpired and unexercised option to purchase shares of Company Common Stock (a "Company Stock Option"), under the Company Stock Option Plans, or otherwise granted by the Company outside of any Company Stock Option Plan, will be assumed by Parent as hereinafter provided. At the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, each Company Stock Option will be automatically converted into an option (the "Parent Stock Option") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under such Company Stock Option multiplied by the Conversion Number, at a price per share of Parent Common Stock equal to the per share option exercise price specified in the Company Stock Option, divided by the Conversion Number. Such Parent Stock Option shall otherwise be subject to the same terms and conditions as such Company Stock Option. Each Company Stock Option that is outstanding prior to the Effective Time shall, pursuant to its terms and without any further action on the part of the Board of Directors of the Company, become fully vested and exercisable as of the Effective Time. The resolutions of the Parent Board approving this Agreement shall specifically approve the terms and conditions of the Company Stock Options so assumed for purposes of Rule 16b-3(d)(1) under the Exchange Act. At the Effective Time, (i) all references in the Company Stock Option Plans, the applicable stock option or other awards agreements issued thereunder and in any other Company Stock Options to the Company shall be deemed to refer to Parent; and (ii) Parent shall assume the Company Stock Option Plans and all of the Company's obligations with respect to the Company Stock Options.

    (b) In respect of each Company Stock Option as converted into a Parent Stock Option pursuant to Section 5.7(a) and assumed by Parent, and the shares of Parent Common Stock underlying such option, Parent shall file as soon as practicable after the Effective Time with the Securities and Exchange Commission, and keep current the effectiveness of, a registration statement on Form S-8 (which may be accomplished by amendment of the registration statement on Form S-4) or other appropriate form for as long as such options remain outstanding (and maintain the current status of the prospectus with respect thereto). Parent agrees to reserve a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of such Company Stock Options.

    (c) The Company agrees that it will not grant any stock options, restricted stock, stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Company Stock Options in lieu of the substitution therefor of Parent Stock Options, as described in this Section 5.7.

    (d) From and after the Effective Time, Parent shall honor, and shall cause the Company and Company Subsidiaries to honor, in accordance with their terms all existing employment and severance agreements and severance and bonus plans which apply to current or former employees or directors of the Company or the Company Subsidiaries. Parent and the Company acknowledge and agree that the transactions contemplated by this Agreement shall constitute, as of the receipt of the Company Shareholder Approvals or the Effective Time (depending on such arrangement language), a "Change of Control" as such term is defined in all Company change of control benefit arrangements.

    (e) To the extent that service is relevant for purposes of eligibility, participation, vesting or (except in the case of a defined benefit pension plan maintained by Parent, and not previously maintained by the Company or any Company Subsidiary) benefit accrual under any employee benefit plan, program or arrangement established or maintained by Parent, the Company or any of their respective Subsidiaries, employees of the Company and the Company Subsidiaries shall be credited for service accrued or deemed accrued prior to the Effective Time with the Company or a Company Subsidiary, as the case may be.

    (f) For one year immediately following the Effective Time, Parent will cause the Company or its Subsidiaries to pay bonuses pursuant to the Company's current bonus plans, consistent with past practices, as determined by the current Chairman of the Board of Directors of the Company.

    (g) In addition to the matters referred to on Schedule 5.7(g), for one year immediately following the Effective Time, any changes to the Company's and the Company's Subsidiaries' benefit plans and arrangements shall be subject to the determination of the current Chairman of the Board of Directors of the Company.

    Section 5.8 Reasonable Best Efforts; Pooling of Interests.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Parent and the Company shall cooperate with each other in connection with the making of such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable suggestions in connection therewith.

    The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

    (b) The Company agrees to cooperate with and use all reasonable efforts to assist Parent to make all applications to, and obtain all necessary approvals of, all Regulatory Authorities having jurisdiction over the Bank and/or its directors and executive officers as a result of the transactions contemplated herein.

    (c) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

    (d) Notwithstanding anything to the contrary contained in this Agreement,(i) neither Parent nor the Company shall be obligated to use its reasonable best efforts or to take any action pursuant to this Section 5.8 if the Board of Directors of Parent or the Company, as the case may be, shall conclude in good faith on the basis of the advice of Wachtell, Lipton, Rosen & Katz in the case of the Company and Sommer & Barnard, PC in the case of Parent that such action would violate the fiduciary obligations of such Board under applicable law, and
(ii) in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, neither Parent nor the Company shall, without the other party's prior written consent, commit to any material divestiture transaction, and neither Parent nor the Company shall be required to agree to such a divestiture or to commit to take any action that limits Parent's freedom of action with respect to, or its ability to retain, the Company or any of the material businesses, or assets of Parent or any of its Affiliates or that otherwise would have a Material Adverse Effect on Parent.

    Section 5.9 Public Announcements. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NYSE.

    Section 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

    Section 5.11 Indemnification; Directors and Officers Insurance. For three years from and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation and By-Laws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of the Company and its Subsidiaries for acts or omissions occurring at or prior to the Effective Time; provided, however, that Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless such persons to the fullest extent permitted by law for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby. Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than two years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200 percent of the last annual premium paid prior to the date hereof (which premium the Company represents and warrants to be approximately $300,000).

    Section 5.12 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or nonoccurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    Section 5.13 Directors. The directors of Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-Laws.

    Section 5.14 Designation of Directors. At the Effective Time, Parent shall cause Stanton J. Bluestone for the class of 1998 and John W. Burden III for the class of 1999 to be appointed to its Board of Directors, each of whom shall serve until the next regularly scheduled annual meeting of Parent or until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and By-Laws. Parent shall cause its Board to renominate Mr. Bluestone for the class of 2001 and Mr. Burden for the class of 2002. In addition, in connection with the next regularly scheduled annual meeting of the shareholders of Parent, Messrs. Bluestone, Burden and R. Brad Martin shall jointly make a recommendation for an additional Parent board member, who may or may not be a current director of the Company, to the Strategic Planning and Corporate Governance Committee of the Board of Directors of Parent. The Strategic Planning and Corporate Governance Committee shall, consistent with its fiduciary obligations, consider any such recommendation. Section 13 of Article III of Parent's By-Laws shall be amended so that the resignation requirement shall not apply to the Company's nominees.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

    Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

    (a) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of shareholders of the Company in accordance with applicable law and the Articles of Incorporation and By-Laws of the Company, and the Parent Shareholders' Approvals shall have been obtained by the requisite vote of the shareholders of Parent in accordance with applicable rules of the NYSE, applicable law, and the Charter and By-Laws of Parent.

    (b) Listing on the NYSE. The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    (c) HSR, OCC and Other Approvals.

        (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (ii) The OCC shall have approved the change of control of the Bank.

        (iii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

        (iv) All authorizations, consents, or approvals of, any third party, which the failure to obtain would have a Material Adverse Effect on Parent or the Company shall have been obtained.

    (d) Accounting. Parent shall have received an opinion of Coopers & Lybrand, LLP, dated as of the Effective Time, in form and substance reasonably satisfactory to Parent and the Company, that the Merger will qualify for pooling of interests accounting treatment under generally accepted accounting principles if closed and consummated in accordance with this Agreement. Parent shall have received a "cold comfort" letter of Coopers & Lybrand, LLP, dated the date on which the Registration Statement shall become Effective and the Effective Time, respectively, in form and substance reasonably satisfactory to Parent and the Company and reasonably customary in scope and substance for letters of such type.

    (e) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

    (f) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

    (g) Litigation. There shall not be instituted or pending any suit, action or proceeding by a Governmental Entity or any other person as a result of this Agreement or any of the transactions contemplated herein which, in the opinion of Sommer & Barnard, PC, would have a Material Adverse Effect on Parent (assuming for purposes of this paragraph (g) that the Merger shall have occurred).

    (h) Dissenting Shares. At the time of Closing, holders of no more than 5% of the outstanding shares of Company Common Stock shall have dissented and preserved their rights to seek appraisal (excluding Company Common Stock owned by any of the Company's Subsidiaries).

    Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by its Chief Executive Officer and its Chief Financial Officer to such effect.

        (b) Tax Opinion. The Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

           (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

           (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger;

           (iii) no gain or loss will be recognized by the shareholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

           (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

           (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

           (vi) a shareholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share (as described in clause (iv) above) and the amount of cash received.

In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations from Parent, the Company, and others.

        (c) The Company shall have received an opinion of Sommer & Barnard, PC, counsel to Parent, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Parent Common Stock to be issued in the Merger will, when issued, have been duly authorized, validly issued and shall not be subject to further assessment. In rendering such opinion, Sommer & Barnard, PC may rely upon the opinion of Tennessee counsel reasonably satisfactory to the Company.

        (d) Parent shall have proffered executed employment agreements in forms heretofore agreed for Mr. Stanton J. Bluestone and Mr. Michael R. MacDonald, which proffers shall not have been withdrawn, and shall have complied with the agreements in Schedule 6.2(d) hereof.

    Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional condition:

        (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company or
Parent:

        (a) by mutual written consent of Parent and the Company;

        (b) by either Parent or the Company (provided such party is not then in material breach) if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

        (c) by either Parent or the Company (provided such party is not then in material breach) if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within ten business days following receipt by the breaching party of written notice of the breach; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

        (d) by Parent or the Company if the Merger has not been effected on or prior to the close of business on April 15, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

        (e) by Parent or the Company if the shareholders of the Company do not approve this Agreement at the Company Shareholder Meeting or any adjournment or postponement thereof;

        (f) by Parent or the Company if the Parent Shareholders' Approvals are not obtained at the Parent Shareholder Meeting or any adjournment or postponement thereof;

        (g) by Parent or the Company prior to approval of this Agreement by the Company's shareholders if the Board of Directors of the Company reasonably determines that a Takeover Proposal with respect to the Company constitutes a Superior Proposal (as hereinafter defined); provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) until three business days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company (which written notice shall inform Parent of the material terms and conditions of the Takeover Proposal) and the delivery of a copy thereof if such Takeover Proposal is in writing;

        (h) by Parent or the Company prior to the receipt of the Parent Shareholder Approvals if the Board of Directors of Parent reasonably determines that a Takeover Proposal with respect to Parent constitutes a Superior Proposal (as hereinafter defined); provided, however, that the Parent may not terminate this Agreement pursuant to this Section 7.1(h) until three business days have elapsed following delivery to the Company of a written notice of such determination by the Board of Directors of Parent (which written notice shall inform the Company of the material terms and conditions of the Takeover Proposal) and the delivery of a copy thereof if such Takeover Proposal is in writing;

        (i) by Parent prior to approval of this Agreement by the Company's shareholders if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its shareholders, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of the Company is announced or commenced, and, after fifteen (15) business days, the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

        (j) by the Company prior to the receipt of the Parent Shareholder Approvals if (i) the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend or shall have modified or withdrawn its recommendation of the Parent Shareholders' Approvals or declaration that the Merger is advisable and fair to and in the best interests of Parent and its shareholders, or shall have resolved to do so,
    (ii) the Board of Directors of the Parent shall have recommended to the shareholders of the Parent any Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 30% or more of the outstanding capital stock of Parent is announced or commenced, and, after fifteen (15) business days, the Board of Directors of Parent fails to recommend against acceptance of such offer by its shareholders (including taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); or

        (k) by the Company if the closing price on the NYSE of the Parent Common Stock is less than $22.00 per share on each trading day in any period of fifteen (15) consecutive trading days beginning seven calendar days after execution of this Agreement.

    The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

    "Superior Proposal" shall mean a bona fide proposal or offer made by a third party to acquire Parent or the Company (as applicable) pursuant to a Takeover Proposal which a majority of the members of the Board of Directors of Parent or the Company (as applicable) determines in their good faith reasonable judgment (based on the advice of independent financial advisors) to be more favorable to Parent or the Company and to its shareholders than the transactions contemplated hereby, provided that in making such determination the Board considers the likelihood that such third party is able to consummate such proposed transaction.

    Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.6, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

    Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

    Section 8.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I and Sections 4.4,
5.7 and 5.11, 5.14 and this Article VIII shall survive the Effective Time, and those set forth in the last sentence of Section 5.3 and Sections 5.6 and 7.2 and this Article VIII and the Confidentiality Agreement shall survive termination.

    Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to:
       Proffitt's, Inc.
       750 Lakeshore Parkway
       Birmingham, Alabama 35211
       Attn.: Mr. R. Brad Martin

       Proffitt's, Inc.
       750 Lakeshore Parkway
       Birmingham, Alabama 35211
       Attn.: Brian J. Martin, Esquire

       with copies to:
       James A. Strain, Esquire
       Sommer & Barnard, PC
       4000 Bank One Tower
       Indianapolis, Indiana 46204

    (b) if to the Company, to:
       Carson Pirie Scott & Co.
       331 W. Wisconsin Avenue
       Milwaukee, Wisconsin 53203
       Attn.: Charles J. Hansen, Esquire

       with copies to:
       Patricia A. Vlahakis, Esquire
       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019

    Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Confidentiality Agreement, is the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

    Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

    Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

    Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Indiana (unless such courts assert no jurisdiction, in which case the Company consents to the exclusive jurisdiction of the courts of the State of Indiana) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against the each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Indiana (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Indiana). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                PROFFITT'S, INC.

                                By:  /s/ R. BRAD MARTIN
                                     -----------------------------------------
                                     Name: R. Brad Martin
                                     Title: Chairman of the Board and Chief
                                          Executive Officer

Attest:

By: /s/ Douglas E. Coltharp
   ---------------------------
   Name: Douglas E. Coltharp

    Title: Executive Vice President and Chief

           Financial Officer

                                LASALLE MERGER CORPORATION

                                By:  /s/ R. BRAD MARTIN
                                     -----------------------------------------
                                     Name: R. Brad Martin
                                     Title: President

Attest:

By: /s/ Brian J. Martin
   ---------------------------
   Name: Brian J. Martin

    Title: Executive Vice President

                                CARSON PIRIE SCOTT & CO.

                                By:  /s/ STANTON J. BLUESTONE
                                     -----------------------------------------
                                     Name: Stanton J. Bluestone
                                     Title: Chairman of the Board and
                                          Chief Executive Officer

Attest:

By: /s/ Charles J. Hansen
   ---------------------------
   Name: Charles J. Hansen
   Title: Vice President, General
       Counsel and Secretary

                                                                     APPENDIX II

                                    OPINION

                                       OF

                              SALOMON BROTHERS INC

SALOMON BROTHERS INC
SEVEN WORLD TRADE CENTER
NEW YORK, NEW YORK 10048
212-783-7000

                                                                 ---------------
                                                                SALOMON BROTHERS
                                                                 ---------------

SALOMON
BROTHERS INC
& WORLDWIDE
AFFILIATES
ATLANTA
BERLIN
BOSTON
CHICAGO
DALLAS
FRANKFURT
HONG KONG
LONDON
LOS ANGELES
MADRID
MELBOURNE
NEW YORK
OSAKA
PARIS
SAN FRANCISCO
SEOUL
SINGAPORE
SYDNEY
TAIPEI
TOKYO
TORONTO
ZURICH

October 29, 1997

Board of Directors

Proffitt's, Inc.

115 North Calderwood

Alcoa, TN 37701-9388

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to Proffitt's, Inc. ("Parent") of the consideration to be paid by Parent in connection with the proposed merger (the "Merger") of Lasalle Merger Corporation ("Sub"), a wholly owned subsidiary of Parent, with Carson Pirie Scott & Co. (the "Company"), pursuant to an Agreement and Plan of Merger, dated as of October 29, 1997 (the "Merger Agreement"), among the Company, Parent and Sub. Upon the effectiveness of the Merger, each share of common stock, par value $.01 per share ("Company Common Stock"), of the Company issued and outstanding immediately prior to the effectiveness of the Merger (other than shares owned by Parent, any wholly owned subsidiary of Parent, the Company or any wholly owned subsidiary of the Company and any shares the subject of appraisal rights) will be converted into and represent the right to receive a number (the "Conversion Number") of shares of common stock, par value $.10 per share ("Parent Common Stock"), of Parent. The "Conversion Number" shall be determined as follows: (i) in the event that the Closing Date Market Price (as defined in the Merger Agreement) is less than $27.75, the Conversion Number shall be 1.80; (ii) in the event that the Closing Date Market Price is equal to or greater than $27.75 and less than $28.57, the Conversion Number shall be equal to $50.00 divided by the Closing Date Market Price of one share of Parent Common Stock; (iii) in the event that the Closing Date Market Price is equal to or greater than $28.57 and less than $30.86, the Conversion Number shall be 1.75; (iv) in the event that the Closing Date Market Price is equal to or greater than $30.86 and less than $31.77, the Conversion Number shall be equal to $54.00 divided by the Closing Date Market Price of one share of Parent Common Stock; and (v) in the event that the Closing Date Market Price is equal to or greater than $31.77, the Conversion Number shall be equal to 1.70. We understand that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.



    In connection with rendering our opinion, we have reviewed certain publicly available information concerning Parent and the Company and certain other financial information concerning Parent and the Company, including financial forecasts, that were provided to us by Parent and the Company, respectively, and financial forecasts regarding the Company and estimates of synergies for the combined company that were prepared by Parent. We have discussed the past and current business operations, financial condition and prospects of Parent and the Company with certain officers and employees of Parent and the Company, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

                                                               ----------------
                                                               SALOMON BROTHERS
                                                               ----------------

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts (including any estimates of synergies) prepared by Parent and the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the respective managements of Parent or the Company, and we express no opinion with respect to such forecasts (including any estimates of synergies) or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Parent or the Company.

    Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Parent Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address Parent's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Conversion Number to Parent and does not constitute a recommendation concerning how holders of Parent Common Stock should vote with respect to the issuance of shares of Parent Common Stock in connection with the Merger or the Charter Amendment (as defined in the Merger Agreement).

    We have acted as financial advisor to Parent in connection with the Merger and will receive a fee for our services, which is payable upon consummation of the Merger. In the ordinary course of business, we may actively trade the securities of Parent and the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we have previously rendered certain investment banking and financial advisory services to Parent and the Company for which we have received customary compensation.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Conversion Number is fair to Parent from a financial point of view.

                                Very truly yours,

                                /s/ SALOMON BROTHERS INC
                                SALOMON BROTHERS INC

                                                                    APPENDIX III

                                    OPINION

                                       OF

                          SBC WARBURG DILLON READ INC.

                  [LOGO]

                                                                    [LOGO]

October 29, 1997

Board of Directors

Carson Pirie Scott & Co.

331 W. Wisconsin Avenue

Milwaukee, WI 53203

Gentlemen:

    We understand the Proffitt's, Inc., a Tennessee corporation ("Proffitt's"), is undertaking a transaction whereby a wholly-owned subsidiary of Proffitt's will be merged with and into Carson Pirie Scott & Co., an Illinois corporation ("Carson Pirie Scott & Co." or the "Company"), pursuant to the terms of an Agreement and Plan of Merger and the exhibits and schedules thereto, dated as of October 29, 1997 (the "Merger Agreement"), such that Carson Pirie Scott & Co. will become a wholly-owned subsidiary of Proffitt's (the "Transaction"). Pursuant to the Transaction, each outstanding share of Carson Pirie Scott & Co. Common Stock, $.01 par value (the "Carson Pirie Scott Common Stock"), shall be converted into a number of shares of Proffitt's, Inc. Common Stock, $.10 par value (the "Proffitt's Common Stock") as set forth in the Merger Agreement (the "Conversion Number"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

    You have requested our opinion (the "Opinion") as to whether the Conversion Number to be received by the holders of Carson Pirie Scott & Co. Common Stock (the "Holders") in the Transaction is fair to such Holders, from a financial point of view.

    SBC Warburg Dillon Read Inc. has acted as financial advisor to the Board of Directors of Carson Pirie Scott & Co. in connection with the Transaction and will receive a fee upon the rendering of the Opinion. In the ordinary course of business, we have traded securities of Carson Pirie Scott & Co. for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and Proffitt's, (ii) reviewed certain management estimates for fiscal 1997 and financial projections provided by the managements of the Company and Proffitt's, (iii) reviewed certain publicly available analyst financial forecasts relating to the Company and Proffitt's, (iv) reviewed certain financial information and other data provided to us by the Company that is not publicly available relating to the business and prospects of the Company,
(v) reviewed certain financial information and other data provided to us by Proffitt's that is not publicly available relating to the business and prospects of Proffitt's, (vi) conducted discussions with members of the senior management of the Company and Proffitt's with respect to the operations, financial condition, history and prospects of each company, (vii) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company and Proffitt's, (viii) reviewed the historical market prices of the Carson Pirie Scott Common Stock and the Proffitt's Common Stock, (ix) compared the financial terms of the Transaction with the

                                     III-1

                  [LOGO]

financial terms of certain other transactions which we believe to be generally comparable to the Transaction, (x) reviewed the Merger Agreement, and (xi) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

    In conducting our review and arriving at our opinion, we have relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us or publicly available, and we have not assumed any responsibility in any respect for the accuracy, completeness or reasonableness of, or any obligation to verify, the same or to conduct any appraisal of assets. Without limiting the generality of the foregoing, we have relied with your consent upon the management of the Company as to the reasonableness and achievability of the financial and operating forecasts and assumed that such forecasts and projections reflect the best currently available estimates and judgments of management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by management. Our opinion necessarily is based upon economic, market and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

    It is understood that this letter is for the benefit and use of the Board of Directors Carson Pirie Scott & Co. in connection with its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Transaction or as an attachment to the Joint Proxy Statement/Prospectus to be mailed to the shareholders of the Company and Proffitt's in connection with the Transaction. This letter addresses only the fairness, from a financial point of view, of the Conversion Number to be received by the Holders in the Transaction pursuant to the Merger Agreement, does not address any other aspect of the Transaction and should not be construed as any recommendation or advice to the Board of Directors to approve the Merger or to any Holder to vote or take any other action in favor of the Transaction.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Conversion Number to be received by the Holders in the Transaction is fair to such Holders from a financial point of view.

Very truly yours,

SBC WARBURG DILLON READ INC.

/s/ SBC Warburg Dillon Read Inc.

                                     III-2

                                                                     APPENDIX IV

                          SECTIONS 5/11.65 AND 5/11.70

                                     OF THE

                   ILLINOIS BUSINESS CORPORATION ACT OF 1983

                       ILLINOIS BUSINESS CORPORATION ACT

    5/11.65 RIGHT TO DISSENT.--(a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

    (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

    (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

    (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

        (i) alters or abolishes a preferential right of such shares;

        (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

       (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

    (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 5/11.70 or as may be otherwise provided in the articles, by-laws or resolution.

    (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

    (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner assets dissenters' rights.

    5/11.70 PROCEDURE TO DISSENT.--(a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

    (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenter's rights, a shareholder may asset dissenters' rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

    (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

    (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

    (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

    (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

    (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

    (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder whichever amount is applicable.

    (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

        (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

        (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

    (j) As used in this Section:

        (1) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

        (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

PROXY                                                                      PROXY

                            CARSON PIRIE SCOTT & CO.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, JANUARY 30, 1998

    The undersigned appoints Stanton J. Bluestone, Charles J. Hansen and Michael
R. MacDonald, or any of them (the "Proxy Holders") proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Shareholders of Carson Pirie Scott & Co. ("CPS"), to be held on Friday, January 30, 1998 at 10:00 a.m., Milwaukee time, in the Towne Hall at CPS's principal executive offices, 331 W. Wisconsin Avenue, 4th Floor, Milwaukee, Wisconsin 53203, or at any adjournments or postponements of the Special Meeting, and to vote as specified in this Proxy all the shares of CPS Common Stock which the undersigned would be entitled to vote if personally present.

                                                  YOUR VOTE IS IMPORTANT!

                                            PLEASE MARK, SIGN, AND DATE THIS
                                            PROXY ON THE REVERSE SIDE AND RETURN
                                            IT PROMPTLY IN THE ACCOMPANYING
                                            ENVELOPE.

                                               (Continued and to be signed on
                                                       reverse side)

                            CARSON PIRIE SCOTT & CO.

[LOGO]
                                                                          [LOGO]
   PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /
    This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR proposal 1.

1. APPROVAL OF MERGER AGREEMENT: Approval of the Agreement and Plan of Merger, dated as of October 29, 1997, among CPS, Proffitt's, Inc. and LaSalle Merger Corporation.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 1.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the Joint Proxy Statement/Prospectus.

                                              Dated:______________________199___
                                              Signature(s):_____________________
                                              __________________________________
                                              Please sign exactly as your name
                                              appears on the other side of this
                                              card. Joint owners should each
                                              sign personally. Where applicable,
                                              indicate your official position or
                                              representative capacity.

                            YOUR VOTE IS IMPORTANT!

      PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                             ACCOMPANYING ENVELOPE.

                     CARSON PIRIE SCOTT & CO. SAVINGS PLAN

                     VOTING INSTRUCTIONS TO TRUSTEE FOR THE
     SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, JANUARY 30, 1998

    As a participant in the Carson Pirie Scott & Co. Savings Plan, you have the right to give instructions to the Plan Trustee as to the voting of certain shares of Carson Pirie Scott & Co. ("CPS") stock allocated to your account at the Special Meeting of Shareholders to be held on Friday, January 30, 1998 at 10:00 a.m., Milwaukee time, in the Towne Hall at CPS's principal executive offices, 331 W. Wisconsin Avenue, 4th Floor, Milwaukee, Wisconsin 53203 or at any and all adjournments or postponements of the Special Meeting. In this regard, please indicate your voting choices on the reverse side of this card, sign and date it, and return this card promptly in the enclosed postage prepaid envelope. If your card is not received at least five days prior to the date of the Special Meeting, or if you do not return this card, your shares will not be voted, unless the Trustee is directed otherwise by the CPS Retirement Plan Committee.

                                                  YOUR VOTE IS IMPORTANT!

                                            PLEASE MARK, SIGN, AND DATE THIS
                                            VOTING INSTRUCTIONS CARD ON THE
                                            REVERSE SIDE AND RETURN IT PROMPTLY
                                            IN THE ACCOMPANYING ENVELOPE.

                                               (Continued and to be signed on
                                                       reverse side)

                     CARSON PIRIE SCOTT & CO. SAVINGS PLAN

[LOGO]
                         VOTING INSTRUCTIONS TO TRUSTEE
                                                                          [LOGO]
   PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /
    The shares of CPS stock represented by this voting instruction card when properly executed will be voted in the manner described by the participant(s). To the extent that no direction is given when the properly executed voting instruction card is returned, such shares will be voted FOR proposal 1.

1. APPROVAL OF MERGER AGREEMENT: Approval of the Agreement and Plan of Merger, dated as of October 29, 1997, among CPS, Proffitt's, Inc. and LaSalle Merger Corporation.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

The Board of Directors of CPS recommends a vote FOR Proposal 1.

UNLESS YOU INDICATE OTHERWISE ON THIS VOTING INSTRUCTION CARD, THE TRUSTEE IS HEREBY AUTHORIZED TO VOTE, IN HIS DISCRETION, UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the Joint Proxy Statement/Prospectus.

                                             Dated:_______________________199___
                                             Signature(s):______________________
                                             ___________________________________
                                             Please sign exactly as your name
                                             appears on the other side of this
                                             voting instruction card. Joint
                                             owners should each sign personally.
                                             Where applicable, indicate your
                                             official position or representative
                                             capacity.

                            YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, AND DATE THIS VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY
                         IN THE ACCOMPANYING ENVELOPE.

               PROFITT'S, INC. REGISTRATION STATEMENT FOR PROPOSED CARSON PIRIE SCOTT & CO. MERGER DECLARED EFFECTIVE;
                   DATES ANNOUNCED FOR SHAREHOLDERS' MEETINGS

                           Contacts:  Proffitt's:    Julia Bentley
                                                     (423) 981-6243
                                        Carson's:    Ed Carroll (media)
                                                     (414) 347-5340
                                                     Darren Jackson (investors)
                                                     (414) 278-5787

Birmingham, Alabama and Milwaukee, Wisconsin (December 11, 1997)--Department store retailers Proffitt's, Inc. (NYSE:PFT) and Carson Pirie Scott & Co. (NYSE:CRP) announced today the Proffitt's, Inc. Registration Statement on
Form S-4 has been declared effective by the Securities and Exchange Commission. The Registration Statement relates to the proposed merger transaction between Proffitt's, Inc. ("Proffitt's") and Carson Pirie Scott & Co. ("Carson's") and contains the joint proxy statement/prospectus for the transaction.

A special meeting of shareholders for Proffitt's will be held at 10:00 a.m. central time on January 30, 1998 at Proffitt's corporate offices in Birmingham, Alabama to vote on the proposed transaction. The special meeting of shareholders for Carson's will be held at 10:00 a.m. central time on January 30, 1998 at Carson's corporate offices in Milwaukee, Wisconsin to vote on the proposed transaction.

The Boards of Directors of both companies have established December 5, 1997 as the record date for the determination of Proffitt's and Carson's shareholders entitled to notice of and to vote at the special meetings. Proxy materials are expected to be mailed to shareholders on or about December 12, 1997.

In October 1997, the Boards of Directors of both Proffitt's and Carson's approved the merger unanimously. Under the terms of the transaction, shareholders of Carson's will receive from 1.7 to 1.8 shares of Proffitt's, Inc. Common Stock for each share of Carson Pirie Scott & Co. Common Stock, depending on the price of Proffitt's Common Stock as provided in the merger agreement. Cash will be paid in lieu of fractional shares.

In conjunction with the proposed merger, filings were made with the Office of the Comptroller of the Currency on November 10, 1997 and under the Hart-Scott-Rodino Anti-Trust Improvements Act on November 17, 1997. The merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act, clearance by the Comptroller of the Currency, and shareholder approval, among other conditions. The merger is expected to be consummated on January 31, 1998, the fiscal year end of both Proffitt's and Carson's.

                                       (more)

R. Brad Martin, Chairman and Chief Executive Officer of Proffitt's, Inc., stated, "We are very excited about combining two premier regional department store companies. This transaction will create the fourth largest traditional department store company in the United States, operating over 230 stores in 24 states with annual revenues in excess of $3.5 billion."

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL SECURITIES NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. AN OFFERING WILL BE MADE ONLY BY MEANS OF A JOINT PROXY STATEMENT/PROSPECTUS.

A copy of the joint proxy statement/prospectus may be obtained from the Secretary, Proffitt's, Inc., 115 N. Calderwood, Alcoa, Tennessee 37701.



                                      ####


                                        2